   As filed with the Securities and Exchange Commission on September 11, 1996

                                                      REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             AETNA INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                 3465                               38-200-7550
  (State or other jurisdiction of          (Primary Standard Industrial       (I.R.S. Employer Identification No.)
   incorporation or organization)          Classification Code Number)

                             24331 SHERWOOD AVENUE
                                 P.O. BOX 3067
                        CENTERLINE, MICHIGAN 48015-0067
                                 (810) 759-2200
  (Address, including zip code, and telephone number, including area code, of registrant's and co-registrants' principal executive offices)

                                  HAROLD BROWN
                     CHIEF FINANCIAL OFFICER AND SECRETARY
                             AETNA INDUSTRIES, INC.
                             24331 SHERWOOD AVENUE
                                 P.O. BOX 3067
                        CENTERLINE, MICHIGAN 48015-0067
                                 (810) 759-2200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------
                                WITH COPIES TO:

                             PHILIP H. WERNER, ESQ.
                          MORGAN, LEWIS & BOCKIUS LLP
                                101 PARK AVENUE
                           NEW YORK, N.Y. 10178-0060
                                 (212) 309-6000
                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                        CALCULATION OF REGISTRATION FEE
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                                                              PROPOSED MAXIMUM   PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF              AMOUNT TO BE     OFFERING PRICE        AGGREGATE          AMOUNT OF
        SECURITIES TO BE REGISTERED            REGISTERED        PER UNIT(1)     OFFERING PRICE(1)  REGISTRATION FEE
- ---------------------------------------------------------------------------------------------------------------------
11 7/8% Senior Notes due 2006..............   $85,000,000           100%            $85,000,000          $29,311
- ---------------------------------------------------------------------------------------------------------------------
Guarantees of 11 7/8% Senior Notes due
  2006.....................................       (2)                (2)                (2)                (2)
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

(1) Estimated pursuant to Rule 457(f) solely for the purposes of calculating the registration fee.
(2) Pursuant to Rule 457(n), no registration fee is required with respect to the Guarantees of the Senior Notes registered hereby.
                            ------------------------
     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
                            ------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

- ---------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------

                                                                            I.R.S. EMPLOYEE      PRIMARY STANDARD
 EXACT NAME OF GUARANTOR REGISTRANT AS                                      IDENTIFICATION          INDUSTRIAL
        SPECIFIED IN ITS CHARTER           JURISDICTION OF INCORPORATION          NO.         CLASSIFICATION CODE NO.
- ---------------------------------------------------------------------------------------------------------------------
MS Acquisition Corp.....................             Delaware                 13-3379803               3465
- ---------------------------------------------------------------------------------------------------------------------
Aetna Holdings, Inc.....................             Delaware                 38-3306448               3465
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Aetna Export Sales Corp.................   United States Virgin Islands       66-0441945               3465
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

                             AETNA INDUSTRIES, INC.
                             CROSS-REFERENCE SHEET

Pursuant to Item 501(b) of Regulation S-K

           FORM S-4 ITEM NUMBER AND CAPTION                   LOCATION IN PROSPECTUS
      -------------------------------------------   -------------------------------------------
                             A. INFORMATION ABOUT THE TRANSACTION

  1.  Forepart of the Registration Statement and
        Outside Front Cover Page of Prospectus...   Forepart of the Registration Statement;
                                                    Outside Front Cover Page of Prospectus
  2.  Inside Front and Outside Back Cover Pages
        of Prospectus............................   Inside Front Cover Page of Prospectus;
                                                    Outside Back Cover Page of Prospectus
  3.  Risk Factors, Ratio of Earnings to Fixed
        Charges and Other Information............   Summary; Risk Factors; Summary Financial
                                                      Data
  4.  Terms of the Transaction...................   The Exchange Offer; Description of Notes;
                                                      Certain Federal Income Tax
                                                      Considerations; Plan of Distribution
  5.  Pro Forma Financial Information............   Selected Financial Data
  6.  Material Contacts with the Company Being
        Acquired.................................   Not Applicable
  7.  Additional Information Required for
        Reoffering by Persons and Parties Deemed
        to be Underwriters.......................   Not Applicable
  8.  Interests of Named Experts and Counsel.....   Not Applicable
  9.  Disclosure of Commission Position on
        Indemnification For Securities Act
        Liabilities..............................   Not Applicable

                              B. INFORMATION ABOUT THE REGISTRANT

 10.  Information with Respect to S-3
        Registrants..............................   Not Applicable
 11.  Incorporation of Certain Information by
        Reference................................   Not Applicable
 12.  Information with Respect to S-2 or S-3
        Registrants..............................   Not Applicable
 13.  Incorporation of Certain Information by
        Reference................................   Not Applicable
 14.  Information with Respect to Registrants
        Other than S-2 or S-3 Registrants........   Summary; Risk Factors; Capitalization;
                                                    Selected Financial Data; Management's
                                                      Discussion and Analysis of Financial
                                                      Condition and Results of Operations;
                                                      Business; Management; Capital Stock;
                                                      Certain Relationships and Transactions;
                                                      Description of Senior Revolving Credit
                                                      Facility; Financial Statements

           FORM S-4 ITEM NUMBER AND CAPTION                   LOCATION IN PROSPECTUS
      -------------------------------------------   -------------------------------------------
                        C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED
 15.  Information with Respect to S-3
        Companies................................   Not Applicable
 16.  Information with Respect to S-2 or S-3
        Companies................................   Not Applicable
 17.  Information with Respect to Companies Other
        than S-2 or S-3 Companies................   Not Applicable
                             D. VOTING AND MANAGEMENT INFORMATION
 18.  Information if Proxies, Consents or
        Authorizations are to be Solicitated.....   Not Applicable
 19.  Information if Proxies, Consents or
        Authorizations are not to be Solicited,
        or in an Exchange Offer..................   The Exchange Offer; Management; Beneficial
                                                      Ownership of Capital Stock; Capital
                                                      Stock; Certain Relationships and
                                                      Transactions; Description of Senior
                                                      Revolving Credit Facility; Description of
                                                      Notes

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY sTATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

               SUBJECT TO COMPLETION, DATED                , 1996

PROSPECTUS

OFFER FOR ALL OUTSTANDING 11 7/8% SENIOR NOTES DUE 2006
IN EXCHANGE FOR 11 7/8% SENIOR NOTES DUE 2006 OF

                                  [AETNA LOGO]

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME ON                   , 1996, UNLESS EXTENDED

      Aetna Industries, Inc., a Delaware corporation (the "Company"), hereby offers to exchange an aggregate principal amount of up to $85,000,000 of its 11 7/8% Senior Notes due 2006 (the "New Notes") for a like principal amount of its 11 7/8% Senior Notes due 2006 (the "Old Notes") outstanding on the date hereof upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"). The New Notes and the Old Notes are collectively hereinafter referred to as the "Notes." The terms of the New Notes are identical in all material respects to those of the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. The New Notes will be issued pursuant to, and entitled to the benefits of, the Indenture (as defined herein) governing the Old Notes. The New Notes will be senior unsecured obligations of the Company ranking pari passu in right of payment with all existing and future senior obligations of the Company and will be effectively subordinated in right of payment to all existing and future secured indebtedness of the Company and its subsidiaries. As of June 30, 1996, on a pro forma basis after giving effect to the Transactions (as defined herein) and the Exchange Offer, the Company would have had $85.0 million of senior debt outstanding, consisting of the New Notes. In addition, the Company would have had available $35.0 million of undrawn borrowings under its Senior Revolving Credit Facility (as defined herein). The Company's obligations under the Senior Revolving Credit Facility will be secured by first liens on substantially all of the property and assets of the Company (other than interests in real property). Because the Notes are unsecured, advances under the Senior Revolving Credit Facility effectively rank senior to the Notes to the extent of the security securing such advances. See "Description of Senior Revolving Credit Facility" and "Description of Notes."

    The New Notes will be guaranteed on a senior unsecured basis by each of Aetna Holdings, Inc., the Company's direct parent corporation ("Holdings"), and MS Acquisition Corp., the direct parent corporation of Holdings ("MS Acquisition"). MS Acquisition and Holdings currently conduct no business (except for a Management Agreement between MS Acquisition and the Company) and have no significant assets other than the capital stock of Holdings and the Company, respectively. The New Notes will also be guaranteed (the "Subsidiary Guarantee") on a senior unsecured basis by Aetna Export Sales Corp., a U.S. Virgin Islands company, and a wholly-owned subsidiary of the Company ("Export" or the "Subsidiary Guarantor" and, collectively with Holdings and MS Acquisition, the "Guarantors"). The New Notes will bear interest from and including the date of consummation of the Exchange Offer. Interest on the New Notes will be payable semi-annually on April 1 and October 1 of each year, commencing April 1, 1997. Additionally, interest on the New Notes will accrue from the last interest payment date on which interest was paid on the Old Notes surrendered in exchange therefor or, if no interest has been paid on the Old Notes, from the date of original issue of the Old Notes. See "Description of Notes."

    The New Notes are being offered hereunder in order to satisfy certain obligations of the Company and the Guarantors contained in the Registration Rights Agreement dated August 13, 1996 (the "Registration Rights Agreement"), among the Company, Holdings, MS Acquisition, Export and the Initial Purchasers (as defined herein), with respect to the initial sale of the Old Notes.

    The Company will not receive any proceeds from the Exchange Offer. The Company will pay all the expenses incident to the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date (as defined) for the Exchange Offer. In the event the Company terminates the Exchange Offer and does not accept for exchange any Old Notes with respect to the Exchange Offer, the Company will promptly return such Old Notes to the holders thereof. See "The Exchange Offer."

    Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivery of a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Each of the Company and the Guarantors has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such release. See "Plan of Distribution."
                               ------------------

    Prior to the Exchange Offer, there has been no public market for the Old Notes. If a market for the New Notes should develop, such New Notes could trade at a discount from their principal amount. The Company currently does not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system and no active public market for the New Notes is currently anticipated. There can be no assurance that an active public market for the New Notes will develop.

    The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange pursuant to the Exchange Offer.

SEE "RISK FACTORS" COMMENCING ON PAGE 9 FOR A DISCUSSION OF CERTAIN FACTORS THAT
    HOLDERS OF NOTES SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.
                               ------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
           OFFENSE.

The date of this Prospectus is                , 1996.

                             AVAILABLE INFORMATION

     The Company and the Guarantors have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the New Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company, the Guarantors and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is: http://www.sec.gov.

     As a result of the Exchange Offer, the Company and the Guarantors will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file periodic reports and other information with the Commission. In the event the Company ceases to be subject to the informational requirements of the Exchange Act, the Company will be required under the Indenture to continue to file with the Commission the annual and quarterly reports, information, documents or other reports, including, without limitation, reports on Forms 10-K, 10-Q and 8-K, which would be required pursuant to the informational requirements of the Exchange Act. The Company will also furnish such other reports as may be required by law.

     This Prospectus includes forward-looking statements which involve risks and uncertainties as to future events. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, those set forth under "Risk Factors".

                                    SUMMARY

     This Summary is qualified in its entirety by the more detailed information and financial statements and notes thereto that appear elsewhere in this Prospectus. Prospective investors are urged to read this Prospectus in its entirety.

                                  THE COMPANY

     Aetna Industries, Inc. (the "Company") is a leading "Tier I" supplier of high-quality modules, welded subassemblies and stampings used as original equipment components by original equipment manufacturers ("OEMs") in the North American automobile industry. The Company's core products, which in 1995 represented over 74% of its net sales, are complex, high value-added modules and welded subassemblies. With wide-bed press capabilities in excess of 150 inches, the Company is one of a small group of independent suppliers capable of producing large bed-size stampings and assemblies. The Company produces over 200 products that are used in the production of 51 different models (23 different platforms). 86% of the Company's net sales in 1995 were derived from sales of products manufactured for the light truck sector (consisting of sport utility vehicles, mini-vans, utility vans and light pick-up trucks), which has recently experienced stronger growth than the passenger car sector. The Company has been a direct supplier to Chrysler Corporation ("Chrysler") and General Motors Corporation ("GM") since 1941, with net production sales to these customers in 1995 accounting for 60% and 36%, respectively, of the Company's net production sales. Since 1991, the Company has implemented new manufacturing and marketing practices that management believes have improved the Company's manufacturing productivity and quality and have enhanced and expanded the Company's customer relationships. As a result of these efforts, from 1991 to 1995, net sales grew at a compound annual growth rate ("CAGR") of 14% from $123.7 million in 1991 to $211.9 million in 1995, and EBITDA (as defined herein) grew at a CAGR of 13% from $13.5 million in 1991 to $21.9 million in 1995.

     Management believes that the Company is benefitting from certain industry-wide structural developments that are altering the competitive environment for parts suppliers to OEMs, including cost-driven purchasing by OEMs of integrated modules and subassemblies. Because of increasing global competition, OEMs have been upgrading their supplier policies, reducing the number of strategic suppliers that may bid for awards and outsourcing an increasing percentage of their production requirements. On new platforms, there has been an increasing trend toward involving potential suppliers much earlier in the design and development process in order to encourage the suppliers to share some of the design and development responsibility. Early involvement in the design and engineering of new components affords the Company a competitive advantage in securing new business and provides its customers with significant cost reduction opportunities.

     Management believes that the Company's long-standing industry relationships are based upon the Company's ability to produce large parts, along with its performance as a low-cost, on-time supplier of quality products. The Company has developed and is implementing a business strategy to enhance the effectiveness of its core operating strengths, to respond to industry-wide structural developments in the OEM parts supplier industry and to increase sales and profitability. Key elements of this strategy include (i) focusing on the high growth light truck sector (in particular sport utility vehicles), a sector of the North American new car sales market which, in recent years, has experienced significantly stronger growth than the passenger car sector; (ii) producing more complex, high value-added modules and assemblies, which generate higher dollar content per vehicle for the Company than individual stampings, enabling the Company to utilize its capability to produce large bed-size stampings and assemblies; and (iii) achieving a low cost structure by maximizing asset utilization, reducing manufacturing costs and rationalizing the Company's component parts and services supplier base. At the core of the Company's business strategy is the "Aetna Production System", a production process based upon the "Total Elimination of Waste" philosophy and a streamlined, cellular manufacturing process. All of the Company's manufacturing facilities have achieved QS 9000 certification, the standard recently adopted by the Automotive Industry Action Group ("AIAG"), which Chrysler and GM have each stated will be required of all Tier I suppliers by July 31, 1997 and December 31, 1997, respectively, in order to bid on new manufacturing business.

                                THE TRANSACTIONS

     The Old Notes were issued in connection with a recapitalization (the "Recapitalization") of the Company's parent corporation ("MS Acquisition"), which prior to the Recapitalization owned all of the outstanding capital stock of the Company. In the Recapitalization, Citicorp Venture Capital, Ltd. and related parties (collectively referred to as "CVC") acquired a significant equity interest in MS Acquisition from the equityholders of MS Acquisition (the "Former Stockholders") for cash consideration of $10.0 million. CVC has significant capital resources through its affiliation with Citibank N.A. and has invested in over 100 companies since its founding in 1967. CVC has been an active participant in the automotive industry having completed equity investments in eight automotive-related companies with revenues aggregating over $2.0 billion. CVC's automotive and heavy duty portfolio includes investments in Delco Remy International, Inc., a leading manufacturer of electrical and other engine-related components, Titan Wheel International, Inc., a leading global manufacturer of steel wheel and tire assemblies for off-highway vehicles, JAC Products, Inc., a leading global supplier of original equipment and aftermarket roof racks, and Sinter Metals, Inc., a producer of sintered powder metal products for automotive and other applications.

     As part of the Recapitalization, MS Acquisition amended its charter to provide for the reclassification of its capital stock into two new classes (voting and non-voting) of Common Stock (together, "Common Stock" or "New Common Stock") and a new class of Preferred Stock ("Preferred Stock" or "New Preferred Stock"); the Former Stockholders exchanged their MS Acquisition stock, pro rata, for New Common Stock and New Preferred Stock; and CVC purchased shares of the New Preferred Stock and the New Common Stock from the Former Stockholders for $10.0 million cash. Subsequently, MS Acquisition formed Aetna Holdings, Inc., a Delaware corporation ("Holdings"), and contributed to Holdings all of the shares of capital stock of the Company. Holdings then purchased from the Former Stockholders approximately 61% of their MS Acquisition stock in exchange for (i) $11.1 million in cash and (ii) $8.7 million in principal amount of 11.0% junior subordinated debentures of Holdings due 2007 (the "Junior Subordinated Debentures" and together with the $11.1 million cash, the "Holdings Consideration"). In addition, MS Acquisition paid approximately $650,000 in cash to terminate certain outstanding employee options. The Former Stockholders retained (i) $2.36 million in stated value of New Preferred Stock and (ii) shares of New Common Stock representing 20.6% of the New Common Stock on a fully-diluted basis.

     To the extent dividends to Holdings to fund cash interest payments on the Junior Subordinated Debentures are not permitted under the Indenture (as defined herein) or the Senior Revolving Credit Facility (as defined herein), interest on the Junior Subordinated Debentures may be paid by issuing additional Junior Subordinated Debentures in an aggregate principal amount equal to the amount of interest due and payable on any interest payment date. Up to $2.5 million in aggregate principal amount of the Junior Subordinated Debentures will be required to be redeemed by Holdings from time to time to the extent dividends to Holdings by the Company to fund such redemptions are permitted to be paid under the Indenture and the Senior Revolving Credit Facility.

     The New Preferred Stock has a cumulative dividend rate of 11.0%. The New Preferred Stock has an aggregate stated value of $11.50 million, consisting of
(i) $9.0 million purchased by CVC in connection with the Recapitalization; (ii) $2.36 million retained by the Former Stockholders and (iii) $0.13 million received by certain Former Stockholders in connection with the cancellation of certain existing options. At the option of MS Acquisition, dividends on the New Preferred Stock may be paid in additional shares of New Preferred Stock.

     In connection with the consummation of the foregoing transactions and pursuant to the terms of the Indenture, on August 13, 1996 the Company issued the Old Notes in the aggregate principal amount of $85.0 million. The gross proceeds to the Company from the sale of the Old Notes, being approximately $82.4 million ($85.0 million less the Initial Purchasers' Discount of approximately $2.5 million), were and will be used (i) to repay all of the outstanding indebtedness, accrued interest and prepayment penalties of the Company ($64.9 million as of June 30, 1996), (ii) to fund the $11.1 million cash component of the Holdings Consideration, (iii) to pay approximately $650,000 to terminate certain outstanding employee options as described under "Management -- Stock Option Plan", (iv) to pay fees and expenses of approximately $5.0 million in connection with the Transactions and the Exchange Offer, (v) to pay approximately $570,000 of bonuses and accrued compensation to certain directors and officers of the Company as described under "Certain Relationships and Transactions," (vi) to pay $250,000 of accrued management fees to a Former Stockholder and (vii) for general corporate purposes. After giving effect to the Transactions, the Company had $35.0 million of available borrowings under its Senior Revolving Credit Facility. See "Description of Senior Revolving Credit Facility".

     The foregoing transactions, together with the offering of the Old Notes and the application of the proceeds therefrom, are referred to herein as the "Transactions".

                               THE EXCHANGE OFFER

Securities Offered............   Up to $85,000,000 aggregate principal amount of
                                 11 7/8% Senior Notes due 2006 (the "New
                                 Notes"). The terms of the New Notes and Old
                                 Notes (collectively, the "Notes") are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Old Notes.

The Exchange Offer............   The New Notes are being offered in exchange for
                                 a like principal amount of Old Notes. Old Notes may be exchanged only in integral multiples of $1,000. The issuance of the New Notes is intended to satisfy obligations of the Company and the Guarantors contained in the Registration Rights Agreement.

Expiration Date; Withdrawal of
Tender........................   The Exchange Offer will expire at 5:00 p.m. New
                                 York City time, on             , 1996, or such
                                 later date and time to which it may be extended by the Company. The tender of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any
                                 Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Certain Conditions to the
Exchange Offer................   The Company's obligation to accept for
                                 exchange, or to issue New Notes in exchange for, any Old Notes is subject to certain customary conditions relating to compliance with any applicable law, or order of any governmental agency or any applicable interpretation by the Staff of the Commission, which may be waived by the Company in its reasonable discretion. The Company currently expects that each of the conditions will be satisfied and that no waivers will be necessary. See "The Exchange Offer -- Certain
                                 Conditions to the Exchange Offer."

Procedures for Tendering Old
Notes.........................   Each holder of Old Notes wishing to accept the
                                 Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Old Notes and any other required documentation, to the Exchange
                                 Agent (as defined) at the address set forth herein. See "The Exchange Offer -- Procedures for Tendering Old Notes."

Use of Proceeds...............   There will be no proceeds to the Company from
                                 the exchange of Notes pursuant to the Exchange
                                 Offer.

Exchange Agent................   Norwest Bank Minnesota, National Association,
                                 is serving as the Exchange Agent in connection with the Exchange Offer.

Federal Income Tax
Consequences..................   The exchange of Notes pursuant to the Exchange
                                 Offer should not be a taxable event for federal income tax purposes. See "Certain Federal
                                 Income Tax Considerations."

      CONSEQUENCES OF EXCHANGING OLD NOTES PURSUANT TO THE EXCHANGE OFFER

     Based on certain interpretive letters issued by the staff of the Commission to third parties in unrelated transactions, the Company is of the view that holders of Old Notes (other than any holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchange their Old Notes for New Notes pursuant to the Exchange Offer generally may offer such New Notes for resale, resell such New Notes, and otherwise transfer such New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided such New Notes are acquired in the ordinary course of the holders' business and such holders have no arrangement with any person to participate in a distribution of such New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or in compliance with an available exemption from registration or qualification. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Notes reasonably requests in writing. If a holder of Old Notes does not exchange such Old Notes for New Notes pursuant to the Exchange Offer, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Holders of Old Notes do not have any appraisal or dissenters' rights under Delaware General Corporation Law in connection with the Exchange Offer. See "The Exchange Offer -- Consequences of Failure to Exchange; Resales of New Notes."

     The Old Notes are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. Following commencement of the Exchange Offer but prior to its consummation, the Old Notes may continue to be traded in the PORTAL market. Following consummation of the Exchange Offer, the New Notes will not be eligible for PORTAL trading.

                                 THE NEW NOTES

     The terms of the New Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes.

Issuer........................   Aetna Industries, Inc.

Securities Offered............   $85.0 million aggregate principal amount of
                                 11 7/8% Senior Notes due 2006.

Maturity Date.................   October 1, 2006.

Interest Payment Dates........   October 1 and April 1 of each year, commencing
                                 April 1, 1997.

Ranking.......................   The New Notes will be senior unsecured
                                 obligations of the Company ranking pari passu in right of payment with all existing and future senior obligations of the Company and will be effectively subordinated in right of payment to all existing and future secured indebtedness of the Company and its subsidiaries. As of June 30, 1996, after giving effect to the consummation of the Transactions and the Exchange Offer, the Company would have had $85.0 million of senior debt outstanding, consisting of the New Notes. In addition, the Company would have had available $35.0 million of undrawn borrowings under its Senior
                                 Revolving Credit Facility. The Senior Revolving
                                 Credit Facility is secured by first liens on substantially all of the assets of the Company.
                                 See "Description of Senior Revolving Credit
                                 Facility".

Guarantees....................   Like the Old Notes, the New Notes will be
                                 guaranteed on a senior unsecured basis by each of MS Acquisition and Holdings. MS Acquisition and Holdings will initially conduct no business and have no significant assets other than the capital stock of Holdings and the Company, respectively. In addition, like the Old Notes, the New Notes will be guaranteed (each, a "Subsidiary Guarantee") on a senior unsecured basis by each material subsidiary of the Company (each, a "Subsidiary Guarantor").
                                 Currently, the only Subsidiary Guarantor is Aetna Export Sales Corp., a wholly-owned subsidiary of the Company ("Export" or the "Subsidiary Guarantor") and, collectively with
                                 MS Acquisition and Holdings, the "Guarantors").
                                 See "Description of Notes -- Guarantees and
                                 Subsidiary Guarantees".

Optional Redemption...........   Except as provided below, the New Notes (like
                                 the Old Notes) are not redeemable at the Company's option prior to October 1, 2001.
                                 Thereafter, the New Notes (and any outstanding
                                 Old Notes) will be redeemable, in whole or in part, at the option of the Company, at the redemption prices set forth herein plus accrued interest to the date of redemption. In addition, prior to October 1, 1999, the Company may, at its option, redeem up to $25.0 million principal amount of Notes originally issued with the net proceeds from one or more Public
                                 Equity Offerings (as defined herein) at the redemption price set forth herein plus accrued interest to the date of redemption; provided that at least $60.0 million aggregate principal amount of Notes would remain outstanding after giving effect to any such redemption. See
                                 "Description of Notes -- Optional Redemption".

Change of Control.............   In the event of a Change of Control (as defined
                                 herein), the Company will be obligated to make an offer to purchase all of the outstanding
                                 Notes at a redemption price of 101% of the principal amount thereof plus accrued interest to the date of purchase. In the event a Change of Control were to occur, there can be no assurance that the Company will have available funds sufficient to repurchase all of the Notes that holders elect to tender. See "Description of Notes -- Change of Control".

Offer to Purchase.............   The Company is required in certain
                                 circumstances to make an offer to purchase
                                 Notes, at a purchase price equal to 100% of the principal amount thereof plus accrued interest to the date of purchase, with the net cash proceeds of certain asset sales. See
                                 "Description of Notes -- Certain Covenants --
                                 Limitation on Asset Sales".

Certain Covenants.............   The indenture governing the Notes (the
                                 "Indenture") contains covenants including, but not limited to, covenants with respect to limitations on the following matters: (i) the incurrence of additional indebtedness, (ii) the issuance of preferred stock by subsidiaries,
                                 (iii) the creation of liens, (iv) sale and leaseback transactions, (v) restricted payments, (vi) the sales of assets and subsidiary stock, (vii) mergers and consolidations, (viii) payment restrictions affecting subsidiaries and (ix) transactions with affiliates. See "Description of Notes --
                                 Certain Covenants".

                                  RISK FACTORS

     Holders of Old Notes should carefully consider all of the information set forth in this Prospectus and, in particular, should evaluate the specific factors under "Risk Factors" beginning on page 9 in connection with the Exchange Offer.

                             SUMMARY FINANCIAL DATA
            (AMOUNTS IN THOUSANDS EXCEPT RATIOS AND PRODUCTION DATA)

     The following table sets forth (i) summary historical financial data of the Company for the five years ended December 31, 1995 and the six months ended June 30, 1995 and 1996 and (ii) summary pro forma financial data for the year ended December 31, 1995 and the six months ended June 30, 1996. The summary financial data for the years ended December 31, 1993, 1994 and 1995 are derived from the audited consolidated financial statements of the Company included elsewhere in this Prospectus. The summary financial data for the years ended December 31, 1991 and 1992 are derived from the audited consolidated financial statements of the Company. The summary financial data as of June 30, 1996 and for the six months ended June 30, 1995 and 1996 are derived from unaudited consolidated financial statements of the Company included elsewhere in this Prospectus which, in the opinion of management, include all adjustments, consisting of only normal, recurring adjustments, necessary for a fair presentation of the financial condition and results of operations of the Company for such periods. The results of operations for interim periods are not necessarily indicative of a full year's operations. The summary pro forma financial data are derived from pro forma unaudited condensed consolidated financial data of the Company for the six months ended June 30, 1996 and the year ended December 31, 1995 included elsewhere in this Prospectus. The summary pro forma statement of operations data, other financial data and production data for the year ended December 31, 1995 and the six months ended June 30, 1996 give effect to the Transactions and the Exchange Offer as if they occurred on January 1, 1995, and the summary pro forma balance sheet data at June 30, 1996 gives effect to the Transactions and the Exchange Offer as if they occurred as of such date. The following table should be read in conjunction with "Selected Financial Data", "Pro Forma Unaudited Condensed Consolidated Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements of the Company presented elsewhere in this Prospectus.

                                                                                                   SIX MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,                                  JUNE 30,
                          ---------------------------------------------------------------   ------------------------------
                                                                                   PRO                              PRO
                                                                                  FORMA                            FORMA
                            1991       1992       1993       1994       1995     1995(A)      1995       1996     1996(a)
                          --------   --------   --------   --------   --------   --------   --------   --------   --------
STATEMENT OF OPERATIONS
  DATA
  Net sales.............. $123,712   $128,905   $162,908   $204,850   $211,905   $211,905   $119,111   $114,944   $114,944
  Cost of sales..........  110,177    112,830    139,499    172,428    183,542    183,542    100,321     98,472     98,472
  Gross profit...........   13,535     16,075     23,409     32,422     28,363     28,363     18,790     16,472     16,472
  Selling, general and
    administrative
    expenses(b)..........    6,079      9,984     12,544     12,898     13,331     13,203      6,835      7,371      7,307
  Operating profit.......    7,456      6,091     10,865     19,524     15,032     15,160     11,955      9,101      9,165
  Interest expense,
    net..................    9,525      9,206      9,020      8,929      8,579     10,094      4,246      4,132      5,047
  Income (loss) before
    effect of accounting
    changes(c)...........   (2,287)    (2,768)       915      6,595      4,576      3,674      5,466      2,806      2,253
  Net income (loss)......   (2,287)    (2,768)    (3,856)     6,595      4,576      3,674      5,466      2,806      2,253
OTHER FINANCIAL DATA
  EBITDA(d).............. $ 13,522   $ 11,993   $ 17,624   $ 25,924   $ 21,861   $ 21,861   $ 15,506   $ 12,781   $ 12,781
  Depreciation and
    amortization.........    6,066      5,902      6,009      6,150      6,579      6,701      3,426      3,558      3,619
  Capital expenditures...    3,432      1,736      3,474      6,125     10,103     10,103      4,966      2,732      2,732
  EBITDA margin..........     10.9%       9.3%      10.8%      12.7%      10.3%      10.3%      13.0%      11.1%      11.1%
  Ratio of earnings to
    fixed charges(e).....    --         --           1.2        2.1        1.7        1.5        2.6        2.0        1.7
  Ratio of EBITDA to
    interest expense.....      1.4        1.3        1.9        2.9        2.5        2.2        3.7        3.1        2.5
  Ratio of long-term debt
    to EBITDA............      5.4        6.3        3.9        2.2        2.6        3.9        3.9        4.8        6.7
PRODUCTION DATA
  Adjusted net production
    sales per
    employee(f).......... $102,683   $108,994   $128,822   $130,157   $129,850   $129,850   $ 67,850   $ 80,125   $ 80,125
  Adjusted net production
    sales per square
    foot(f)..............    170.4      178.9      234.4      251.8      282.7      282.7      147.7      158.7      158.7

                                                                                                     AT JUNE 30,
                                                                                                 -------------------
                                                            AT DECEMBER 31,                                   PRO
                                          ----------------------------------------------------               FORMA
                                            1991       1992       1993       1994       1995       1996     1996(a)
                                          --------   --------   --------   --------   --------   --------   --------
BALANCE SHEET DATA
  Total assets..........................  $103,866   $105,414   $109,587   $113,331   $118,242   $122,885   $130,130
  Long-term debt........................    73,417     75,390     69,238     57,744     57,741     61,719     85,000
  Stockholder's equity (deficit)........     2,856         88     (3,768)     2,827      7,402     10,208     (2,925)

                                                        (footnotes on next page)

- ------------------------------
(a) Gives pro forma effect to the Transactions in the manner described under "Pro Forma Unaudited Condensed Consolidated Financial Data".

(b) Included in selling, general and administrative expenses are management fees of $750, $250, $250, $125, and $125 for 1993, 1994, 1995 and the six months ended June 30, 1995 and 1996, respectively. Due to reaching selected thresholds and measurements, selling, general and administrative expenses in 1993 included $500 of management fees relating to prior years. Such management fees were eliminated upon consummation of the Transactions.

(c) Effective January 1, 1993, the Company adopted SFAS No. 109, "Accounting for Income Taxes" which resulted in a one-time, non-cash, after tax charge of $4,771. See note 9 to the Company's consolidated financial statements appearing elsewhere in this Prospectus.

(d) EBITDA is defined as income before the effect of changes in accounting plus interest, income taxes, management fees, depreciation and amortization. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to incur and service debt. However, EBITDA should not be considered in isolation as a substitute for net income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity.

(e) For purposes of the ratio of earnings to fixed charges, (i) earnings include earnings before income taxes, the effect of changes in accounting, and fixed charges and (ii) fixed charges include interest on all indebtedness, amortization of deferred financing costs and the portion of rental expense (one-third) that the Company believes to be representative of interest. The Company's earnings were insufficient to cover fixed charges by $2.1 million and $3.1 million for the years ended December 31, 1991 and 1992, respectively.

(f) Adjusted net production sales is defined as net sales excluding (i) net tooling and prototype sales and (ii) net sales relating to an unusually large factory assist job which contributed $26.3 million, $16.2 million and $16.2 million to net sales in 1994, 1995 and the six months ended June 30, 1995, respectively. Adjusted net production sales per employee is based upon the average of the number of employees at quarter-end during each period presented.

                                  RISK FACTORS

     Holders of Old Notes should carefully consider the specific factors set forth below as well as the other information included in this Prospectus in connection with the Exchange Offer. The risk factors set forth below are generally applicable to the Old Notes as well as the New Notes.

SIGNIFICANT LEVERAGE AND DEBT SERVICE

     The Company has indebtedness which is substantial in relation to its stockholder's equity, as well as interest and debt service requirements which are significant compared to its cash flow from operations. As of June 30, 1996, on a pro forma basis after giving effect to the Transactions, the Company would have had $85.0 million of senior debt outstanding, consisting of the Notes. In addition, the Company would have had available $35.0 million of undrawn borrowings under the Senior Revolving Credit Facility. For the year ended December 31, 1995 and the six months ended June 30, 1996, the Company's ratio of EBITDA (as defined herein) to interest expense was 2.2 to 1 and 2.5 to 1, respectively, on a pro forma basis after giving effect to the Transactions and the Exchange Offer.

     The level of the Company's indebtedness could have important consequences to holders of the Notes, including: (i) a substantial portion of the Company's cash flow from operations must be dedicated to debt service and will not be available for other purposes; (ii) the Company's ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions may be limited; and (iii) the Company's level of indebtedness could limit its flexibility in reacting to changes in the industry and economic conditions generally.

     The Company's ability to pay interest on the Notes and to satisfy its other obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond its control. The Company anticipates that its operating cash flow, together with available borrowings under the Senior Revolving Credit Facility, will be sufficient to meet its operating expenses and to service interest requirements on its debt obligations as they become due. The Company may be required to refinance the Notes at maturity. No assurance can be given that, if required, the Company will be able to refinance the Notes on terms acceptable to it, if at all. If the Company is unable to service its indebtedness, it will be forced to adopt an alternative strategy that may include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources".

     The Indenture contains certain restrictive covenants which affect, and in many respects significantly limit or prohibit, among other things, the ability of the Company to incur indebtedness, make prepayments of certain indebtedness, pay dividends, make investments, engage in transactions with stockholders and affiliates, create liens, sell assets and engage in mergers and consolidations. The Senior Revolving Credit Facility contains similar and more restrictive covenants and also requires the Company to meet certain financial ratios and tests. These covenants may significantly limit the operating and financial flexibility of the Company and may limit its ability to respond to changes in its business or competitive activities. The ability of the Company to comply with such provisions may be affected by events beyond its control. In the event of any default under the Senior Revolving Credit Facility, the lenders thereunder could elect to declare all amounts borrowed under the Senior Revolving Credit Facility, together with accrued interest, to be due and payable. If the Company were unable to repay such borrowings, the lenders thereunder could proceed against the collateral securing the Senior Revolving Credit Facility, which consists of substantially all of the property and assets of the Company other than interests in real property. If the indebtedness under the Senior Revolving Credit Facility were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay such indebtedness and the Notes in full. See "Description of Senior Revolving Credit Facility".

     Like the Old Notes, the New Notes will be unsecured senior indebtedness of the Company. In the event of a bankruptcy, liquidation or reorganization of the Company, holders of secured indebtedness will be entitled to payment out of the proceeds of their collateral prior to any holders of general unsecured indebtedness, including the Notes. Substantially all of the property and assets of the Company (other than interests in real property) are pledged to secure obligations under the Senior Revolving Credit Facility. To the extent that the value of such collateral is insufficient to satisfy such secured indebtedness, holders of amounts remaining outstanding on such secured indebtedness (as well as other unsubordinated creditors of the Company) would be entitled to share pari passu with the Notes with respect to any other assets of the Company. The Company may not have sufficient assets to pay amounts due on any or all of the Notes then outstanding.

RISK OF FRAUDULENT TRANSFER CONSIDERATIONS

     A portion of the net proceeds from the sale of the Old Notes was used by the Company to pay a dividend of approximately $11.7 million to Holdings as part of the Transactions. The incurrence by the Company of indebtedness, such as the Notes, to pay a dividend would be subject to review under relevant federal and state fraudulent transfer laws in a bankruptcy case or a lawsuit by or on behalf of unpaid creditors of the Company or a representative of such creditors, such as a trustee or the Company as debtor-in-possession. Management believes the indebtedness represented by the Notes was incurred for proper purposes and in good faith, and that based on present forecasts, asset valuations and other financial information, immediately prior to and following the consummation of the Transactions the Company was solvent, had sufficient capital for carrying on its business and was able to pay its debts as they matured. Notwithstanding management's belief, if a court were to find that, at the time of the incurrence of indebtedness represented by the Notes, the Company was insolvent, was rendered insolvent by reason of such incurrence or such dividend, was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital, intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, or intended to hinder, delay or defraud its creditors, such court could, among other things, void all or a portion of such indebtedness and/or subordinate such indebtedness to other existing and future indebtedness of the Company, the effect of which would be to entitle such other creditors to be paid in full before any payment could be made on the Notes. The measure of insolvency for purposes of the foregoing will vary depending upon the law of the relevant jurisdiction. Generally, however, the Company would be considered insolvent for purposes of the foregoing if the sum of its debts is greater than all its property at a fair valuation, or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

THE OEM SUPPLIER INDUSTRY

     The North American OEM supplier market in which the Company competes is highly cyclical, depending in large part on the overall strength of consumer demand for light trucks and passenger cars. There can be no assurance that the automotive industry for which the Company supplies parts will not experience downturns in the future. A recession typically impacts highly leveraged companies such as the Company more than less leveraged companies. A decrease in overall consumer demand for light trucks or passenger cars or a general recession could have a material adverse effect on the Company.

     The automotive industry is characterized by a small number of OEM customers that are able to exert considerable pressure on component suppliers to reduce costs, improve quality and provide additional engineering capabilities. In the past, OEMs have demanded price reductions and measurable increases in quality through more competitive selection processes, rating programs and various other arrangements. Through increased partnering on platform work, OEMs have required more design engineering input at earlier stages, the costs of which have, in some cases, been absorbed by component suppliers. There can be no assurance that price reductions or increased quality or additional engineering capabilities required by OEMs will not have a material adverse effect on the Company.

DEPENDENCE ON KEY CUSTOMERS AND PRODUCTS

     The Company's primary customers are Chrysler and GM, which accounted for 60% and 36%, respectively, of the Company's total 1995 net production sales. Net sales to Chrysler and GM are not made pursuant to long-term contractual arrangements, but are competitively awarded for specific projects in the case of both platform and factory assist work. Strong customer relationships are critical to platform revenues, which are increasingly contingent on whether the Company is chosen by an OEM to participate on a platform development team. There can be no assurance that business from these OEMs will continue at comparable levels in the future or that Chrysler and GM will not experience setbacks in their operations, such as labor difficulties or unsuccessful vehicle models. In addition, a substantial portion of the Company's revenues is derived from platform work for the Chrysler Jeep Cherokee and Chrysler Jeep Grand Cherokee vehicle models. The loss of either Chrysler or GM as a customer, or a significant reduction in business generated by either OEM, would have a material adverse effect on the Company. Moreover, changing consumer vehicle preferences could have a material adverse effect on the Company.

     Each of the Company's primary customers, Chrysler and GM, has major contracts with the United Auto Workers (the "UAW"). Because of the OEM's dependence on a single union, labor difficulties and work stoppages at an OEM's facilities have an immediate adverse impact on the Company. For example, during a 17-day work stoppage in March 1996 at two Dayton, Ohio GM plants that resulted in shutdowns at other GM facilities, certain production lines of the Company dedicated to factory assist work for GM vehicles were shut down within a period ranging from one day to 14 days after the related GM facility stopped operations. Although the Company took steps to minimize the consequences of this unplanned work stoppage, there was an adverse effect on production, and therefore on the Company's financial performance for the period involved. The Chrysler and GM contracts with the UAW expire in September 1996. The UAW has publicly announced that it plans to negotiate with the OEMs to reduce dependence upon outsourcing, or the production of vehicle parts by outside suppliers rather than by the OEMs themselves, in connection with upcoming contract negotiations
scheduled for September 14, 199                           . If the UAW's efforts
with respect to outsourcing are successful, this could result in an adverse effect on the Company's future growth. Although it cannot be known at this time whether the UAW will be successful in limiting the amount of work outsourced to suppliers such as the Company, GM has publicly announced its plans to resist any attempts by the UAW to prevent GM from increasing its use of outsourcing. If either Chrysler or GM were to strongly resist efforts by the UAW to reduce its dependence on outsourcing, this resistance as well as any other disagreement could lead to failed negotiations and resultant work stoppages. The effects of any prolonged work stoppage could have a material adverse effect on the Company.

COMPETITIVE INDUSTRY

     The markets in which the Company competes are highly competitive. The Company's competitors include large and established national and multinational companies and smaller companies, as well as production facilities within the OEMs themselves. Some of these competitors have, and new competitors may have, greater resources than the Company, including resources to commit to marketing and product engineering and development. Consequently, there can be no assurance that the Company will be able to compete effectively in the future. See "Business -- Competition".

UNION WORKFORCE; PLANT CLOSING

     The Company's production work force consists of UAW members, with contracts that expire at various times at each production facility. While the Company believes it has maintained good relations with its unions, there can be no assurance that this will continue to be the case. The collective bargaining agreement with Local 155 of the UAW covering the approximately 145 hourly employees of the Company's Plant #7 expired on August 18, 1996. As part of the Company's continuing efforts to rationalize production and capture efficiencies, on July 16, 1996 the Company announced plans to shut down in sixty days the operations of Plant #7. Plant #7 has continued operations since the expiration of the collective bargaining agreement on August 18 and is currently scheduled to cease operations as of September 12, 1996. The Company and Local 155 are currently engaged in the final stages of negotiating an agreement on matters relating to the effects of the facility's closure on the employees represented by the UAW local. The Company anticipates that those negotiations will conclude on or about September 13. Although the Company anticipates that its efforts to complete the negotiations will be successful, there can be no assurances that a failure to reach agreement with Local 155 with respect to the effects of the closure of Plant #7 will not have a material adverse effect on the Company. While the analysis of the costs associated with the closing of Plant #7 is in a preliminary stage, management believes that the charges associated with closing Plant #7, if any, will not have a material adverse effect on the Company, although no assurance to such effect can be given.

CONTROL OF MS ACQUISITION AND THE COMPANY

     MS Acquisition owns, through Holdings, all of the outstanding capital stock of the Company, and CVC owns New Common Stock representing approximately 49% of the voting stock of MS Acquisition. Circumstances may occur in which the interests of CVC, as an equity holder of MS Acquisition, could be in conflict with the interests of the holders of the Notes. For example, if the Company encounters financial difficulties, or is unable to pay certain of its debts as they mature, the interests of MS Acquisition's equity investors might conflict with those of the holders of the Notes. In addition, the equity investors may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to the holders of the Notes.

ABSENCE OF PUBLIC MARKET FOR THE NEW NOTES

     The New Notes are new securities and there is currently no established market for the New Notes. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for the New Notes, the ability of holders to sell the New Notes or the price at which holders would be able to sell the New Notes. Future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. Historically, the market for securities similar to the New Notes, including non-investment grade debt, has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that any market for the New Notes, if such market develops, will not be subject to similar disruptions. The Initial Purchasers have advised the Company that they currently intend to make a market in the New Notes offered hereby. However, the Initial Purchasers are not obligated to do so and any market making may be discontinued at any time without notice. The Old Notes currently are eligible for trading by qualified buyers in the Private Offerings, Resale and Trading through Automated Linkages (PORTAL) Market. The Company and the Guarantors do not intend to apply for listing of the New Notes on any national securities exchange or for their quotation through the National Association of Securities Dealers Automated Quotation System.

                                USE OF PROCEEDS

     There will be no proceeds to the Company from the exchange of the Notes pursuant to the Exchange Offer.

                                 CAPITALIZATION
                             (DOLLARS IN THOUSANDS)

     The following tables set forth the consolidated cash and capitalization of the Company and of MS Acquisition (i) as of June 30, 1996 and (ii) as adjusted to give effect to the Transactions.

                                  THE COMPANY

                                                                      AS OF JUNE 30, 1996
                                                                    -----------------------
                                                                               AS ADJUSTED
                                                                                 FOR THE
                                                                    ACTUAL     TRANSACTIONS
                                                                    -------    ------------
        Cash.....................................................   $   311      $  2,891
                                                                    ========     ========
        Long-term debt...........................................
          Senior Revolving Credit Facility(1)....................   $18,976      $      0
          Subordinated debt......................................    42,743
          Notes offered hereby...................................                  85,000
                                                                    --------     --------
          Total long-term debt...................................    61,719        85,000
                                                                    --------     --------
        Total stockholder's equity...............................    10,208        (2,925)
                                                                    --------     --------
        Total capitalization.....................................   $71,927      $ 82,075
                                                                    ========     ========

                                 MS ACQUISITION

                                                                     AS OF JUNE 30, 1996
                                                                  --------------------------
                                                                               AS ADJUSTED
                                                                                 FOR THE
                                                                  ACTUAL     TRANSACTIONS(2)
                                                                  -------    ---------------
        Cash...................................................   $   311        $ 2,891
                                                                  ========      ========
        Long-term debt.........................................
          Senior Revolving Credit Facility(1)..................   $18,976        $     0
          Subordinated debt....................................    42,743
          Junior subordinated debentures.......................                    8,731
          Notes offered hereby.................................                   85,000
                                                                  --------      --------
          Total long-term debt.................................    61,719         93,731
        Preferred stock........................................     2,580         11,496
                                                                  --------      --------
        Total stockholders' equity.............................     7,628        (23,650)
                                                                  --------      --------
        Total capitalization...................................   $71,927        $81,577
                                                                  ========      ========

- ------------------------------
(1) The Senior Revolving Credit Facility provides for borrowings of up to $35.0 million for working capital, capital expenditures and general corporate purposes and is secured by liens on substantially all of the property of the Company other than interests in real property. See "Description of Senior Revolving Credit Facility."

(2) As adjusted, for MS Acquisition, includes adjustments for the purchase of shares of New Preferred Stock and New Common Stock by CVC, the exchange of existing MS Acquisition preferred stock for New Preferred Stock, the issuance of $8.7 million in principal amount of the Junior Subordinated Debentures of Holdings due 2007 and $0.5 million in the form of an unfunded obligation of Holdings to certain option holders.

                            SELECTED FINANCIAL DATA
            (DOLLARS IN THOUSANDS EXCEPT RATIOS AND PRODUCTION DATA)

     The following table sets forth selected historical financial data of the Company for the five years ended December 31, 1995 and selected historical financial data for the six months ended June 30, 1995 and 1996. The selected financial data for the years ended December 31, 1993, 1994 and 1995 were derived from the audited consolidated financial statements of the Company included elsewhere in this Prospectus. The selected financial data for the years ended December 31, 1991 and 1992 are derived from the audited consolidated financial statements of the Company. The selected financial data as of June 30, 1996 and for the six months ended June 30, 1995 and 1996 are derived from unaudited consolidated financial statements of the Company included elsewhere in this Prospectus which, in the opinion of management, include all adjustments, consisting of only normal, recurring adjustments, necessary for a fair presentation of the financial condition and results of operations of the Company for such periods. The results of operations for interim periods are not necessarily indicative of a full year's operations. The following table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements of the Company presented elsewhere in this Prospectus.

                                                                                    SIX MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,                       JUNE 30,
                            ----------------------------------------------------   -------------------
                              1991       1992       1993       1994       1995       1995       1996
                            --------   --------   --------   --------   --------   --------   --------
STATEMENT OF OPERATIONS
  DATA
  Net sales................ $123,712   $128,905   $162,908   $204,850   $211,905   $119,111   $114,944
  Cost of sales............  110,177    112,830    139,499    172,428    183,542    100,321     98,472
  Gross profit.............   13,535     16,075     23,409     32,422     28,363     18,790     16,472
  Selling, general and
     administrative
     expenses(a)...........    6,079      9,984     12,544     12,898     13,331      6,835      7,371
  Operating profit.........    7,456      6,091     10,865     19,524     15,032     11,955      9,101
  Interest expense, net....    9,525      9,206      9,020      8,929      8,579      4,246      4,132
  Income (loss) before
     effect of accounting
     changes(b)............   (2,287)    (2,768)       915      6,595      4,576      5,466      2,806
  Net income (loss)........   (2,287)    (2,768)    (3,856)     6,595      4,576      5,466      2,806
OTHER FINANCIAL DATA
  EBITDA(c)................ $ 13,522   $ 11,993   $ 17,624   $ 25,924   $ 21,861   $ 15,506   $ 12,781
  Depreciation and
     amortization..........    6,066      5,902      6,009      6,150      6,579      3,426      3,558
  Capital expenditures.....    3,432      1,736      3,474      6,125     10,103      4,966      2,732
  EBITDA margin............     10.9%       9.3%      10.8%      12.7%      10.3%      13.0%      11.1%
  Ratio of earnings to
     fixed charges(d)......    --         --           1.2        2.1        1.7        2.6        2.0
  Ratio of EBITDA to
     interest expense......      1.4        1.3        1.9        2.9        2.5        3.7        3.1
  Ratio of long-term debt
     to EBITDA.............      5.4        6.3        3.9        2.2        2.6        3.9        4.8
PRODUCTION DATA
  Adjusted net production
     sales per
     employee(e)........... $102,683   $108,994   $128,822   $130,157   $129,850   $ 67,850   $ 80,125
  Adjusted net production
     sales per square
     foot(e)...............    170.4      178.9      234.4      251.8      282.7      147.7      158.7

                                                        AT DECEMBER 31,
                                      ----------------------------------------------------  AT JUNE 30,
                                        1991       1992       1993       1994       1995       1996
                                      --------   --------   --------   --------   --------  -----------
BALANCE SHEET DATA
  Total assets....................... $103,866   $105,414   $109,587   $113,331   $118,242   $ 122,885
  Long-term debt.....................   73,417     75,390     69,238     57,744     57,741      61,719
  Stockholder's equity (deficit).....    2,856         88     (3,768)     2,827      7,402      10,208

                                                        (footnotes on next page)

- ------------------------------
(a) Included in selling, general and administrative expenses are management fees of $750, $250, $250, $125 and $125 for 1993, 1994, 1995 and the six months ended June 30, 1995 and 1996, respectively. Due to reaching selected thresholds and measurements, selling, general and administrative expenses in 1993 included $500 of management fees relating to prior years. Such management fees were eliminated upon consummation of the Transactions.

(b) Effective January 1, 1993, the Company adopted SFAS No. 109, "Accounting for Income Taxes", which resulted in a one-time, non-cash, after tax charge of $4,771. See note 9 to the Company's consolidated financial statements appearing elsewhere in this Prospectus.

(c) EBITDA is defined herein as income before the effect of changes in accounting plus interest, income taxes, management fees, and depreciation and amortization. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to incur and service debt. However, EBITDA should not be considered in isolation as a substitute for net income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity.

(d) For purposes of the ratio of earnings to fixed charges, (i) earnings include earnings before income taxes, the effect of changes in accounting, and fixed charges and (ii) fixed charges include interest on all indebtedness, amortization of deferred financing costs and the portion of rental expense (one-third) that the Company believes to be representative of interest. The Company's earnings were insufficient to cover fixed charges by $2.1 million and $3.1 million for the years ended December 31, 1991 and 1992, respectively.

(e) Adjusted net production sales is defined as net sales excluding (i) net tooling and prototype sales and (ii) net sales relating to an unusually large factory assist job which contributed $26.3 million, $16.2 million and $16.2 million to net sales in 1994, 1995 and the six months ended June 30, 1995, respectively. Adjusted net production sales per employee is based upon the average of the number of employees at quarter-end during each period presented.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     The Company is a leading Tier I supplier of high-quality modules, welded subassemblies and stampings used as original equipment components by OEMs in the production of sport utility vehicles, mini-vans, utility vans, light pick-up trucks and passenger cars. The Company's core products include complex, high value-added modules and welded subassemblies, such as rear floor pan modules that form a section of a vehicle underbody, and individual stampings, such as oil pans, wheel retainers, headlight brackets, crossmembers, rails, heat shields and door hinge pillars. The Company's manufacturing processes include roll forming, blanking and stamping and, since 1991, the Company has implemented new manufacturing processes including a cellular manufacturing strategy that has increased production capacity and labor efficiency. The Company regularly pursues and receives long-term OEM factory assist jobs, producing components of existing vehicle models previously made by an OEM in-house. OEM factory assist jobs can be the result of (i) short term production requirements prior to or during model change-overs which allow the OEMs to retool their plants, (ii) cost reduction initiatives resulting in increased outsourcing by OEMs or (iii) capacity constraints after the introduction of a new platform. The Company also participates with its OEM customers in process engineering activities.

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, the Company's statement of operations expressed as a percentage of net sales. This table and subsequent discussions should be read in conjunction with the consolidated financial statements and related notes thereto of the Company included elsewhere in this Prospectus.

                           AS PERCENTAGE OF NET SALES

                                                                                 SIX MONTHS
                                                                                    ENDED
                                                  YEAR ENDED DECEMBER 31,         JUNE 30,
                                                 -------------------------     ---------------
                                                 1993      1994      1995      1995      1996
                                                 -----     -----     -----     -----     -----
        Net sales.............................   100.0%    100.0%    100.0%    100.0%    100.0%
        Cost of sales.........................    85.6      84.2      86.6      84.2      85.7
        Gross profit..........................    14.4      15.8      13.4      15.8      14.3
        SG&A expenses.........................     7.7       6.3       6.3       5.7       6.4
        Operating profit......................     6.7       9.5       7.1      10.0       7.9
        Interest expense......................     5.5       4.4       4.0       3.6       3.6
        Income before cumulative effect of
          change in accounting and income
          taxes...............................     1.1       5.2       3.0       6.5       4.3
        Income tax provision..................     0.6       2.0       0.9       1.9       1.9
        Net income (loss).....................    (2.4)%     3.2%      2.2%      4.6%      2.4%

SIX MONTHS ENDED JUNE 30, 1996 COMPARED TO SIX MONTHS ENDED JUNE 30, 1995:

NET SALES: Net sales for the six months ended June 30, 1996 were $114.9 million, a decrease of 3.5% from net sales of $119.1 million for the same period in 1995. The decrease was principally due to the planned successful completion of a factory assist job for Chrysler which ran for 16 months from early 1994 to mid-1995. This factory assist job contributed $16.2 million of net sales for the six month period ended June 30, 1995. Partially offsetting this decrease was an increase of 11.3% in net sales to Chrysler (excluding factory assist work) for the six months ended June 30, 1996 compared to the similar period for 1995. In addition, net sales to GM increased 2.9% due to strong mini-van and small car shipments, despite the planned phase out of a van program.

GROSS PROFIT: Gross profit was $16.5 million, or 14.3% of net sales, for the six months ended June 30, 1996, compared to $18.8 million, or 15.8% of net sales, for the six months ended June 30, 1995. Gross margins for the 1996 period are slightly lower compared to the 1995 period due to the decrease in the Chrysler factory assist work from 1995 to 1996 as discussed above. Additionally, gross profit was negatively affected by a 17-day March 1996 work stoppage at two GM plants located in Dayton, Ohio.

SELLING, GENERAL AND ADMINISTRATIVE ("SG&A") EXPENSES: SG&A expenses were $7.4 million, or 6.4% of net sales, for the six months ended June 30, 1996, compared to $6.8 million, or 5.7% of net sales for the six months ended June 30, 1995. The increase in SG&A expenses, as a percentage of net sales, was primarily attributable to engineering expenses which have increased $0.6 million over the same period in 1995 primarily as a result of establishing an engineering project team to launch a 1999 sports utility platform.

INTEREST EXPENSE: Interest expense for the six months ended June 30, 1996 was $4.1 million, or 3.6% of net sales, compared to $4.2 million, or 3.6% of net sales, for the six months ended June 30, 1995. The decrease in interest expense was attributable to lower levels of debt outstanding in 1996 as compared to the same period in the prior year.

INCOME TAXES: The provision for income taxes for the six months ended June 30, 1996 was $2.2 million with an effective rate of 43.5%, as compared to $2.2 million with an effective tax rate of 29.0% in the same period of the prior year. The increase in the effective rate is due primarily to the effect of graduated rates coupled with non-deductible amortization of cost in excess of assets acquired.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994:

NET SALES: Net sales for the year ended December 31, 1995 were $211.9 million, an increase of $7.0 million, or 3.4%, from $204.9 million in 1994. The increase was principally the result of continued strong consumer demand in the North American automotive market for sport utility vehicles, with total sport utility vehicle production increasing 26.6% in 1995. Net tooling and prototype sales were $4.4 million in 1995, down 46.3% from 1994 net tooling and prototype sales of $8.2 million. In 1994, the Company completed the installation of a mini-van radiator support assembly which contributed $5.0 million to net tooling and prototype sales. Net production sales to Chrysler and GM as a percentage of total net production sales were 60% and 36% in 1995, respectively, as compared to 62% and 35%, respectively, in 1994.

GROSS PROFIT: Gross profit was $28.4 million, or 13.4% of net sales, in 1995, compared to $32.4 million, or 15.8% of net sales, in 1994. Gross margins were unfavorably impacted by the need to execute a major assembly line overhaul to meet increased demand for the Chrysler Jeep Grand Cherokee. This overhaul, which was implemented while the Company remained in full production, was required as the result of running an assembly line at a rate 20 to 25 percent greater than its originally designed maximum capability for over two years due to high product demand. Additionally, gross profit was adversely affected by start-up costs on a new weld assembly job and delays in receiving anticipated factory assist work.

SG&A: SG&A expenses, which were $13.3 million in 1995, compared to $12.9 million in 1994, remained constant as a percentage of net sales at 6.3%.

INTEREST EXPENSE: Interest expense for the year ended December 31, 1995 was $8.6 million, or 4.0% of net sales, compared to $8.9 million, or 4.4% of net sales, for the year ended December 31, 1994. Weighted average interest rates were 12.9% and 12.3% in 1995 and 1994, respectively. The decrease in interest expense is attributable to lower levels of debt outstanding.

INCOME TAXES: The provision for income taxes for the year ended December 31, 1995 was $1.9 million, with an effective income tax rate of 29.0%, as compared to $4.0 million, with an effective tax rate of 37.8% in the same period of the prior year. The decrease in the effective rate is due principally to the effect of the rate change on deferred tax balances and the reversal of tax reserves no longer required.

YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

NET SALES: Net sales for the year ended December 31, 1994 were $204.9 million, an increase of $42.0 million, or 25.8%, from $162.9 million in 1993. The increase was principally the result of a factory assist job for Chrysler as well as increased consumer demand for light trucks. Net tooling and prototype net sales were $8.2 million in 1994, up 91% from $4.3 million in 1993 primarily as a result of a $5.0 million mini-van radiator support assembly tooling project in 1994. Net production sales to Chrysler and GM as a percentage of total net production sales were 62% and 35%, respectively, in 1994, compared to 59% and 39%, respectively, in 1993.

GROSS PROFIT: Gross profit was $32.4 million, or 15.8% of net sales, in 1994, compared to $23.4 million, or 14.4% of net sales, in 1993. The improvement in gross margins was primarily attributable to a better sales mix of higher margin production jobs, including factory assist work.

SG&A: SG&A expenses were $12.9 million, or 6.3% of net sales, in 1994, compared to $12.5 million, or 7.7% of net sales, in 1993. The decrease in SG&A, as a percent of net sales, occurred because the Company was able to take in a large number of factory assist jobs in 1994 without a significant increase in support staff. In addition, due to reaching selected thresholds and measurements, SG&A for 1993 included $0.5 million or 0.3% of net sales, of management fees relating to prior years.

INTEREST EXPENSE: Interest expense for the year ended December 31, 1994 was $8.9 million, or 4.4% of net sales, compared with $9.0 million, or 5.5% of net sales, for the year ended December 31, 1993. Weighted average interest rates were 12.3% and 11.3% in 1994 and 1993, respectively. The decrease in interest expense is attributable to lower levels of debt outstanding.

INCOME TAXES: The provision for income taxes for the year ended December 31, 1994 was $4.0 million with an effective tax rate of 37.8%, compared to $0.9 million with an effective tax rate of 50.4% in the same period of the prior year. The effective tax rate in both 1993 and 1994 was affected by the amortization of non-deductible cost in excess of net assets acquired.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's principal capital requirements are to fund working capital needs, to meet required debt payments, and to complete planned maintenance and expansion expenditures. The Company anticipates that its operating cash flow, together with available borrowings under the Senior Revolving Credit Agreement, will be sufficient to meet its working capital requirements and capital expenditure requirements and service interest requirements on its debt obligations. As of June 30, 1996, on a pro forma basis after giving effect to the Transactions, the Company would have had $85.0 million of debt outstanding and would have had the ability to borrow an additional $35.0 million for working capital and capital expenditure requirements under the Senior Revolving Credit Facility.

     Net cash flow from operations aggregated $1.9 million for the six months ended June 30, 1996 as compared to $5.8 million for the same period in the prior year. The decrease was primarily attributable to a $2.7 million and $2.2 million decrease in net income and working capital, respectively, partially offset by an increase in depreciation and deferred interest of $0.1 million and $0.7 million, respectively.

     Net cash flow from operating activities totaled $14.6 million for the year ended December 31, 1995 as compared to $22.0 million for the prior year. The decrease in operating cash flow in 1995 compared to 1994 is attributable to net income decreasing $2.0 million, working capital decreasing $2.5 million, depreciation and amortization increasing $0.4 million, deferred interest decreasing $1.7 million and deferred income taxes decreasing $0.2 million.

     The Company currently expects that its capital expenditures (exclusive of any potential acquisitions) will be approximately $7.0 million to $10.0 million in each of the five fiscal years subsequent to December 31, 1995, including maintenance capital expenditures of approximately $4.5 million to $5.0 million each year. However, the Company's capital expenditures will be affected by, and may be greater than currently anticipated depending upon, the size and nature of new business opportunities.

     Capital expenditures for the six months ended June 30, 1996 were $2.7 million as compared to $5.0 million for the same period in the prior year. Capital expenditures in the year ended December 31, 1995 were $10.1 million, compared with $6.1 million in 1994 and $3.5 million in 1993. Major capital projects for 1995 included completion of a platform specific control arm project, continued expenditures related to a plant modernization program, and start-up costs related to a new rear suspension project. Major capital projects for 1994 included expenses related to a plant modernization program and initial plant refurbishment costs associated with a platform specific control arm project awarded in October 1994.

     Cash provided by financing activities for the six months ended June 30, 1996 was $0.7 million as compared to cash used for financing activities of $0.5 million for the same period in the prior year. The increase in cash provided by financing primarily represents the impact of the timing of the payment of certain debt obligations, and, in 1996, the refinancing of the Company's Senior Revolving Credit Facility.

     Cash used for financing activities for the years ended December 31, 1995, 1994, and 1993 totalled $4.2 million, $15.4 million and $9.4 million, respectively, and consisted primarily of principal payments on long-term debt.

     The Company's average working capital borrowings under its credit agreement were $11.7 million, $11.5 million and $7.4 million for the years ended December 31, 1995, 1994 and 1993, respectively. The Company's maximum working capital borrowings outstanding were $19.2 million, $19.0 million and $10.6 million, respectively, in those same periods.

     To the extent dividends to Holdings to fund cash interest payments on the Junior Subordinated Debentures and cash payments on the unfunded contractual obligations to former option holders are permitted under the Indenture and the Senior Revolving Credit Facility, interest on the Junior Subordinated Debentures and the contractual obligations will be funded by cash dividends by the Company to Holdings. Such dividends would be approximately $1.0 million annually. Additionally, up to $2.5 million in aggregate principal amount of the Junior Subordinated Debentures will be required to be redeemed by Holdings from time to time to the extent dividends to Holdings are permitted to be paid under the Indenture and the Senior Revolving Credit Facility.

     The Company's liquidity is affected by both the cyclical nature of its business and levels of net sales with its two major customers. The Company's ability to meet its working capital requirements and capital expenditure requirements and service its debt obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond its control.

INFLATION

     The Company does not believe that inflation has had any material effect on the Company's business over the past three years.

RECENT ACCOUNTING PRONOUNCEMENTS

FAS 109: Effective January 1, 1993, the Company prospectively adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". The statement requires a change from the deferred method to the asset and liability method of accounting for income taxes. Previously, the Company deferred the past tax effects of timing differences between financial reporting and taxable income. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of the Company's assets and liabilities. Prior year financial statements have not been restated. As a result of the adoption of this statement, the Company recorded a charge in 1993 of $4.8 million as the effect of an accounting change in 1993.

FAS 121: In March 1993, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (FAS 121). This statement requires companies to evaluate long-lived assets, certain identifiable intangibles and associated goodwill on a exception basis when there is evidence that events or changes in circumstances have made recovery of an asset's carrying value unlikely. The Company adopted FAS 121 at the beginning of 1995; the effect of this adoption was not material.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Company will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New
York City time, on                     , 1996; provided, however, that if the
Company has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

     As of the date of this Prospectus, $85.0 million aggregate principal amount of the Old Notes are outstanding. This Prospectus, together with the Letter of
Transmittal, is first being sent on or about                     , 1996 to all
holders of Old Notes known to the Company. The Company's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "-- Certain Conditions to the Exchange Offer" below.

     The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for any exchange of any Old Notes, by giving notice of such extension to the holders thereof. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

     The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "-- Certain Conditions to the Exchange Offer." The Company will give notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     Holders of Old Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Exchange Offer.

PROCEDURES FOR TENDERING OLD NOTES

     The tender to the Company of Old Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to Norwest Bank Minnesota, National Association, (the "Exchange Agent") at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either
(i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD NOTES, LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Old Notes who has not completed the box entitled "Special Issuance Instruction" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sold discretion, duly executed by, the registered holder with the signature thereon guaranteed by an Eligible Institution.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

     By tendering, each broker-dealer holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the holder and any beneficial holder, that neither the holder nor any such beneficial holder has an arrangement or understanding with any person to participate in the distribution of such New Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. If the holder is not a broker-dealer, the holder must represent that it is not engaged in nor does it intend to engage in a distribution of the New Notes.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     For each Old Note accepted for exchange, the holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral and written notice thereof to the Exchange Agent.

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration of the Exchange Offer.

BOOK-ENTRY TRANSFER

     Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly competed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile and transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility (a "Book-Entry Confirmation"), as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

     Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book entry transfer described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer if at any time before the acceptance of such Old Notes for exchange or the exchange of New Notes for such Old Notes, the Company determines that the Exchange Offer violates applicable law, any applicable interpretation of the staff of the Commission or any order of any governmental agency or court of competent jurisdiction.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its reasonable discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA"). In any such event the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

EXCHANGE AGENT

     Norwest Bank Minnesota, National Association, has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                                 By Registered or Certified
          By Hand:                          Mail:                   By Overnight Courier:
- -----------------------------   -----------------------------   -----------------------------
   Norwest Bank Minnesota,         Norwest Bank Minnesota,         Norwest Bank Minnesota,
    National Association            National Association            National Association
 Corporate Trust Operations      Corporate Trust Operations      Corporate Trust Operations
       Norwest Center                   P.O. Box 1517                  Norwest Center
     South and Marquette         Minneapolis, MN 55480-1517          South and Marquette
 Minneapolis, MN 55479-0113        Attn: Curtis Schwegman        Minneapolis, MN 55479-0113
   Attn: Curtis Schwegman                                          Attn: Curtis Schwegman

                                       Via Facsimile:
                                -----------------------------
                                   Norwest Bank Minnesota,
                                    National Association
                                 Corporate Trust Operations
                                       (612) 667-4927
                                   Attn: Curtis Schwegman
                                    Confirm by telephone:
                                       (612) 667-9764

     DELIVERY OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID
DELIVERY.

FEES AND EXPENSES

     The Company will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by officers and employees of the Company.

     The expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes, which is the principal amount as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer will be capitalized for accounting purposes.

TRANSFER TAXES

     Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE; RESALES OF NEW NOTES

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of, the Securities Act and applicable state securities law. Old Notes not exchanged pursuant to the Exchange Offer will continue to accrue interest at 11 7/8% per annum and will otherwise remain outstanding in accordance with their terms. Holders of Old Notes do not have any appraisal or dissenters' rights under Delaware General Corporation Law in connection with the Exchange Offer. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. However, (i) if the Initial Purchasers so request with respect to Old Notes not eligible to be exchanged for New Notes in the Exchange Offer and held by them following consummation of the Exchange Offer or (ii) if any holder of Old Notes is not eligible to participate in the Exchange Offer or, in the case of any holder of Old Notes that participates in the Exchange Offer, does not receive freely tradable New Notes in exchange for Old Notes, the Company is obligated to file a registration statement on the appropriate form under the Securities Act relating to the Old Notes held by such persons.

     Based on certain interpretive letters issued by the staff of the Commission to third parties in unrelated transactions, the Company is of the view that New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any such holder which is an "affiliate' of the Company within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchases Notes from the Company to resell pursuant to Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Notes. If any holder has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. A broker-dealer who holds Old Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Notes. Each such broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

     In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Notes reasonably requests in writing.

                                    BUSINESS

     The Company is a leading Tier I supplier of high-quality modules, welded subassemblies and stampings used as original equipment components by OEMs in the North American automobile industry. The Company's core products, which in 1995 represented over 74% of its net sales, are complex, high value-added modules and welded subassemblies. With wide-bed press capabilities in excess of 150 inches, the Company is one of a small group of independent suppliers capable of producing large bed-size stampings and assemblies. The Company produces over 200 products that are used in the production of 51 different models (23 different platforms). 86% of the Company's 1995 net sales were derived from sales of products manufactured for the light truck sector (consisting of sport utility vehicles, mini-vans, utility vans and light pick-up trucks), which has recently experienced stronger growth than the passenger car sector. The Company has been a direct supplier to Chrysler and GM since 1941, with net production sales to these customers in 1995 accounting for 60% and 36%, respectively, of the Company's net production sales. Since 1991, the Company has implemented new manufacturing and marketing practices that management believes have improved the Company's manufacturing productivity and quality and have enhanced and expanded the Company's customer relationships. As a result of these efforts, from 1991 to 1995, net sales grew at a CAGR of 14% from $123.7 million in 1991 to $211.9 million in 1995, and EBITDA grew at a CAGR of 13% from $13.5 million in 1991 to $21.9 million in 1995.

THE OEM SUPPLIER INDUSTRY

     Management believes that the Company is benefitting from certain industry-wide structural developments that are altering the competitive environment for parts suppliers to OEMs, including cost-driven purchasing by OEMs of integrated modules and subassemblies. Because of increasing global competition, OEMs have been upgrading their supplier policies, reducing the number of strategic suppliers that may bid for awards and outsourcing an increasing percentage of their production requirements. Chrysler and GM have indicated that by July 31, 1997 and December 31, 1997, respectively, only Tier I suppliers with QS 9000 certification will be allowed to bid on new manufacturing business. The Company is already QS 9000 certified at all of its manufacturing facilities.

     Strategic suppliers to Chrysler and GM are invited to bid on the manufacture and assembly of specific products to be incorporated in both new and existing automotive platforms. If the model or platform already exists, the current supplier may be favored by the OEM because of the supplier's familiarity with the existing product as well as its existing investment in the manufacturing process and tooling. As a result, it is considered unusual for incumbent suppliers to be removed from existing contracts, particularly if they have consistently been able to deliver the existing products on time, within agreed quality levels and at competitive prices.

     On new platforms, there has been an increasing trend toward involving potential suppliers much earlier in the design and development process in order to encourage the suppliers to share some of the design and development responsibility. Management believes that early involvement in the design and engineering of new components affords the Company a competitive advantage in securing new business and provides its customers with significant cost reduction opportunities. Once selected, an OEM supplier generally manufactures and/or purchases the necessary tooling and supplies the product on a sole-source basis for the life of a vehicle model or platform, which typically ranges from five to seven years. In most cases, it will be at least two years before a Tier I OEM supplier sees its products incorporated into new models or platforms. Consequently, the key success factors for suppliers to OEMs have changed from pure cost minimization to total program management that encompasses state-of-the-art design, manufacture and delivery of high quality products at competitive prices.

BUSINESS STRATEGY

     The Company has developed and is implementing a business strategy to enhance the effectiveness of its core operating strengths, to respond to industry-wide structural developments in the OEM parts supplier industry and to increase sales and profitability. Key elements of this strategy are as follows:

     - FOCUS ON HIGH GROWTH VEHICLE CATEGORIES. While the Company's products are generally used on a diverse group of automotive platforms (23) and models
       (51), the Company's sales and marketing efforts have been directed towards sectors of the automotive market that have experienced strong consumer demand and growth in sales. In 1995, 86% or $181.4 million of the Company's net sales were derived from sales of products manufactured for sport utility vehicles, mini-vans, utility vans and light pick-up trucks, versus 60% or $73.7 million in 1991. In recent years the light truck sector (consisting of sport utility vehicles, mini-vans, utility vans and light pick-up trucks) experienced comparatively stronger growth in production units than the passenger car sector, with a 1991-1995 CAGR of approximately 13% for the light truck sector and 7% for the passenger car sector. Production for the sport utility vehicle market has been the fastest growing sector in the North American new car sales market with a 1991-1995 CAGR of approximately 23%. 48% of the Company's net sales in 1995 were derived from sales of products manufactured for sport utility vehicles, as compared to 27% in 1991.

     - PRODUCTION OF MORE COMPLEX, HIGH VALUE-ADDED ASSEMBLIES. The Company's business strategy includes seeking awards for more complex, high value-added modules and welded subassemblies which typically generate higher dollar content per vehicle for the Company than individual stampings. In 1995, modules and welded subassemblies accounted for approximately 74% of the Company's total net sales, versus 56% in 1991. Structural changes within the automotive manufacturing industry have substantially increased the reliance of OEMs on purchasing integrated modules and subassemblies from independent suppliers such as the Company. Management believes that this continuing shift will create new opportunities for the Company to utilize its capability to produce large bed-size stampings and assemblies, along with its broad range of services, including process and design engineering capabilities and low-cost, quality manufacturing. For example, after seven years of collaboration with Chrysler, the Company was recently awarded the rear floor pan module for the new generation Chrysler Jeep Grand Cherokee due out in model year 1999, an example of a complex module with sophisticated engineering requirements.

     - LOW COST STRUCTURE. An integral part of the Company's business strategy has been to achieve a low cost structure by maximizing asset utilization, reducing manufacturing costs and rationalizing the Company's component parts and services supplier base. Over the past four years, the Company's manufacturing initiatives have significantly improved its productivity and asset utilization and have enabled the Company to achieve, in 1995, adjusted net production sales per employee and per square foot of manufacturing space of $129,850 and $282.7, respectively, compared to $102,683 and $170.4, respectively, in 1991. By maximizing productivity, the Company has been able to rapidly adjust its operations to changes in market demand and manufacturing volumes. In addition, the Company's average labor rate for hourly employees of approximately $15 per hour, inclusive of benefits, is substantially below the comparable average labor rate of approximately $40 per hour of its OEM customers. This low labor cost structure enables the Company to provide its customers with a cost effective source of modules and welded subassemblies and has enabled the Company to participate in the OEMs' outsourcing of an increasing percentage of their component needs. The Company has also benefitted from steel purchasing arrangements with Chrysler and GM that allow the Company to pass through price changes to these customers. As a result of these arrangements, the effect of changes in the cost of steel, which represented 36% of the Company's net sales in 1995, has been substantially mitigated. Moreover, the Company purchases certain component parts and services for its modules and subassemblies, which in 1995 represented approximately 16% of net sales. The Company believes that it will be able to achieve further cost reductions by implementing its strategy of reducing its supplier base to those suppliers who are able to provide continuous quality improvement on a cost effective basis.

     - AETNA PRODUCTION SYSTEM. The Company has implemented the "Aetna Production System", a production process which is based upon the "Total Elimination of Waste" manufacturing philosophy. The Company's manufacturing processes have been realigned to streamline work flow, achieve flexibility, promote quality and lower manufacturing costs. The Company has developed a cellular manufacturing strategy by producing and assembling in a single location all of the stampings that comprise a module or subassembly. As a result of the Company's commitment to quality and its investment in quality assurance education and control systems, none of the Company's products has been subject to a recall. All of the Company's manufacturing facilities have achieved QS 9000 certification, the standard recently adopted by AIAG. Chrysler and GM have indicated that by July 1, 1997 and December 31, 1997, respectively, they will allow only Tier I suppliers with QS 9000 certification to bid on new manufacturing business.

PRODUCTS

     The Company manufactures, assembles and assists in the design of its core products which consist of a broad range of complex, high value-added modules and welded subassemblies, including floor pans and ladders, radiator supports, frame extensions, bumpers and crossmembers. In recent years, the Company has focused on producing modules and welded subassemblies as OEMs have increasingly relied on outside suppliers of these components in order to contain rising labor and production costs. Over 74% of the Company's 1995 net sales, compared to 56% in 1991, were generated by complex, high value-added modules and welded subassemblies. The Company produces over 200 products on 23 different platforms (51 different models) in its nine plants at five manufacturing locations. 86% of the Company's 1995 net sales were derived from products manufactured for sport utility vehicles, mini-vans, utility vans and light pick-up trucks, compared to 60% in 1991.

     The Company's multiple press lines and flexible manufacturing capacity enable it to produce a broad array of products, including smaller stampings, such as oil pans, wheel retainers and headlight brackets, and intermediate-sized stampings, such as crossmembers, rails, heat shields, wheelhouses and door hinge pillars. The Company's wide-bed presses (i.e., over 150 inches) make it one of approximately six independent suppliers capable of producing large bed-size stampings and assemblies. The Company also has extensive roll-forming production capabilities, which are utilized in conjunction with the manufacturing of complete modules and subassemblies. Roll-forming processes have been used for many years to produce various sizes and shapes of window channels.

     Set forth below are examples of modules, subassemblies, detailed stampings and roll sections currently produced by the Company:

                        MODULES                                   MODEL             PLATFORM
- --------------------------------------------------------   --------------------    -----------
Chrysler Rear Floor Pan Assembly........................   Jeep Grand Cherokee     ZJ
GM Rear Suspension Assembly.............................   Aurora, Riviera         G
GM Radiator Support Assembly............................   Astro, Safari           M Van
GM Rear Bumper Assembly.................................   Astro, Safari           M Van

                       ASSEMBLIES                                 MODEL             PLATFORM
- --------------------------------------------------------   --------------------    -----------
Chrysler Rear Sill Subassembly..........................   Jeep Cherokee           XJ/XJU
Chrysler Wheelhouse Subassembly.........................   Jeep Grand Cherokee     ZJ
Chrysler "A" Front Pillar...............................   Cirrus, Stratus         JA
GM Cross Member Subassembly.............................   Astro, Safari           M Van
GM Control Arm Subassembly..............................   Cavalier, Corsica       J,L,N
GM Transmission Support Subassembly.....................   Blazer, Tahoe, Jimmy    GMT 410/420
GM Fuel Tank Shield Assembly............................   Blazer, Tahoe, Jimmy    GMT 410/420
GM Rear Impact Bumper...................................   Astro, Safari           M Van

                   DETAILED STAMPINGS                             MODEL             PLATFORM
- --------------------------------------------------------   --------------------    -----------
Chrysler Front Sills....................................   Jeep Cherokee           XJ/XJU
Chrysler Transmission Pan...............................   Jeep Cherokee           XJ/XJU
Chrysler Wheelhouse Panel...............................   Jeep Wrangler           YJ/TJ
GM Bumper Reinforcement.................................   Astro, Safari           M Van
GM Front Door Inner Panel...............................   Beretta, Regal          L,W

                     ROLL SECTIONS                                MODEL             PLATFORM
- --------------------------------------------------------   --------------------    -----------
GM Front Door Side Impact Beam..........................   S10/S15 Sonoma          S/T Pickup
GM Retainer with Windshield Reveal......................   Regal                   W
GM Rear Door Sash.......................................   Astro, Safari           M Van

CUSTOMERS

     Management believes that the Company's long-standing industry relationships are based on its reputation for low cost, quality products and on-time service. The Company's primary customers are Chrysler and GM, which accounted for approximately 60% and 36% of 1995 net production sales, respectively. The Company has been a direct supplier to GM and Chrysler since 1941, and the Company has longstanding relationships with buying and engineering personnel at both companies. For both Chrysler and GM, the Company has been designated a "strategic supplier" for stamping and assembly work, as part of a limited group of preferred suppliers invited to bid for platform work. The Company believes that in the 1995 model year it was the 27th largest (based on annual model year sales) of Chrysler's 1,298 suppliers. The Company has been producing the rear floor pan module for the Jeep Grand Cherokee underbody since the model's introduction in 1992, and produces modules and subassemblies for Chrysler's standard Jeep Cherokee and other vehicles. More recently, the Company was also awarded the rear floor pan module for the new generation Jeep Grand Cherokee due out in model year 1999. The Company is also one of GM's strategic stamping suppliers, and produces modules, subassemblies and details for GM's passenger car, mini-van and light truck divisions. The Company is responsible for a number of critical parts for GM, including the module for the 1995 M-Van radiator support assembly, as well as the GM CK transmission supports.

     The Company also produces roll-form jobs for window channels for the principal automotive window manufacturers, including PPG Industries, Inc., Libbey-Owens-Ford and Guardian Industries Corp. In addition, in recent years the Company has begun to explore collaborative production efforts with foreign automobile manufacturers, including CAMI, the North American joint venture between GM and Suzuki Motor Corporation, whose products include Geo Metro, Suzuki Sidekick and Geo Tracker.

     The following table sets forth the Company's major customers and the vehicles to which it supplied products during 1995:

CHRYSLER

                         TYPE                             MODEL                PLATFORM
        --------------------------------------   ------------------------   ---------------
        Sport Utility.........................   Jeep Wrangler              YJ/TJ
                                                 Jeep Grand Cherokee        ZJ
                                                 Jeep Cherokee              XJ/XJU
        Vans..................................   Ram Van                    B Van
        Trucks................................   Ram Pick-up                T300
                                                 Dakota                     N
        Passenger Cars........................   Cirrus/Stratus             JA

GENERAL MOTORS

                         TYPE                             MODEL                PLATFORM
        --------------------------------------   ------------------------   ---------------
        Sport Utility.........................   GMC Jimmy S                Blazer-Jimmy S
                                                 Chevy Blazer S             Blazer-Jimmy S
                                                 Chevy Blazer/Tahoe         GMT 419/420
                                                 GMC Jimmy/Yukon            GMT 410/420
                                                 GMC/Suburban               Suburban
        Vans..................................   Chevy Van                  GMT 600
                                                 Sport Van                  G Van
                                                 Vandura Rally              G Van
        Mini-Vans.............................   Chevy Astro                M Van
                                                 GMC Safari                 M Van
        Trucks................................   Sonoma                     S/T Pick-Up
                                                 Chevy S10/S15
        Passenger Cars........................   Buick Park Avenue          C
                                                 Olds Ninety Eight          C
                                                 Buick LeSabre              H
                                                 Pontiac Bonneville         H
                                                 Olds Delta Eighty Eight    H
                                                 Chevy Corsica/Beretta      L
                                                 Buick Regal                W
                                                 Chevy Cavalier             J
                                                 Olds Aurora                G
                                                 Buick Riviera              G

CAMI

                         TYPE                             MODEL                PLATFORM
        --------------------------------------   ------------------------   ---------------
        Sport Utility.........................   Sidekick                   J1
                                                 Tracker                    J1

SALES AND MARKETING

     The Company's marketing efforts are currently concentrated on the light truck sector (consisting of sport utility vehicles, mini-vans, utility vans and light pick-up trucks), one of the fastest growing sectors in vehicle sales. The Company's combined net sales of products used on sport utility vehicles, mini-vans, utility vans and light pick-up trucks increased from $73.7 million in 1991 to $181.4 million in 1995. Management believes that this strong sales performance has been based on its established reputation for low cost, on-time and high quality production.

     The Company competes for work both at the beginning of the development of new model platforms and upon the redesign of existing models. New model development generally begins two to four years prior to the marketing of these models to the public. Module, subassembly and stamping jobs are generally awarded one to three years prior to the initial production period. Once a producer has been designated to supply parts to a new program, it will generally continue to be a sole source supplier for these parts for the life of the program. In the case of Chrysler and GM, anticipated production volumes are generally confirmed three months in advance, and releases are given to the Company on a weekly basis. Typically, these arrangements remain in place for the production life of a car or truck platform and continue through a platform's redesign period. Production generally runs five to seven years, but on occasion can be substantially longer or shorter, and then ceases with the discontinuance of the respective model.

     The Company has increasingly been partnering with OEMs during the early stages of platform development. OEMs have focused on shortening design cycles and reducing design and production costs, and have involved component suppliers earlier in the process of designing a vehicle. The Company has been increasingly given the opportunity to participate in the design of subassemblies, such as the floor pan and ladder subassembly, radiator supports and crossmember assemblies, which are designed at an early stage in the development of new vehicles or model revisions. This has resulted in opportunities to add additional value by furnishing engineering and process design services and managing the subassembly process for the manufacturer. It also creates opportunities for early identification of a broad range of components and related subassemblies which could be manufactured by the Company. Partnering also involves sharing with the OEMs tooling, design and other start-up costs.

     The Company also seeks work producing components of existing vehicle models previously made by an OEM in-house. Production by outside suppliers allows OEMs to free-up critical capacity which can be redeployed in other areas, in particular during the final years of model production when additional in-house capacity is required for the try-out of an OEM's new vehicle models. The Company's sales of value-added modules and subassemblies have increased in part as a result of its availability for and successful completion of this type of "factory assist" work. For example, the Company's factory assist work on the standard Chrysler Jeep Cherokee led to its selection for subsequent platform work in connection with the Chrysler Jeep Grand Cherokee and the redesigned Chrysler Jeep Grand Cherokee platforms.

     The Company does not issue express warranties to the purchasers of its products. However, the Company may be subject to warranty obligations as part of standard purchasing terms and conditions used by its OEM customers. For example, Chrysler's Facilities & Materials Purchasing General Terms and Conditions provide that suppliers to Chrysler are to indemnify and hold Chrysler harmless against all claims and liabilities resulting from negligence of the supplier, its employees or its subcontractors. None of the Company's products has ever been subject to a recall.

MANUFACTURING

     The Company has supported its "Total Elimination of Waste" philosophy by instituting the "Aetna Production System", a closed loop production planning methodology based on QS 9000 quality standards, and by realigning its manufacturing processes in order to monitor more effectively and control labor and overhead costs and to ensure the maximum utilization of production resources. In addition, the Company has introduced a cellular manufacturing strategy which has consisted of consolidating all detailed stampings that comprise a module or subassembly into a single production location. For example, the Company relocated its roll-forming equipment from separate locations, allowing the Company to increase its production capacity while reducing production space. The Company believes these changes in its production system have improved scheduling flexibility, lowered inventory carrying costs, increased the utilization of manufacturing floor space, improved scheduling efficiencies and productivity and reduced fixed costs and product costs. As a result of the implementation of these changes, the Company achieved, in 1995, adjusted net production sales per employee and per square foot of manufacturing space of $129,850 and $282.7, respectively, compared to $102,683 and $170.4, respectively, in 1991. Three key programs have been instituted as part of the Aetna Production System:

     JUST-IN-TIME MANUFACTURING. The Company has implemented a progressive production strategy based on a just-in-time ("Just-in-Time" or "JIT") manufacturing process specifically designed to promote efficient production and eliminate various unnecessary costs. Just-in-Time manufacturing is characterized by flexible work center scheduling as well as vendor scheduling, quality "in place" as opposed to inspection of vendor deliveries and reduced work queues and inventory levels. These productivity improvements in the manufacturing process have helped lower indirect labor costs associated with setup time.

     CERTIFIED QUALITY STANDARDS. As a result of the Company's commitment to quality and its investment in quality assurance education and control systems, none of the Company's products has been subject to a recall. All of the Company's manufacturing facilities have achieved the QS 9000 certification, the standard recently adopted by the AIAG. Chrysler and GM have indicated that by July 1, 1997 and December 31, 1997, respectively, they will allow only Tier I suppliers with QS 9000 certification to bid on new manufacturing business.

     MANUFACTURING RESOURCE PLANNING II. As OEMs continue to rely on outside suppliers for modules and subassemblies, production planning and inventory management have become increasingly important factors in the Company's competitiveness. In order to control costs, respond to shifting OEM production demands and develop a more efficient inventory management and production planning process, the Company has instituted a closed loop manufacturing resource planning program which uses OEM releases to generate forecasts and assign the material and labor required for production on a weekly basis.

SUPPLIERS AND RAW MATERIALS

     Since 1994, the Company has participated in Chrysler's "Extended Enterprise" program, a collaborative program undertaken by Chrysler with its Tier I suppliers designed to promote, between such Tier I suppliers and their respective Tier II suppliers, production and sales practices which are comparable to those required by Chrysler of its Tier I suppliers. As a result, the Company has recently begun to rationalize its component parts and services supplier base. The Company believes that it will be able to achieve further cost reduction by implementing its strategy of reducing its supplier base to those suppliers who are able to provide continuous quality improvement on a cost-effective basis.

     The Company's principal raw material is steel, which represented 36% of the Company's net sales in 1995. The Company's purchasing department typically buys approximately 15,000 tons per month of flat-rolled steel. Steel coil purchases include quantities of hot-rolled, cold-rolled, high strength galvanized, aluminized and stainless, depending upon production requirements.

     The Company currently participates in steel buying programs with both Chrysler and GM under which the Company has substantially mitigated the effects of steel price volatility and is provided a steady source of steel. The Company believes that on a going forward basis, both Chrysler and GM will continue these arrangements so that the Company will not recognize a steel price increase unless it receives a matching sales price increase from the OEM.

COMPETITION

     The Company currently competes for large-scale production work with a limited group of approximately five independent suppliers that have the physical assets and technical skills to produce large bed-size stampings and assemblies. Competitors with wide bed-size presses (i.e., over 150 inches) and substantial technical resources include The Budd Company, Lobdell-Emery Corporation, Magna International Inc., Active Tool & Manufacturing Co., Inc. and Checker Motors Corporation. Moreover, the Company believes that the high fixed asset and set-up costs associated with production of large-sized metal stamping and subassemblies are likely to limit the number of OEM parts suppliers entering the large-scale stampings market.

EMPLOYEES

     As of June 30, 1996, the Company's workforce included 1,722 employees, of which 260 were salaried workers and 1,462 were hourly paid employees.

     The Company's hourly employees are covered by six collective bargaining agreements with two locals of the UAW. Of the six collective bargaining agreements, two will expire within one year and are thus subject to renegotiation at the option of the Company or the UAW. The collective bargaining agreement covering the 145 hourly employees of the Company's Plant #7 expired on August 18, 1996. The collective bargaining agreement covering 53 hourly employees of the Company's Plant #5 expires on February 9, 1997. In the last round of negotiations in 1995, the Company reached early contract settlements with four of its UAW contingents. The contracts' four-to five-year terms provide a significant benefit to the Company in its efforts to plan its future operations.

     The Company believes that relations with its employees are good. However, the Company continually seeks to reduce costs and improve the efficiencies of its operations. For example, on July 16, 1996 the Company announced plans to shut down the operations of its Plant #7 in sixty days. The facility's approximately 145 employees are members of Local 155 of the UAW. Although Plant #7 has continued operations since the expiration of the collective bargaining agreement on August 18, the facility is scheduled to cease operations on September 12, 1996. The Company and Local 155 are currently engaged in the final stages of negotiating an agreement on matters relating to the effects of the facility's closure on the employees represented by the UAW local. The Company anticipates that those negotiations will conclude on or about September 13. Although the Company anticipates that its efforts to complete the negotiations will be successful, there can be no assurance that a failure to reach an agreement with Local 155 with respect to the closure of Plant #7 will not have a material adverse effect on the Company. While the analysis of the costs associated with the closing of Plant #7 is in a preliminary stage, management believes that the charges associated with closing Plant #7, if any, will not have a material adverse effect on the Company, although no assurance to such effect can be given.

PROPERTIES

     The Company is headquartered in Centerline, Michigan, a suburb of Detroit. The Company currently owns or leases a total of approximately seventeen properties used for various purposes, including three parcels of land. The Company's facilities house its blanking, stamping, roll-forming and assembly operations, as well as its warehousing and shipping functions and administrative offices for various functional departments. All but one of the Company's manufacturing facilities are located within one mile of its headquarters, while the remaining manufacturing facility and the product development center are located within eight miles of its headquarters. The Company continually seeks to reduce its costs and increase the efficiency of its operations through maximizing utilization of its facilities. Management believes that the Company's facilities and equipment are in good condition and are adequate for the Company's present and anticipated future operations.

ENVIRONMENTAL MATTERS

     The Company is subject to a wide range of evolving federal, state and local environmental laws and regulations relating to the protection of the environment, worker health and safety and the emission, discharge, storage, treatment and disposal of hazardous materials. The laws include the Clean Air Act, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act and the Comprehensive Environmental Response, Compensation and Liability Act ("Superfund" or "CERCLA").

     The Company believes that it is in material compliance with applicable federal, state and local environmental laws and regulations. Compliance with these laws and regulations has not in the past had any material adverse effect on the Company's financial condition or results of operations; however, the effect of such compliance on the Company in the future cannot be determined.

     CERCLA imposes strict, joint and several liability upon owners or operators of facilities at, from or to which a release of hazardous substances has occurred, upon parties who generated hazardous substances that were released at such facilities and upon parties who arranged for the transportation or disposal of hazardous substances to such facilities. A majority of states have adopted "Superfund" statutes similar to and, in some cases, more stringent than CERCLA. Due to the Company's current and historic use, generation and disposal of hazardous substances and petroleum products, the possibility exists that spills and releases of such substances may have occurred at certain of the Company's facilities with respect to which the Company could incur liability under CERCLA or similar state laws. The Company could also be subject to liability under CERCLA or similar state laws as a result of its generation and off-site disposal of such substances. To date, the Company's liability under CERCLA and similar state laws has not had a material adverse effect on the Company's financial condition or results of operations; however, the effect of any such liabilities on the Company in the future cannot be determined.

LEGAL PROCEEDINGS

     The Company is from time to time involved in routine litigation incident to its operations. The Company believes that the litigation currently pending or threatened against it will not have a material adverse effect on its consolidated financial condition or results of operations.

                                   MANAGEMENT

     The following table sets forth certain information and ages as of September 1, 1996 for each of the directors and executive officers of the Company. Each individual serves in the same capacities with MS Acquisition and Holdings. There are no arrangements or understandings between any officer and any other person pursuant to which the officer was or is to be selected.

                     NAME AND AGE                        POSITION WITH COMPANY
        --------------------------------------   --------------------------------------
        Ueli Spring, 46.......................   Director, President and CEO
        Harold Brown, 46......................   Director*, Chief Financial Officer,
                                                 Vice President, Finance and Secretary
        Gary Easterly, 48.....................   Vice President, Manufacturing
        Daniel Pierce, 54.....................   Vice President, Human Resources
        Edward Lawson, 42.....................   Vice President, Quality Assurance
        David Thal, 38........................   Vice President, Product Development
        Ralph Bredenbeck, 56..................   Vice President, Tool and Assembly
                                                 Engineering
        Michael Delaney, 42...................   Director*
        David Howe, 32........................   Director*
        John Wurster, 62......................   Director*

- ------------------------------
* Appointment became effective on August 13, 1996. Messrs. Spring, Brown, Delaney, Howe and Wurster also serve (since August 1996) as directors of MS Acquisition and Holdings.

     The Board of Directors of the Company, Holdings and MS Acquisition each consists of five directors who serve until the next annual meeting of stockholders or until a successor is duly elected. Executive officers of the Company, Holdings and MS Acquisition serve at the discretion of the Board of Directors.

     The Board of Directors of Export consists of four directors who serve until the next annual meeting of stockholders or until a successor is duly elected. The current directors of Export are Ueli Spring, Harold Brown, Graham Dunn, age 43, and Edward Rogers, age 37. They have been directors of Export since March 3, 1993 and August 13, 1991, respectively. Mr. Spring is the President of Export. Mr. Brown is Treasurer and Secretary of Export. Each of Mr. Dunn and Mr. Rogers serves as an Assistant Secretary of Export, Executive Officers of Export serve at the discretion of its Board of Directors.

     Mr. Ueli Spring has served as Chief Executive Officer and President of the Company since 1994. From 1990 to 1994, Mr. Spring served as Executive Vice President and Chief Operating Officer of the Company. Mr. Spring has been a director of the Company since September 1990. From 1986 to 1987, he served as President of Magna International Inc.'s Cosma International Group and then served as Chief Operating Officer of Magna International Inc.'s Cosma International Group from 1987 to 1990. From 1984 to 1986, he served as Director of Manufacturing with Magna International Inc. In 1972, Mr. Spring joined the Oetiker operations and later became Vice President from 1980 to 1984. Mr. Spring received his degree in Tool & Die Engineering from the University Ticinese di Trevano, Switzerland.

     Mr. Harold Brown has served as Vice President of Finance of the Company since joining the Company in 1992. From 1990 to 1992, he was Controller in charge of U.S. operations at AVX Kyocera Corp. From 1985 to 1989, Mr. Brown served as Vice President of Finance at APV Baker Perkins plc after serving as Manager of Financial Analysis from 1982 to 1985. From 1977 to 1982, Mr. Brown held various planning, marketing and sales positions with Cooper Industries Inc. Mr. Brown received an AB in Economics from the University of North Carolina and an MBA from Duke University. From 1972 to 1975, he served as a Lieutenant, Supply Corps in the United States Naval Reserve.

     Mr. Gary Easterly has served as Vice President of Manufacturing of the Company since 1988 and has been employed by the Company since 1987. From 1966 to 1987, Mr. Easterly served as Director of Quality Assurance, Quality Engineering and Production Superintendent for GM's Buick Motor Division. Mr. Easterly received a BS degree in Industrial Engineering from GMI Institute and an MA degree in Administration from Central Michigan University.

     Mr. Daniel Pierce has served as Vice President of Human Resources of the Company since 1987 and has been employed by the Company since 1973. From 1968 to 1973, Mr. Pierce was Employee Relations Manager at the Demco Division of Indianhead Corp. Mr. Pierce holds an MA degree in Industrial Relations from the University of Michigan.

     Mr. Edward Lawson has served as Vice President of Quality Assurance of the Company since 1989 and has been employed by the Company since 1986. From 1980 to 1985, Mr. Lawson was Director of Quality Assurance at Regal Stamping Co. He received a BS degree in Mechanical Engineering from Mid-Warwickshire College in England.

     Mr. David Thal has served as Vice President of Product Development since 1995 and has been employed by the Company since 1980, also serving as Sherwood Plant Manager, Quality Assurance Manager, Manufacturing Project Engineer, Engineering Manager and Sales Manager. Mr. Thal received a BGS degree in Psychology and Computer Science from the University of Michigan.

     Mr. Ralph Bredenbeck has served as Vice President of Tool and Assembly Engineering of the Company since 1995. From 1989 to 1995, Mr. Bredenbeck served as Chief Die Engineer of the Company. Before joining the Company, Mr. Bredenbeck served in various positions at Spartanburg Steel Products Inc. (formerly, Firestone Steel Products Inc.) from 1967 to 1989, including Director of Engineering and Manager of Production Engineering. Mr. Bredenbeck received a BS degree in Mechanical Engineering from Ohio University and is a registered Professional Engineer.

     Mr. Michael Delaney has been a Vice President of Citicorp Venture Capital, Ltd. since 1989. From 1986 through 1989 he was Vice President of Citicorp Mergers and Acquisitions. Mr. Delaney serves on the board of directors of Delco Remy International, Inc., JAC Holdings, Sybron Chemicals, Inc., Palomar Technologies, Inc., Farm Fresh Inc., AmeriSource Health Corporation, GVC Holdings, Cort Business Services, Inc., Enterprise Media Inc., FF Holdings Corporation, SC Processing, Inc. and Triumph Holdings, Inc. Mr. Delaney is a graduate of Penn State University and The Wharton School.

     Mr. David Howe has been employed at Citicorp Venture Capital, Ltd. since 1993 as an investment professional. From 1990 through 1993 he was employed at Butler Capital Corp. as an investment professional. He serves on the board of directors of Copes-Vulcan Inc., Cable Systems International Inc., Sinter Metals Inc., Milk Specialties Company, America-Italian Pasta Company and Brake-Pro Inc. He also represents Citicorp at the board of directors of Del Monte Foods Company. Mr. Howe is a graduate of Harvard College and Harvard Business School.

     Mr. John Wurster has served as Director of Business Planning -- Chrysler de Mexico since 1995. From 1992 to 1995, he served as Staff Executive -- Vice President and Controller's Office for Chrysler de Mexico. From 1989 to 1992, he served as Director of Source Planning & Asset Management of the Controller's Office of Chrysler. He has served in various capacities for Chrysler since 1979. Mr. Wurster received a degree in Business Administration from the Detroit Institute of Technology.

     Mr. Graham Dunn has been an Administration Manager and Financial Controller of Trident Trust Company (V.I.) Ltd. since July 1992. Prior to joining Trident Trust Company Mr. Dunn was self-employed.

     Mr. Edward Rogers has been a Manager and Vice President of Trident Trust Company (V.I.) Ltd. since August 1991. Prior to joining Trident Trust Company Mr. Rogers was employed as an offshore company trust administrator in the Isle of-Man..

DIRECTOR COMPENSATION

     Directors do not receive compensation other than reimbursement of expenses for attending meetings of the Board of Directors or committee meetings.

EXECUTIVE COMPENSATION

     The table below shows information concerning cash and noncash compensation for the Company's Chief Executive Officer and the four most highly compensated executive officers (other than the Chief Executive Officer) of the Company in office on December 31, 1995 for each of the last three fiscal years.

                             AETNA INDUSTRIES, INC.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM COMPENSATION
                                                                     --------------------------------------
                                                                             AWARDS              PAYOUTS
                                        ANNUAL COMPENSATION          -----------------------   ------------
                                  --------------------------------   RESTRICTED   SECURITIES    LONG-TERM
         NAME AND                                     OTHER ANNUAL     STOCK      UNDERLYING    INCENTIVE      ALL OTHER
        PRINCIPAL                 SALARY     BONUS    COMPENSATION     AWARDS      OPTIONS     PLAN PAYOUTS   COMPENSATION
         POSITION          YEAR     ($)       ($)         ($)           ($)         (#)(1)         ($)            ($)
- -------------------------- ----   -------   -------   ------------   ----------   ----------   ------------   ------------
Ueli Spring,.............. 1995   222,117   200,000           --         --              --            --             --
President and              1994   150,000   150,000           --         --              --            --             --
Chief Executive Officer    1993   150,000    60,000           --         --              --            --             --
Harold Brown,............. 1995   104,755    65,000           --         --              --            --             --
VP Finance                 1994   101,098    45,000           --         --             800            --             --
                           1993    93,621        --           --         --          10,000            --             --
Gary Easterly,............ 1995   100,172    65,000           --         --              --            --             --
VP Manufacturing           1994    96,380    45,000           --         --             800            --             --
                           1993    93,439     6,000           --         --              --            --             --
David Smith,.............. 1995   111,992    90,000           --         --              --            --             --
VP Engineering(2)          1994   108,429    25,000           --         --             800            --             --
                           1993   105,688     6,000           --         --              --            --             --
Daniel Pierce,............ 1995    87,735    40,000           --         --              --            --             --
VP Human Resources         1994    85,048    25,000           --         --             800            --             --
                           1993    81,893     6,000           --         --              --            --             --

- ------------------------------
Notes:
1. Shares of Class A Common Stock (as defined) of MS Acquisition.
2. Retired June 30, 1996.

BONUS PROGRAM

     The Company maintains a Quality Assurance Bonus Program under which Production Managers and Plant Floor Managers (collectively, "Managers") are eligible to receive an annual bonus of up to $20,000 each (the "Maximum Amount"). Pursuant to this program, each Manager will receive a bonus in the Maximum Amount in respect of services rendered in any year in which no Qualified Customer Complaint (as defined herein) is made with respect to his or her unit. A "Qualified Customer Complaint" is a customer complaint that has been reviewed, and found to be accurate, by the Company's Vice President of Quality Assurance with respect to the quality of any product manufactured by such Manager's production unit. The bonus amount that each Manager is eligible to receive in any year will be reduced by $5,000 for each Qualified Customer Complaint made with respect to his or her unit.

     In addition to the Quality Assurance Bonus Program, the Company also annually awards discretionary bonuses to members of its management and certain of its salaried employees. Such bonuses, which are typically paid in January of each year in respect of services rendered by recipients during the preceding year, are awarded based on a variety of factors, including individual and Company performance.

STOCK OPTION PLAN

     Executive officers, directors, employees and other key persons of the Company are eligible to participate in the MS Acquisition Corp. Executive Stock Option Plan (the "Plan"). Options granted under the Plan may be either incentive stock options ("Incentive Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or nonqualified stock options ("Nonqualified Options"). Options to purchase an aggregate of 110,000 shares of Class A Common Stock, par value $.01 per share, of MS Acquisition ("Class A Common Stock") may be issued under the Plan. The Plan is administered by a committee (the "Option Committee") of not less than three directors appointed by the Board of Directors of MS Acquisition.

     All options granted under the Plan are granted pursuant to individual stock option agreements executed by MS Acquisition and each option recipient. In general, options granted under the Plan are exercisable in such installments (which need not be equal) and at such times as are designated by the Option Committee, but in no event may the term of an option exceed the tenth anniversary of the date on which the option was granted. No option may be granted under the Plan after the tenth anniversary of the effective date of the Plan, March 3, 1989.

     The purchase price per share of Class A Common Stock subject to Incentive Options must equal or exceed the fair market value of the Class A Common Stock on the date such options are granted. The aggregate fair market value of the Class A Common Stock with respect to which Incentive Options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. The purchase price per share of Class A Common Stock subject to a Nonqualified Option shall be as determined by the Option Committee. Options granted under the Plan may not be transferred other than by will or by the laws of descent.

     Immediately prior to the consummation of the Transactions, there were a total of 96,000 shares of Class A Common Stock subject to outstanding options held by 20 employees, and each option had an exercise price of $16.2162 per share. On August 13, 1996, in connection with the consummation of the Transactions, all then outstanding options (whether or not vested) were canceled. Options held by certain option holders were exchanged for consideration substantially similar to that consideration they would have received had they actually owned the shares (i.e., cash, New Common Stock, New Preferred Stock and Junior Subordinated Debentures), provided that the cash portion was reduced by the aggregate exercise price of the options, as well as the amount necessary to satisfy tax withholding obligations, resulting in consideration consisting of (i) $0.2 million in cash, (ii) an unfunded obligation of Holdings to pay $0.5 million on a basis similar to the terms of the Junior Subordinated Debentures, (iii) $0.1 million in stated value of New Preferred Stock and (iv) shares of New Common Stock representing 1.2% of the New Common Stock on a fully diluted basis. With respect to other option holders, their options were canceled in exchange for all cash of approximately $650,000, representing an amount equal to the difference between the value of the shares subject to the options and the aggregate exercise price for the shares. Such amounts are subject to withholding taxes.

     Immediately after the consummation of the Transactions, certain employees were granted new options under the Plan to purchase shares of New Common Stock that in the aggregate represent up to 10% of the total number of shares of New Common Stock (on a fully diluted basis). These options have an exercise price of $0.75 per underlying share and become exercisable in equal installments over five years of continued employment, subject to acceleration upon a change in control of the Company. The grants are subject to stockholder approval.

OPTION GRANTS IN LAST FISCAL YEAR

     During the fiscal year ended December 31, 1995, no grants of stock options were made to any executive officers of the Company.

EXECUTIVE EMPLOYMENT AGREEMENTS

     In connection with the offering of the Old Notes, the Company and MS Acquisition jointly entered into an employment agreement (collectively, the "Brown and Easterly Employment Agreements") with each of Messrs. Brown and Easterly and entered into negotiations with Mr. Spring with respect to an employment agreement (the "Spring Employment Agreement" and, together with the Brown and Easterly Employment Agreements, the "Employment Agreements") (each of Messrs. Brown, Easterly and Spring, an "Executive"). The Brown and Easterly Employment Agreements became effective upon consummation of the Offering of the Old Notes. The Company and MS Acquisition are currently negotiating the final terms of the Spring Employment Agreement with Mr. Spring. The Company expects these negotiations to conclude shortly. The Brown and Easterly Employment Agreements set forth the basic terms of employment for each of Messrs. Brown and Easterly and the Spring Employment Agreement will set forth the basic terms of employment for Mr. Spring, including base salary, bonus and benefits, as well as the benefits to which each Executive will be entitled if his employment is terminated for various reasons.

     The Employment Agreement with Mr. Spring will have an initial term of three years commencing August 13, 1996 and provide for a base salary of $225,000 and a discretionary annual bonus of up to 100% of Mr. Spring's annual base salary. The discretionary bonus is to be determined based upon the achievement of annual company and individual performance goals to be set by the Board of Directors, in consultation with Mr. Spring, and included in the Company's annual business plan. The Employment Agreement will provide that Mr. Spring is entitled to a one time termination payment equal to the remaining payments of base salary due him through the end of the term of the Employment Agreement (and in no event for a period of less than 12 months) and an additional payment equal to the greater of (x) the bonus received by Mr. Spring for the fiscal year of the Company preceding the year in which Mr. Spring's employment is terminated and
(y) 50% of his base salary for the fiscal year in which termination occurs, if his employment is terminated by the Company without cause or if he voluntarily terminates his employment with the Company for good reason.

     The Employment Agreement with Mr. Brown has an initial term of three years commencing August 13, 1996 and provides for a base salary of $115,000 and a discretionary annual bonus of up to 60% of Mr. Brown's annual base salary. The discretionary bonus is to be determined based upon the achievement of annual company and individual performance goals to be set by the Board of Directors. The Employment Agreement provides that Mr. Brown is entitled to severance payments through the end of the term (and in no event for a period of less than 12 months) if his employment is terminated by the Company without cause or if he voluntarily terminates his employment with the Company for good reason.

     The Employment Agreement with Mr. Easterly has an initial term of three years and provides for a base salary of $105,000 and a discretionary annual bonus of up to 60% of Mr. Easterly's annual base salary. The discretionary bonus is to be determined based upon the achievement of annual company and individual performance goals to be set by the Board of Directors. The Employment Agreement provides that Mr. Easterly is entitled to severance payments through the end of the term (and in no event for a period of less than 12 months) if his employment is terminated by the Company without cause or if he voluntarily terminates his employment with the Company for good reason.

     Each Employment Agreement contains non-competition, non-solicitation and confidentiality provisions.

OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table sets forth certain information concerning stock options exercised during the year ended December 31, 1995 and the number and value of unexercised stock options held by each of the named executive officers as of December 31, 1995:
                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES(1)

                                                                 NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                    SHARES                      UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                                   ACQUIRED                   OPTIONS AT FISCAL YEAR-END           FISCAL YEAR-END
                                      ON          VALUE                  (#)                            ($)(2)
                                   EXERCISE      REALIZED    ----------------------------    ----------------------------
             NAME                     (#)          ($)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- -------------------------------   -----------    --------    -----------    -------------    -----------    -------------
Ueli Spring....................        0             0          30,000              0          406,080               0
Harold Brown...................        0             0           6,320          4,480           85,548          60,641
Gary Easterly..................        0             0           4,820            980           65,244          13,265
David Smith....................        0             0           4,820            980           65,244          13,265
Daniel Pierce..................        0             0           4,820            980           65,244          13,265

- ------------------------------
(1) Options are for shares of Class A Common Stock.
(2) Year-end value based on the consideration paid for a share of Common Stock in connection with the Transactions less the option exercise price of $16.2162 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Compensation of the Company's executive officers has historically been determined by the Company's Board of Directors. Ueli Spring is the only employee or present or former officer of the Company who participated in deliberations of the Company's Board concerning executive officer compensation during the Company's last completed fiscal year. In August 1996, the Company and the Guarantors each established a compensation committee consisting of three members: Michael Delaney, Ueli Spring and John Wurster. Mr. Spring is the President and Chief Executive Officer of the Company and the Guarantors.

     There are no interlocks between the Company and other entities involving the Company's executive officers and board members who serve as executive officers or board members of other entities, except with respect to Export, Holdings and MS Acquisition. The officers and directors of the Company also serve as officers and directors of Holdings and MS Acquisition. Mr. Spring and Mr. Brown, who are officers and directors of the Company, Holdings and MS Acquisition, also serve as officers and directors of Export.

                     BENEFICIAL OWNERSHIP OF CAPITAL STOCK

     All of the outstanding capital stock of the Company is currently owned by Holdings, and all of the outstanding capital stock of Holdings is currently owned by MS Acquisition. The following table sets forth certain information regarding the equity ownership of MS Acquisition as of September 9, 1996 by (i) each person or entity who owns five percent or more of any class of voting securities of MS Acquisition, (ii) each director of the Company, (iii) the Chief Executive Officer of the Company and the four most highly compensated executive officers (other than the Chief Executive Officer) of the Company as of December 31, 1995, and (iv) the directors and officers of the Company as a group. Unless otherwise specified, all shares are directly held. Shares of Class B Common Stock are non-voting. Each share of Class A Common Stock is convertible into one share of Class B Common Stock and each share of Class B Common Stock is convertible into one share of Class A Common Stock.

                                                   CLASS A COMMON STOCK        CLASS B COMMON STOCK
                                                --------------------------    -----------------------
                                                 AMOUNT OF      PERCENT OF    AMOUNT OF    PERCENT OF
        NAME AND ADDRESS OF BENEFICIAL OWNER    OWNERSHIP(1)      CLASS       OWNERSHIP      CLASS
        -------------------------------------   ------------    ----------    ---------    ----------
        Citicorp Venture Capital, Ltd. ......      187,871(2)      49.0%       516,590        100.0%
        399 Park Avenue
        New York, NY 10043
        The Prudential Life Insurance Company
          of America, as Asset Manager for
          The Gateway Recovery Trust(3)......       65,175         17.0             --           --
        c/o Financial Restructuring Group
        Gateway Center Four
        100 Mulberry Street
        Newark, NJ 07102
        The Berkshire Fund(4)................       59,636         15.6             --           --
        One Boston Place
        Suite 3425
        Boston, MA 02108
        State Treasurer of the State of
        Michigan, Custodian of the Public
        School Employees' Retirement System;
        State Employees' Retirement System,
        Michigan State Police Retirement
        System; Judges' Retirement System;
        and Probate Judges' Retirement
        System...............................       27,077          7.1             --           --
            c/o Michigan Department of
             Treasury
             450 West Allegan
             Lansing, MI 48922
        Ueli Spring..........................        5,093          1.3             --           --
        Aetna Industries, Inc.
        24331 Sherwood Avenue
        Centerline, MI 48015-0067
        Harold A. Brown......................        1,834            *             --           --
        Aetna Industries, Inc.
        24331 Sherwood Avenue
        Centerline, MI 48015-0067
        Gary Easterly........................          984            *             --           --
        Aetna Industries, Inc.
        24331 Sherwood Avenue
        Centerline, MI 48015-0067

                                                   CLASS A COMMON STOCK        CLASS B COMMON STOCK
                                                --------------------------    -----------------------
                                                 AMOUNT OF      PERCENT OF    AMOUNT OF    PERCENT OF
        NAME AND ADDRESS OF BENEFICIAL OWNER    OWNERSHIP(1)      CLASS       OWNERSHIP      CLASS
        -------------------------------------   ------------    ----------    ---------    ----------
        All directors and officers as a group
          (10 persons).......................       10,588          2.8             --           --

- ------------------------------
 *  Represents less than 1%.

(1) Does not include shares of Class B Common Stock convertible into Class A Common Stock.

(2) Upon conversion of all of the 516,590 shares of Class B Common Stock owned by CVC into shares of Class A Common Stock, CVC would own 704,461 shares of Class A Common Stock, constituting 78.3% of the shares of Class A Common Stock. Citicorp Venture Capital intends to transfer a portion of the Class A Common Stock and Class B Common Stock set forth above to a group comprised of officers of Citicorp Venture Capital (including Michael Delaney and David
    Howe) and to certain officers of Citicorp Venture Capital individually.

(3) The Prudential Life Insurance Company of America, as Asset Manager for The Gateway Recovery Trust, has voting and dispositive power with respect to all 65,175 shares of Class A Common Stock and, accordingly, may be deemed to be the beneficial owner thereof.

(4) Berkshire Capital Associates Limited Partnership ("BCALP") is the General Partner of The Berkshire Fund and, consequently, has the power to control the exercise of votes with respect to the shares of Class A Common Stock held by The Berkshire Fund. Each of Carl Ferenbach, Bradley M. Bloom, James Christopher Clifford, Russell L. Epker and Richard K. Lubin is a General Partner of BCALP and thereby has the ability to control the activities of BCALP. Each of them, therefore, has the power to control the exercise of votes with respect to the shares of Class A Common Stock held by The Berkshire Fund. Each of them also owns directly 478 shares of Class A Common Stock and therefore has the power to control the exercise of votes with respect to 60,114 shares of MS Acquisition, constituting 15.7% of the aggregate outstanding shares of Class A Common Stock. Each of the general partners of BCALP disclaims beneficial ownership of the 59,636 shares of Class A Common Stock held by The Berkshire Fund.

                                    CAPITAL STOCK

     CAPITALIZATION OF MS ACQUISITION

     The Company is a wholly-owned subsidiary of Holdings which is, in turn, a wholly-owned subsidiary of MS Acquisition. The following is a summary description of the capitalization of MS Acquisition and is subject to and qualified in its entirety by reference to the Restated Certificate of Incorporation of MS Acquisition (the "Restated Charter").

     The authorized capital stock of MS Acquisition consists of (i) 2,293,123.320 authorized shares of preferred stock ("Preferred Stock"), consisting of (A) 293,123.320 shares of Series A Preferred Stock ("Series A Preferred Stock") and (B) 2,000,000 additional shares of authorized preferred stock which may be issued in one or more series upon such terms as may be set forth by the Board of Directors of MS Acquisition subject to the terms of the Restated Charter and any applicable agreement, and (ii) 10,000,000 shares of common stock, par value $.01 per share ("Common Stock"), consisting of 5,000,000 shares of Class A Common Stock and 5,000,000 shares of Class B Common Stock.

     Series A Preferred Stock

     Each share ("Share") of Series A Preferred Stock has a stated value of $100 per share. Dividends accrue on each Share at a rate per annum equal to 11% of the stated value thereof and are payable, when, as and if declared by the Board and to the extent funds are legally available, semi-annually on the 13th day of February and August of each year, commencing on February 13, 1997. Dividends on the Shares, which are cumulative, began to accrue on August 13, 1996, the date of issuance of the Shares.

     In the event of the liquidation, dissolution or winding up of MS Acquisition, each Share is entitled to a liquidation preference over all other classes of MS acquisition capital stock equal to the sum of its stated value and all accrued but unpaid dividends thereon.

     On any business day prior to February 13, 2007, MS Acquisition may redeem the Shares at the "Redemption Price," which equals for each Share the sum of its stated value and all accrued but unpaid dividends thereon. In addition, to the extent funds are legally available, MS Acquisition shall be obligated to redeem all issued and outstanding Shares at the Redemption Price, upon the earlier of February 13, 2007 and the date upon which a "Sale of the Company" occurs. See "-- MS Acquisition Stockholders Agreement -- Drag-Along Rights."

     So long as any Shares are outstanding, MS Acquisition agrees, subject to certain exceptions, not to pay any dividend or make any distribution on, or to redeem any shares of, any Common Stock or other class or series of stock of MS Acquisition ranking junior to the Series A Preferred Stock. In addition, so long as any Shares are outstanding, MS Acquisition agrees not to issue any class or series of Preferred Stock which will be senior or pari passu with respect to payment of dividends, other distributions, preference on redemption or liquidation rights or otherwise, without the consent of the holders of a majority of the Shares (excluding from such vote any holders who will also hold securities of such senior or pari passu class or series).

     Shares of Series A Preferred Stock do not have any voting rights, except in certain circumstances, as set forth in the Restated Charter, where the preferences or rights of the Shares could be adversely affected or as required by law.

     Upon the occurrence of a "Qualifying Offering" (an underwritten public offering of Common Stock resulting in at least $20 million of aggregate gross proceeds to the Company), at the option of the holders of a majority of the Shares then outstanding, the Shares shall become convertible for shares of Class A Common Stock or Class B Common Stock. In such event, each holder of Shares would determine whether to convert its Shares and, if so, whether to convert such Shares into shares of Class A Common Stock or Class B Common Stock. The number of shares into which each Share would be convertible is determined by dividing (i) the sum of the stated value of such Share and all accrued but unpaid dividends thereon, by (ii) the price per share of Common Stock paid by the public in connection with the Qualifying Offering. The Restated Charter provides for adjustments and protections in the event of a stock split or combination or a recapitalization, reorganization, consolidation or merger between the time of the Qualifying Offering and the exercise of conversion rights.

     COMMON STOCK

     Each holder of record of shares of Class A Common Stock is entitled to one vote per share. Except as required by law or provided in the Restated Charter, holders of Class B Common Stock are not entitled to voting rights and, to the extent they are entitled to voting rights, vote together as a single class with holders of Class A Common Stock.

     Each share of Class A Common Stock is convertible into one share of Class B Common Stock at the option of the holder. Each share of Class B Common Stock is convertible into one share of Class A Common Stock at the option of the holder, if the holder determines that its ownership of Class A Common Stock violates any law or regulation.

     Class A Common Stock and Class B Common Stock are in all other respects identical. In the event of a stock split or combination with respect to one class of Common Stock, shares of the other class of Common Stock will be proportionately subdivided or combined.

MS ACQUISITION STOCKHOLDERS AGREEMENT

     As part of the Transactions, MS Acquisition and Holdings have entered into an agreement (the "Stockholders Agreement") with Citicorp Venture Capital, Ltd. ("CVC"), the institutional stockholders of MS Acquisition (other than CVC) and certain persons affiliated with such institutional stockholders (collectively with their respective permitted transferees, the "Institutional Stockholders"), and certain present and former management persons of Holdings and Aetna. The following is a summary description of the principal terms of the Stockholders Agreement and is subject to and qualified in its entirety by reference to the

Stockholders Agreement. The term "CVC Stockholders" refers to CVC and each of its permitted transferees under the terms of the Stockholders Agreement. The term "Management Stockholders" refers to members of management of Holdings and Aetna as of the date of the Agreement, together with their respective permitted transferees under the terms of the Stockholders Agreement. The term "Individual Stockholders" refers to the Management Stockholders and former members of management and their respective permitted transferees under the terms of the Stockholders Agreement.

     Board of Directors. Pursuant to the Stockholders Agreement, each Institutional Stockholder and each Individual Stockholder agrees to vote its shares and take all other actions necessary to ensure that the Board of Directors of MS Acquisition shall consist of five directors, with two directors to be designated by the CVC Stockholders (so long as the CVC Stockholders continue to own at least ten percent of the outstanding common stock of MS Acquisition on a diluted basis), one director to be designated by the Management Stockholders, and two disinterested directors to be designated by a majority vote of the nominating committee. Pursuant to the terms of the Stockholders Agreement, the nominating committee shall consist of three members, one designated by the CVC Stockholders, one designated by the Management Stockholders, and one disinterested director. With the consent of the CVC Stockholders, one or both of the disinterested directors may be a member of management.

     The current directors of Holding and Aetna are Michael Delaney and David Howe (the CVC nominees), Ueli Spring (the management nominee) and John Wurster and Harold Brown (the disinterested director nominees). Mr. Brown is the Chief Financial Officer, Vice President, Finance and Secretary of the Company. The current members of the nominating committee are Michael Delaney, Ueli Spring and John Wurster.

     The CVC Stockholders are not obligated to vote their shares of Common Stock or other voting securities in favor of any nominee to the Board of Directors or any committee other than a CVC nominee.

     The Stockholders Agreement further provides that the Institutional Stockholders and the Individual Stockholders shall, unless otherwise consented to by CVC, take all action necessary or appropriate to cause MS Acquisition to have an audit committee and a compensation committee, with each of these committees to consist of three directors, one nominated by the CVC Stockholders, one nominated by the Management Stockholders and one disinterested director nominee. The current members of the audit and compensation committees are Michael Delaney, Ueli Spring and John Wurster.

     The affirmative vote of at least a majority of the members of the Board (assuming no vacancies), which majority must include one of the directors nominated by the CVC Stockholders (unless the CVC Stockholders have elected in writing not to designate a director) is required prior to MS Acquisition or any of its subsidiaries entering into any "Significant Transaction." A "Significant Transaction" includes (i) any merger, consolidation or other business combination of MS Acquisition or any subsidiary with or into any Person, (ii) any sale, lease, exchange or other disposition by MS Acquisition or any subsidiary of a significant portion of MS Acquisition's assets on a consolidated basis, (iii) any amendment to any provision of the Restated Charter or Bylaws of MS Acquisition (iv) certain acquisitions by MS Acquisition or any subsidiary of securities or assets, (v) certain increases or reductions of the capital of MS Acquisition or any subsidiary, (vi) the incurrence by MS Acquisition or any subsidiary of funded debt or any modification to any extension of such debt,
(vii) dissolution and certain insolvency events, and (viii) any transaction between MS Acquisition or any subsidiary and one or more of its stockholders not entered into in the ordinary course of business on an arm's-length basis.

     Notwithstanding the foregoing, if the CVC Stockholders determine in their sole discretion that applicable law permits the CVC Stockholder to have the right to designate a majority of the directors of the Board or directors having a majority of the weighted votes on the Board, the CVC Stockholders, rather than the nominating committee, may designate the disinterested directors to the Board, and the CVC Stockholders may take all actions permitted or required to be taken by the nominating committee pursuant to the Stockholders Agreement.

     Pre-Emptive Rights. The Stockholders Agreement provides the Institutional Stockholders and the Individual Stockholders with the right to participate ratably, in accordance with their fully-diluted common equity ownership, in any additional offering of Common Stock of MS Acquisition (or any security exercisable, exchangeable or convertible for or into common stock) (an "Equity Equivalent") offered to the CVC Stockholders. A stockholder is not entitled to any pre-emptive rights if the issuance and sale to the CVC Stockholders is in conjunction with the borrowing of money from the CVC Stockholders or their affiliates or the guaranteeing of debt of MS Acquisition or any subsidiary by the CVC Stockholders or their affiliates, unless such stockholder participates in the related financing or guarantee on the same terms as the CVC Stockholders and such affiliates.

     Right of First Refusal. Pursuant to the Stockholders Agreement, the Institution Stockholders and the Individual Stockholders agree not to transfer their shares of MS Acquisition except to a permitted transferee or otherwise in accordance with the terms of the Stockholders Agreement. In the event of any proposed sale of shares ("Offered Shares") by an Institutional Stockholder or an Individual Stockholder (a "Selling Stockholder") to any Person other than a permitted transferee (a "Third Party"), such Selling Stockholder shall provide notice (the "Notice") of such proposed sale of MS Acquisition, the CVC Stockholders and the other institutional investors (collectively, the "Prospective Buyers"), MS Acquisition shall have a right of first refusal, within the time period set forth in the Stockholders Agreement, to purchase such Offered Shares upon the items set forth in the Notice. In the event that MS Acquisition does not exercise such right of first refusal for all of the Offered Shares, the CVC Stockholders and the institutional investors shall have a second right of refusal, within the time period set forth in the Stockholders Agreement, for the Offered Shares not elected to be purchased by MS Acquisition. In the event that such Offered Shares are not accepted in full by the Prospective Buyers within the time periods specified in the Stockholders Agreement, the Selling Stockholder then has the right to sell to the Third Party the shares not by accepted by the Prospective Buyers pursuant to their respective rights of refusal, at or above the price offered to the Prospective Buyers and upon the same terms and conditions.

     Drag-Along Rights. If the CVC Stockholders, so long as they own at least thirty-five percent (35%) of the shares of Common Stock of MS Acquisition (on a diluted basis) or shares of Series A Preferred Stock of MS Acquisition (on a diluted basis), receive an offer from an unaffiliated third party which would effect a "Sale of the Company," the CVC Stockholders have the right, under certain circumstances, to require the other stockholders of MS Acquisition to sell or transfer all of their Capital Stock and Equity Equivalents of MS Acquisition to such third party upon the same terms and conditions as are applicable to the CVC Stockholders. The CVC Stockholders have the right, under certain circumstances, to require the other stockholders to approve such transaction and, if applicable, to waive any appraisal rights under Section 262 of the Delaware General Corporation Law. A "Sale of the Company" means the sale of MS Acquisition or any subsidiary (whether by merger, consolidation, recapitalization, reorganization, sale of securities, sale of assets or otherwise) in one transaction or a series of related transactions to a Person or Persons that is not an affiliate of CVC pursuant to which such Person or Persons acquires at least a majority of the voting power of all securities of MS Acquisition or the Company, or all or substantially all of the assets of MS Acquisition or the Company.

     Tag-Along Rights. If a CVC Stockholder proposes to transfer Common Stock, Preferred Stock or Equity Equivalents to any Person other than a permitted transferee, the other stockholders of MS Acquisition have the right, under certain circumstances, to participate in such sale on the same terms and on a pro-rata basis. This tag-along right does not apply to a registered public offering or to the extent that all sales by CVC Stockholders to such Persons other than permitted transferees represent, in the aggregate, less than five percent of the shares of Common Stock (on a diluted basis) held by the CVC Stockholders on August 13, 1996.

     Management Repurchase. All shares of Common Stock and Preferred Stock held by a Management Stockholder are subject to repurchase by MS Acquisition for a specified period of time following the termination of employment of such Management Stockholder for any reason. The CVC Stockholders have the right for a specified period to purchase, on a pro-rata basis, such shares not so purchased by MS Acquisition. Shares so purchased by the CVC Stockholders are, in turn, subject to a further right of repurchase, at the option of MS Acquisition or CVC, in favor of current or future officers, directors, employees or independent contractors of MS Acquisition or any subsidiary.

REGISTRATION RIGHTS AGREEMENT

     Pursuant to a registration rights agreement, the CVC Stockholders and the Institutional Stockholders are entitled to require MS Acquisition to effect an initial public offering of Common Stock of MS Acquisition underwritten on a firmly committed basis. The CVC Stockholders are entitled to three long-form registrations and unlimited short-form registrations on demand, in each case at the expense of MS Acquisition (other than underwriting commissions and discounts. The Institutional Investors are entitled to one long-form registration and three short-form registrations on demand, in each case at the expense of MS Acquisition (other than underwriting commissions and discounts). In addition, the CVC Stockholders, the Institutional Stockholders and the Management Stockholders are entitled to include, at the expense of MS Acquisition, their shares of Common Stock of MS Acquisition in any primary registration by MS Acquisition or any secondary registration on behalf of other stockholders on a pro-rata basis, subject to customary underwriter's cutback rights.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Jerome Singer, the former chairman of the Company's Board of Directors, owns and leases to the Company seven of the 14 facilities currently used by the Company in its operations. The leases, certain of which expire in 1996 and 1997, may be extended in certain circumstances. For the year ended December 31, 1995, the Company paid to Mr. Singer approximately $965,100 in the aggregate in respect of rental payments under such leases. Management believes that all such leases, from the Company's perspective, are on terms equal to or better than current market rates for such properties.

     Pursuant to a promissory note, the Company has outstanding to Ueli Spring, President of the Company, a demand loan in the aggregate principal amount of $75,000, plus accumulated interest. The loan bears interest at the prime rate plus 1.0%. As of June 30, 1996, the aggregate amount owed to the Company by Mr. Spring in respect of the loan was $107,336.

     Pursuant to a Management Agreement (the "Berkshire Management Agreement") between the Company, MS Acquisition and Berkshire Partners, since March 1989, Berkshire Partners, a shareholder of MS Acquisition, had provided to the Company and MS Acquisition certain advisory and management consulting services relating to financial and strategic corporate planning. In consideration for such services, the Company had paid to Berkshire Partners a fee of $250,000 per annum and had reimbursed Berkshire Partners' direct, out-of-pocket expenses incurred in performing such services. The Berkshire Management Agreement was terminated on August 13, 1996 in connection with the Transactions. In connection with such termination, the Company paid Berkshire Partners accrued management fees and current operating expenses of approximately $280,000 with a portion of the proceeds of the issuance of the Old Notes.

     Messrs. Spring, Brown and Easterly and certain other employees of the Company received in the aggregate bonuses of approximately $350,000 in connection with the consummation of the Transactions.

     Mr. Singer was paid approximately $225,000 of accrued compensation in connection with the Transactions.

     In connection with the Transactions, the Company entered into a management agreement with MS Acquisition (the "Management Agreement") pursuant to which MS Acquisition has agreed to provide to the Company and any subsidiary certain management and administrative services. The initial term of the Management Agreement extends through December 1997. In consideration for services provided thereunder, the Company has agreed to reimburse MS Acquisition for the actual cost of the services rendered. The Company is also responsible for contributing to the general operating costs of MS Acquisition. The Company's obligations to reimburse MS Acquisition may be deferred, without interest, if payment of such reimbursement obligations would be restricted by the Indenture or the Senior Revolving Credit Facility.

DESCRIPTION OF JUNIOR SUBORDINATED PROMISSORY NOTES DUE 2007

     As part of the Transactions, Holdings issued to the Former Stockholders, on August 13, 1996, Junior Subordinated Promissory Notes Due 2007 in the aggregate principal amount of approximately $8.7 million (the "Junior Subordinated Debentures"), having a maturity date of August 13, 2007. The following is a summary description of the principal terms of the Junior Subordinated Debentures and is subject to and qualified in its entirety by reference to the Stockholders Agreement. The Junior Subordinated Debentures accrue interest at the rate of 11% per annum through the maturity date and at the rate of 13% per annum after the maturity date. Interest on the Junior Subordinated Debentures is payable semi-annually on February 13 and August 13 of each year, commencing on February 13, 1997.

     In the event that the payment of interest on the Junior Subordinated Debentures is prohibited under the Credit Agreement or the Indenture or, in the event that the Company is prohibited, pursuant to the Credit Agreement or the Indenture, from paying cash dividends to Holdings for the purpose of paying interest on the Junior Subordinated Debentures, and the aggregate indebtedness of MS Acquisition and its subsidiaries exceeds $10,000,000, Holdings has agreed to issue to the holders of the Junior Subordinated Debentures (the "Debenture Holders") additional 11% junior subordinated debentures ("Secondary Debentures") in the amount of the accrued but unpaid interest on the Junior Subordinated Debentures. Secondary Debentures shall bear interest from the applicable interest payment date.

     The outstanding principal amount of the Junior Subordinated Debentures and the Secondary Debentures (collectively, the "Debentures"), together with accrued interest through the date of repayment, is prepayable in full or in part at any time at the option of Holdings, subject to any restrictions under the Credit Agreement or the Indenture or other applicable restrictions. Any prepayment in part shall be pro rata among holders of the Debentures ("Debentures Holders"). In addition, upon a Sale of the Company (see "Capital Stock -- MS Acquisition Stockholders Agreement -- Drag-Along Rights"), Holdings shall be obligated to prepay in full the aggregate outstanding principal amount of the Debentures, together with accrued interest.

     The rights of the Debenture Holders under the Debentures are subordinated to the rights of the Banks under the Senior Revolving Credit Facility and the rights of the holders of the Notes under the Indenture.

     If the Debenture Holders so elect, the Debentures shall be convertible into shares of Common Stock of MS Acquisition upon the consummation of a Qualified Offering. Holdings shall notify the Debenture Holders upon the consummation of a Qualified Offering. If the holders of a majority in principal amount of the Debentures then notify Holdings in writing that they elect to convert their Debentures into shares of Common Stock of MS Acquisition, each Debenture Holder shall have the right to convert principal amounts outstanding under the Debentures, together with accrued interest, into shares of Common Stock of MS Acquisition. For purposes of the conversion, the Common Stock shall be valued at the price per share of Common Stock paid by the public in connection with the Qualifying Offering. The Debentures provide for adjustments and protections in the event of a stock split or combination or recapitalization, reorganization, consolidation or merger between the time of the Qualifying Offering and the exercise of conversion rights.

     The Debentures restrict the declaration or payment of dividends or the making of any other distribution by Holdings or any subsidiary, the redemption of any capital stock by Holdings and the redemption by Holdings of any obligations which are subordinate to the Debentures, subject to certain exceptions such as the issuance of shares of Common Stock in connection with a conversion of Series A Preferred Stock or Debentures upon the consummation of a Qualifying Offering. The Debentures further restrict the payment by Holdings or any subsidiary of any management or services fee other than management or services fees payable to MS Acquisition in an amount not to exceed $300,000 in any fiscal year of Holdings.

                DESCRIPTION OF SENIOR REVOLVING CREDIT FACILITY

     In connection with the offering of the Old Notes, on August 13, 1996, the Company amended its existing Credit Agreement, dated as of May 2, 1996 (the "Credit Agreement"), by and among the Company, MS Acquisition, Export and NBD Bank, a Michigan banking corporation ("NBD"), as agent for the banks named therein (the "Banks"). Pursuant to the amendment, Holdings became a party to the Credit Agreement. As so amended, the Credit Agreement is referred to in this Prospectus as the "Senior Revolving Credit Facility". The Senior Revolving Credit Facility currently has an initial term of five years.

     Borrowings under the Senior Revolving Credit Facility will be used by the Company for working capital and other general corporate purposes. The Senior Revolving Credit Facility, which includes a letter of credit facility, has an aggregate principal amount of $35.0 million. As of September 6, 1996 there were no outstanding advances under the Senior Revolving Credit Facility.

     Borrowings under the Senior Revolving Credit Facility bear interest at a per annum rate equal to a Eurodollar Rate plus a margin ranging from 1.0% to 2.75% (based on the Company's ratio of funded debt to EBITDA); a Floating Rate equal to the sum of (A) the greater of (i) the Prime Rate (defined in the Senior Revolving Credit Facility as the per annum rate announced by NBD from time to time as its "prime rate"), and (ii) the sum of 1.0% per annum plus the Federal Funds Rate (defined in the Senior Revolving Credit Facility as the per annum rate that is equal to the average of the rates on overnight federal funds transactions with members of the Federal Reserve System) and (B) a margin ranging from zero percent to 1.25%; or a negotiated rate.

     The Senior Revolving Credit Facility is secured by, among other things, first liens on the inventory, accounts receivable, furniture, fixtures, machinery and equipment, intellectual property and certain other intangibles of the Company and Export. MS Acquisition, Holdings and Export have unconditionally guaranteed repayment of all borrowings of the Company under the Senior Revolving Credit Facility. The Senior Revolving Credit Facility is secured by a pledge of all of the outstanding capital stock of Export.

     The Senior Revolving Credit Facility contains customary representations and warranties and events of default and requires compliance with certain covenants by the Company and its subsidiaries, including, among other things: (i) maintenance of certain financial ratios and compliance with certain financial tests and limitations; (ii) limitations on the payment of dividends, incurrence of additional indebtedness and granting of certain liens; and (iii) restrictions on mergers, acquisitions, asset sales, capital expenditures and investments.

     The availability of the Senior Revolving Credit Facility is subject to various conditions precedent. Advances will be made under the Senior Revolving Credit Facility based on a borrowing base comprised of eligible accounts receivable, production and tooling inventory and net fixed assets at the following advance rates: 85% of the value of eligible accounts receivable; plus 60% of the value of eligible production inventory; plus 50% of eligible fixed assets; plus 50% of eligible tooling inventory not to exceed $5.0 million. Eligible accounts receivable will be reduced by the outstanding payable balances owed by the Company to Chrysler and GM for coil steel products purchased through their respective steel resale programs.

     Because the Notes are unsecured, advances under the Senior Revolving Credit Facility effectively rank senior to the Notes to the extent of the security securing such advances.

                              DESCRIPTION OF NOTES

     The Old Notes were issued under an indenture (the "Indenture") dated as of August 1, 1996 by and among the Company, MS Acquisition, Holdings, the Subsidiary Guarantor and Norwest Bank Minnesota National Association, as Trustee (the "Trustee"). The terms of the Indenture apply to the Old Notes and to the New Notes to be issued in exchange therefor pursuant to the Exchange Offer (all such Notes are referred to herein collectively as the "Notes"). The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. A copy of the form of Indenture may be obtained from the Company or the Initial Purchasers. The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain Definitions".

     The Notes are senior obligations of the Company, ranking pari passu in right of payment with all other senior obligations of the Company. The Guarantees are senior obligations of MS Acquisition and Holdings, ranking pari passu in right of payment with all other senior obligations of MS Acquisition and Holdings. The Subsidiary Guarantee is, and any additional Subsidiary Guarantee will be, a senior obligation of the applicable Subsidiary Guarantor, ranking pari passu in right of payment with all other senior obligations of such Subsidiary Guarantor.

     The Notes are issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee is acting as paying agent and registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the registrar, which initially are the Trustee's corporate trust office. The Company may change any paying agent and registrar without notice to holders of the Notes (the "Holders"). The Company will pay principal (and premium, if any) on the Notes at the Trustee's corporate office in New York, New York. At the Company's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered addresses of the Holders.

PRINCIPAL, MATURITY AND INTEREST

     The Notes are limited in aggregate principal amount to $85,000,000 and will mature on October 1, 2006. Interest on the Notes accrues at the rate of 11 7/8% per annum and will be payable semi-annually in cash on each April 1 and October 1, commencing on April 1, 1997, to the Persons who are registered Holders at the close of business on March 15 and September 15, respectively, immediately preceding the applicable interest payment date. Interest on the Notes accrues from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance.

     The Notes are not entitled to the benefit of any mandatory sinking fund.

REDEMPTION

     Optional Redemption. The Notes are redeemable at the Company's option in whole at any time or in part from time to time, on and after October 1, 2001, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on October 1 of the years set forth below, plus, in each case, accrued and unpaid interest, if any, thereon to the date of redemption:

                                       YEAR                       PERCENTAGE
                    -------------------------------------------   ----------
                    2001.......................................     105.938%
                    2002.......................................     103.958%
                    2003.......................................     101.979%
                    2004 and thereafter........................     100.000%

     Optional Redemption upon Public Equity Offerings. At any time, or from time to time, on or prior to October 1, 1999, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem up to $25.0 million aggregate principal amount of Notes at a redemption price equal to 110.875% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of redemption; provided that at least $60.0 million aggregate principal amount of Notes remains outstanding immediately after giving effect to any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Public Equity Offering.

     As used in the preceding paragraph, a "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of any of MS Acquisition Corp. ("MS Acquisition"), Aetna Holdings, Inc. ("Holdings") or the Company pursuant to a registration statement filed with and declared effective by the Commission in accordance with the Securities Act; provided that, in the event of a Public Equity Offering by MS Acquisition or Holdings, as the case may be, there is contributed to the capital of the Company the portion of the net cash proceeds of such Public Equity Offering necessary to pay the aggregate redemption price, plus accrued and unpaid interest, if any, to the redemption date of the Notes to be redeemed pursuant to the preceding paragraph.

SELECTION AND NOTICE OF REDEMPTION

     In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; and provided, further, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any
Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent for the Notes funds in satisfaction of the applicable redemption price pursuant to the Indenture.

GUARANTEES AND SUBSIDIARY GUARANTEE

     MS Acquisition, Holdings and the Subsidiary Guarantor (and any additional Subsidiary Guarantors pursuant to the covenant described under "-- Certain Covenants -- Additional Subsidiary Guarantees") will unconditionally guarantee, on a senior basis, jointly and severally, to each Holder and the Trustee, the full and prompt performance of the Company's obligations under the Indenture and the Notes, including the payment of principal of and interest on the Notes. The obligations of MS Acquisition, Holdings and each Subsidiary Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of MS Acquisition, Holdings or such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of MS Acquisition, Holdings or any other Subsidiary Guarantor, as the case may be, in respect of the obligations of MS Acquisition, Holdings or such other Subsidiary Guarantor under its Guarantee or Subsidiary Guarantee, as the case may be, or pursuant to its contribution obligations under the Indenture, will result in the obligations of MS Acquisition, Holdings or such Subsidiary Guarantor under its Guarantee or Subsidiary Guarantee, as the case may be, not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. MS Acquisition, Holdings and each Subsidiary Guarantor that makes a payment or distribution under its Guarantee or Subsidiary Guarantee, as the case may be, shall be entitled to a contribution from MS Acquisition, Holdings and each Subsidiary Guarantor, as the case may be, in an amount pro rata, based on the net assets of MS Acquisition, Holdings and each Subsidiary Guarantor, determined in accordance with GAAP.

     Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor, or with other Persons upon the terms and conditions set forth in the Indenture. See "-- Certain Covenants -- Merger, Consolidation and Sale of Assets." In the event all of the Capital Stock of a Subsidiary Guarantor is sold by the Company and/or one or more of its Subsidiaries and the sale complies with the provisions set forth in "-- Certain Covenants -- Limitation on Asset Sales," such Subsidiary Guarantor's Subsidiary Guarantee will be released.

CHANGE OF CONTROL

     The Indenture provides that upon the occurrence of a Change of Control (unless, on or prior to the date of such Change of Control, the Company shall have given a notice of redemption with respect to all outstanding Notes), each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase.

     Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). A Change of Control Offer shall remain open for a period of 20 business days or such longer period as may be required by law. Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the paying agent for the Notes at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

     Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to the Company's obligation to make a Change of Control Offer. Restrictions in the Indenture described herein on the ability of the Company and the Restricted Subsidiaries to incur additional Indebtedness, to grant liens on their property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants:

     Limitation on Incurrence of Additional Indebtedness. The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any Subsidiary Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary may incur Acquired Indebtedness, in each case, if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than (a)
2.0 to 1.0, if the date of such incurrence is on or prior to August 13, 1997 or
(b) 2.25 to 1.0, if the date of such incurrence is after August 13, 1997.

     Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or which is secured by a Lien on an asset acquired by the Company or a Restricted Subsidiary (whether or not such Indebtedness is assumed by the acquiring Person) shall be deemed incurred at the time the Person becomes a Restricted Subsidiary or at the time of the asset acquisition, as the case may be.

     The Company will not, and will not permit any Subsidiary Guarantor to incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) subordinated in right of payment to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be, at least to the same extent and in the same manner as such Indebtedness is subordinated to any such other Indebtedness.

     Limitation on Restricted Payments. The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company, Holdings or MS Acquisition or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or a Subsidiary Guarantor that is subordinate or junior in right of payment to the Notes or such Subsidiary Guarantor's Subsidiary Guarantee, as the case may be, or (d) make any Investment (other than a Permitted Investment) (each of the foregoing actions set forth in clauses (a), (b) (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenant described under "-- Limitation on Incurrence of Additional Indebtedness" or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of:
(w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses (iii)(x) and (y), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes pursuant to the redemption provisions thereof); plus (z) an amount equal to the consolidated net Investments on the date of Revocation made by the Company and/or any of the Restricted Subsidiaries in any Subsidiary of the Company that has been designated an Unrestricted Subsidiary after the Issue Date upon its redesignation as a Restricted Subsidiary in accordance with the covenant described under "-- Limitation on Designations of Unrestricted Subsidiaries."

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit: (1) the payment of any dividend or distribution within 60 days after the date of declaration of such dividend or distribution if the dividend or distribution would have been permitted on the date of declaration; (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (A) solely in exchange for shares of Qualified Capital Stock of the Company or (B) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company or a Subsidiary Guarantor that is subordinate or junior in right of payment to the Notes or such Subsidiary Guarantor's Subsidiary Guarantee, as the case may be, either (A) solely in exchange for shares of Qualified Capital Stock of the Company, or (B) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (I) shares of Qualified Capital Stock of the Company or (II) Refinancing Indebtedness; (4) the making of payments by the Company to MS Acquisition or Holdings in an amount not in excess of the federal, state and local income tax liability that the Company and its Subsidiaries would have been liable for if the Company, together with its Subsidiaries, had filed its tax return on a stand-alone basis; provided that such payments shall be made by the Company no earlier than five days prior to the date on which MS Acquisition or Holdings is required to make its payments to the Internal Revenue Service or state or local taxing authorities, as the case may be; (5) if no Default or Event of Default shall have occurred and be continuing, the making of payments by the Company to MS Acquisition or Holdings to pay corporate overhead expenses (including, without limitation, directors' fees and expenses), not to exceed $250,000 in any fiscal year; (6) if no Default or Event of Default shall have occurred and be continuing, the making of payments by the Company to MS Acquisition or Holdings to repurchase Capital Stock of MS Acquisition or Holdings beneficially owned by directors, officers and employees of the Company, any of its Subsidiaries, MS Acquisition or Holdings pursuant to the terms of employment contracts or employee benefit plans of the Company, any of its Subsidiaries, MS Acquisition or Holdings not to exceed $500,000 in any fiscal year; and (7) if no Default or Event of Default shall have occurred and be continuing, the making of other Restricted Payments not to exceed $2.0 million in the aggregate. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1),
(2)(B), (3)(B)(I), (5), (6) and (7) shall be included in such calculation.

     Limitation on Asset Sales. The Company will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless (a) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (b) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and (c) upon the consummation of an Asset Sale, the Company shall commit in writing to apply, or cause such Restricted Subsidiary to commit in writing to apply, the Net Cash Proceeds relating to such Asset Sale within 180 days of receipt thereof, and shall apply, or cause such Restricted Subsidiary to apply, such Net Cash Proceeds within 270 days of receipt thereof, either (i) to the extent the properties or assets that were the subject to such Asset Sale secure Indebtedness incurred in accordance with the Indenture pursuant to a Lien permitted by the Indenture, to prepay any such Indebtedness, (ii) to make an investment in properties or assets that replace the properties or assets that were the subject of such Asset Sale or in properties or assets that will be used in the business of the Company and the Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"), or (iii) a combination of prepayment and investment permitted by the foregoing clauses (c)(i) and (c)(ii). On the 271st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (c)(i), (c)(ii) and (c)(iii) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (c)(i), (c)(ii) and
(c)(iii) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary, as the case may be, to make an offer to purchase (a "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that principal amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, thereon to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to this paragraph).

     In the event of the transfer of substantially all (but not all) of the property and assets of the Company and the Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "-- Merger, Consolidation and Sale of Assets," the successor corporation shall be deemed to have sold the properties and assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or the Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

     Notwithstanding the two immediately preceding paragraphs, the Company and the Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (a) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets and (b) such Asset Sale is for fair market value; provided that any consideration not constituting Replacement Assets received by the Company or any of the Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two immediately preceding paragraphs.

     Notice of each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes with an aggregate principal amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on principal amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of: (i) applicable law; (ii) the Indenture; (iii) customary non-assignment provisions of any contract, licensing agreement or any lease governing a leasehold interest of any Restricted Subsidiary; (iv) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(v) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (vi) agreements of a Restricted Subsidiary existing at the time such Person became a Subsidiary of the Company and not entered into in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company; (vii) restrictions contained in security, pledge or similar agreements granting a Lien permitted by the covenant described under "-- Limitation on Liens" to the extent such agreements restrict the transfer of the property subject to any such Lien; (viii) contracts for the sale of assets in a transaction in compliance with the covenant described under "-- Limitation on Asset Sales"; or (ix) an agreement governing Refinancing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (ii), (iv), (v) or
(vii) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are no less favorable to the Holders in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in the applicable agreement referred to in such clause (ii), (iv), (v) or (vii).

     Limitation on Preferred Stock of Restricted Subsidiaries. The Company will not permit any of the Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary.

     Limitation on Liens. The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of the Restricted Subsidiaries, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (a) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes or any Subsidiary Guarantee, the Notes or such Subsidiary Guarantee, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (b) in all other cases, the Notes and the Subsidiary Guarantees are equally and ratably secured, except for (i) Liens existing as of the Issue Date ; (ii) to the extent not included in clause (i), Liens securing Indebtedness under the Revolving Credit Facility that do not extend to or cover categories or types of property or assets not covered by Liens securing the Revolving Credit Facility as of the Issue Date; (iii) Liens securing the Notes and Subsidiary Guarantees; (iv) Liens of the Company or a Restricted Subsidiary on assets of any Restricted Subsidiary; (v) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of the Restricted Subsidiaries not securing the Indebtedness so Refinanced; and
(vi) Permitted Liens.

     Limitation on Sale and Leaseback Transactions. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction unless (a) immediately after giving pro forma effect to such Sale and Leaseback Transaction (the Attributable Value of such Sale and Leaseback Transaction being deemed to be Indebtedness of the Company), the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenant described under "-- Limitation on Incurrence of Additional Indebtedness" (assuming a market rate of interest with respect to such additional Indebtedness) and (b) such Sale and Leaseback Transaction complies with the covenant described under "-- Limitation on Asset Sales."

     Merger, Consolidation and Sale of Assets. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries), whether as an entirety or substantially as an entirety, to any Person unless: (a) either (i) the Company shall be the surviving or continuing corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and the Restricted Subsidiaries substantially as an entirety (the "Surviving Entity")

(x) shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; (b) immediately after giving effect to such transaction and the assumption contemplated by clause (a)(ii)(y) above (including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (i) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and
(ii) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "-- Limitation on Incurrence of Additional Indebtedness"; (c) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (a)(ii)(y) above (including, without limitation, giving effect to any Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (d) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     Upon any such consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such.

     Each of MS Acquisition and Holdings will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets, whether as an entirety or substantially as an entirety, to any Person unless: (a) either (i) MS Acquisition or Holdings, as the case may be, shall be the surviving or continuing corporation or (ii) the Person (if other than MS Acquisition or Holdings, as the case may be) formed by such consolidation or into which MS Acquisition or Holdings, as the case may be, is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the property and assets of MS Acquisition or Holdings, as the case may be, substantially as an entirety (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee all of the obligations of MS Acquisition or Holdings, as the case may be, under its Guarantee and the Registration Rights Agreement on the part of MS Acquisition or Holdings, as the case may be, to be performed or observed; and (b) MS Acquisition, Holdings or such other Person, as the case may be, shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture shall comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transactions have been satisfied.

     Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Subsidiary Guarantee is to be released in accordance with the terms of the Subsidiary Guarantee and the Indenture in connection with any transaction complying with the provisions of the Indenture described under "-- Limitation on Asset Sales") will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Company or another Subsidiary Guarantor unless: (a) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia; (b) such entity assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor under its Subsidiary Guarantee; (c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (d) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (b) of the first paragraph of this covenant. Any merger or consolidation of a Subsidiary Guarantor with and into the Company (with the Company being the surviving entity) or another Subsidiary Guarantor need only comply with clause (d) of the first paragraph of this covenant.

     Limitations on Transactions with Affiliates. (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of their respective Affiliates (each an "Affiliate Transaction"), other than (i) Affiliate Transactions permitted under paragraph (b) of this covenant and (ii) Affiliate Transactions on terms that are no less favorable to the Company or the applicable Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $500,000 shall be approved by the Board of Directors of the Company, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $5.0 million, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

     (b) The restrictions set forth in clause (a) shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary as determined in good faith by the Company's Board of Directors; (ii) transactions exclusively between or among the Company and any of the Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture; and
(iii) Restricted Payments permitted by the Indenture.

     Additional Subsidiary Guarantees. If the Company or any of the Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Restricted Subsidiary that is not a Subsidiary Guarantor, or if the Company or any of the Restricted Subsidiaries shall organize, acquire or otherwise invest in or hold an Investment in another Restricted Subsidiary that is not a Subsidiary Guarantor having total consolidated assets with a book value in excess of $500,000, then such transferee or acquired or other Restricted Subsidiary that is not a Subsidiary Guarantor shall (a) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms set forth in the Indenture and (b) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of the Indenture.

     Reports to Holders. The Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of sec. 314(a) of the TIA.

     Lines of Business. The Company shall not, and shall not permit any of the Restricted Subsidiaries to, enter into any business, either directly or through any Restricted Subsidiary, except (i) for those businesses in which the Company and the Restricted Subsidiaries were engaged on the Issue Date or businesses which, in the reasonable good faith judgment of the Board of Directors of the Company, are related to the automotive industry and (ii) Permitted Investments.

     Payments for Consent. Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Notes, the Guarantees or any Subsidiary Guarantee unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes who so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

     Limitation on Designations of Unrestricted Subsidiaries. The Company may designate any Subsidiary of the Company (other than a Subsidiary of the Company which owns Capital Stock of a Restricted Subsidiary) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

          (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

          (b) the Company would be permitted under the Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the sum of
     (i) fair market value of the Capital Stock of such Subsidiary owned by the Company and the Restricted Subsidiaries on such date and (ii) the aggregate amount of other Investments of the Company and the Restricted Subsidiaries in such Subsidiary on such date; and

          (c) the Company would be permitted to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "-- Limitation on Incurrence of Additional Indebtedness" at the time of Designation (assuming the effectiveness of such Designation).

     In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment in the Designation Amount pursuant to the covenant described under "-- Limitation on Restricted Payments" for all purposes of the Indenture. The Indenture further provides that the Company shall not, and shall not permit any Restricted Subsidiary to, at any time (x) provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including of any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause (x) or (y), to the extent permitted under the covenant described under "-- Limitation on Restricted Payments."

     The Indenture further provides that the Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

          (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture.

     All Designations and Revocations must be evidenced by Board Resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":

          (a) the failure to pay interest on any Notes for a period of 30 days after the same becomes due and payable;

          (b) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

          (c) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the covenant described under "-- Certain Covenants -- Merger, Consolidation and Sale of Assets", which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (d) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness now exists or is created after the Issue Date, which default (i) is caused by a failure to pay principal of or premium, if any, on such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a "principal payment default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a principal payment default or the maturity of which has been so accelerated, aggregates at least $5.0 million;

          (e) one or more judgments in an aggregate amount in excess of $5.0 million shall have been rendered against the Company or any of the Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

          (f) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries; or

          (g) any of the Guarantees or the Subsidiary Guarantees ceases to be in full force and effect or any of the Guarantees or the Subsidiary Guarantees is declared to be null and void and unenforceable or any of the Guarantees or the Subsidiary Guarantees is found to be invalid or MS Acquisition, Holdings or any of the Subsidiary Guarantors denies its liability under its Guarantee or Subsidiary Guarantee, as the case may be (other than by reason of release of a Subsidiary Guarantor in accordance with the terms of the Indenture).

     If an Event of Default (other than an Event of Default specified in clause
(f) above) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration", and the same shall become immediately due and payable. If an Event of Default specified in clause (f) above occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes then outstanding may rescind and cancel such declaration and its consequences (a) if the rescission would not conflict with any judgment or decree, (b) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (c) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (d) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (e) in the event of the cure or waiver of an Event of Default of the type described in clause (f) of the description of Events of Default above, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     The Holders of a majority in principal amount of the Notes then outstanding may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

     Holders of the Notes may not enforce the Indenture, the Notes, the Guarantees or any Subsidiary Guarantee except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture, the Notes, the Guarantees or any Subsidiary Guarantee at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

     Under the Indenture, the Company is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have its obligations and the obligations of MS Acquisition, Holdings and all Subsidiary Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, and satisfied all of its obligations with respect to the Notes, except for (a) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (b) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (c) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (d) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "-- Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in United States dollars, non-callable United States government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which MS Acquisition, Holdings, the Company or a Subsidiary Guarantor is a party or by which MS Acquisition, Holdings, the Company or a Subsidiary Guarantor is bound; (f) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of MS Acquisition, Holdings, the Company or a Subsidiary Guarantor or with the intent of defeating, hindering, delaying or defrauding any other creditors of MS Acquisition, Holdings, the Company or a Subsidiary Guarantor or others; (g) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and (h) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (a) either (i) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (b) the Company has paid all other sums payable under the Indenture by the Company; and (c) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

MODIFICATION OF THE INDENTURE

     From time to time, the Company, MS Acquisition, Holdings, the Subsidiary Guarantor(s) and the Trustee, without the consent of the Holders, may amend the Indenture, the Guarantees and any Subsidiary Guarantee for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indenture, the Guarantees and any Subsidiary Guarantee may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may: (a) reduce the amount of Notes whose Holders must consent to an amendment;
(b) reduce the rate of or
change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes; (c) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (d) make any Notes payable in money other than that stated in the Notes; (e) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default; (f) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; (g) modify or change any provision of the Indenture or the related definitions affecting ranking of the Notes, the Guarantees or any Subsidiary Guarantee in a manner which adversely affects the Holders; and (h) release MS Acquisition, Holdings or any Subsidiary Guarantor from any of its obligations under its Guarantee or its Subsidiary Guarantee, as the case may be, or the Indenture otherwise than in accordance with the terms of the Indenture.

GOVERNING LAW

     The Indenture provides that the Indenture, the Notes, the Guarantees and each Subsidiary Guarantee will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE TRUSTEE

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, MS Acquisition, Holdings or a Subsidiary Guarantor, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the form of Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of the Restricted Subsidiaries or assumed by the Company or a Restricted Subsidiary in connection with the acquisition of assets by such Person and in each case not incurred in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

     "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

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

     "Affiliate Transaction" has the meaning set forth under "-- Certain Covenants -- Limitation on Transactions with Affiliates."

     "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary, or (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of the Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of (a) any Capital Stock of any Restricted Subsidiary; or (b) any other property or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or the Restricted Subsidiaries receive aggregate consideration of less than $250,000,
(ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "-- Certain Covenants -- Merger, Consolidation and Sale of Assets", (iii) Investment made in compliance with the covenant described under "-- Limitation on Restricted Payments" and (iv) the sale, disposition or other transfer of obsolete, damaged, materially worn or unusable equipment in the ordinary course of business.

     "Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (whether or not such lease is terminable at the option of the lessee prior to the end of such term), including any period for which such lease has been, or may, at the option of the lessor, be extended, discounted from the last date of such term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. The net amount of rent required to be paid under any lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. "Attributable Value" means, as to a Capitalized Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

     "Berkshire" means, individually and collectively, The Berkshire Fund, Berkshire Partners and each of their respective Permitted Transferees.

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP, and the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Capital Stock" means (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (b) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Cash Equivalents" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (d) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million; (e) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (d) above; and (f) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through (e) of this definition.

     "Change of Control" means the occurrence of any of the following events:

          (a) prior to the first public offering of Voting Stock of MS Acquisition, Holdings or the Company, any person or group, as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, other than one or more of the Permitted Holders, shall be entitled (by "beneficial ownership" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of Voting Stock, by contract or otherwise) to designate for election directors of MS Acquisition, Holdings or the Company having a majority of the total voting power of the Board of Directors of MS Acquisition, Holdings or the Company, as the case may be;

          (b) prior to the first public offering of Voting Stock of the Company, MS Acquisition shall cease to own 100% of the issued and outstanding Voting Stock of Holdings or Holdings shall cease to own 100% of the Voting Stock of the Company, whether as a result of the issuance of securities of Holdings or the Company, any merger, consolidation, liquidation or dissolution of Holdings or the Company, or any direct or indirect transfer of securities by MS Acquisition or Holdings or otherwise, provided that notwithstanding any other provision of the Indenture, including this clause
     (b), to the contrary, Holdings may cease to exist, whether as a result of merger, consolidation, liquidation, dissolution or by any other means, so long as thereafter (but prior to the first public offering of Voting Stock of the Company), MS Acquisition, Holdings owns 100% of the issued and outstanding Voting Stock of the Company;

          (c) after the first public offering of Voting Stock of MS Acquisition, Holdings or the Company, any person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more of the Permitted Holders, is or becomes the beneficial owner (as defined in clause (a) above), directly or indirectly, of Voting Stock that represents more than a majority of the aggregate ordinary voting power of all classes of the Voting Stock of the Company, Holdings or MS Acquisition, voting together as a single class;

          (d) after the first public offering of Voting Stock of MS Acquisition, Holdings or the Company, during any period of not greater than two consecutive years beginning after the Issue Date, individuals who at the beginning of such period constituted the Board of Directors of the Company, Holdings or MS Acquisition, as the case may be (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company, Holdings or MS Acquisition, as the case may be, was approved by a vote of a majority of the directors of the Company, Holdings or MS Acquisition, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to have a majority of the total voting power of the Board of Directors of the Company, Holdings or MS Acquisition, as the case may be; or

          (e) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act).

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

     "Change of Control Offer" has the meaning set forth under "-- Change of Control".

     "Change of Control Payment Date" has the meaning set forth under "-- Change of Control".

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Commission" means the Securities and Exchange Commission.

     "Company" means Aetna Industries, Inc.

     "Consolidated EBITDA" means, for any period, the sum (without duplication) of (a) Consolidated Net Income and (b) to the extent Consolidated Net Income has been reduced thereby, (i) all income taxes of the Company and the Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (ii) Consolidated Interest Expense, (iii) Consolidated Non-cash Charges, less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with GAAP, (iv) bonuses paid on the Issue Date to officers and directors of MS Acquisition, Holdings and the Company not to exceed $350,000 in the aggregate and (v) any prepayment penalty on Indebtedness of the Company retired on the Issue Date.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to the Company, the ratio of Consolidated EBITDA of the Company during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of the Company for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (a) the incurrence or repayment of any Indebtedness of the Company or any of the Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (b) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If the Company or any of the Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or the Restricted Subsidiary, as the case may be, had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (iii) notwithstanding clause (i) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Obligations under Interest Rate Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Fixed Charges" means, with respect to the Company for any period, the sum, without duplication, of (a) Consolidated Interest Expense (including any premium or penalty paid in connection with redeeming or retiring Indebtedness of the Company and the Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness), plus
(b) the product of (i) the amount of all dividend payments on any series of Preferred Stock of the Company (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

     "Consolidated Interest Expense" means, with respect to the Company for any period, the sum of, without duplication: (a) the aggregate of the interest expense of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (i) any amortization of original issue discount, (ii) Obligations under Interest Rate Agreements, (iii) all capitalized interest and (iv) the interest portion of any deferred payment obligation; and (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to the Company for any period, the aggregate net income (or loss) of the Company and the Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary, (d) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by such Person,
(f) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and (g) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets, any net income (or loss) of the successor corporation prior to such consolidation, merger or transfer of assets.

     "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

     "Consolidated Non-cash Charges" means, with respect to the Company, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

     "Covenant Defeasance" has the meaning set forth under "-- Legal Defeasance and Covenant Defeasance".

     "CVC" means Citicorp Venture Capital, Ltd., a New York corporation.

     "CVC Group" means CVC and its Permitted Transferees.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

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

     "Designation" has the meaning set forth under "-- Certain Covenants -- Limitation on Designations of Unrestricted Subsidiaries".

     "Designation Amount" has the meaning set forth under "-- Certain Covenants
- -- Limitation on Designations of Unrestricted Subsidiaries".

     "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Company delivered to the Trustee.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

     "Guarantees" means the unconditional guarantees by MS Acquisition and Holdings, on a senior basis, to each Holder and the Trustee of the full and prompt performance of the Company's obligations under the Indenture and the Notes, including the payment of principal of and interest on the Notes.

     "Holdings" has the meaning set forth under "-- Redemption -- Optional Redemption upon Public Equity Offerings".

     "incur" has the meaning set forth under "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness".

     "Indebtedness" means with respect to any Person, without duplication, (a) all Obligations of such Person for borrowed money, (b) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all Capitalized Lease Obligations of such Person, (d) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (e) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (f) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (a) through (e) above and clause (h) below,
(g) all Obligations of any other Person of the type referred to in clauses (a) through (f) above which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (h) all Obligations under currency exchange agreements and Interest Rate Agreements of such Person and (i) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock such fair market value shall be determined reasonably and in good faith by the Board of Directors of the Company.

     "Independent Financial Advisor" means a firm (a) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect material financial interest in the Company and (b) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Initial Purchasers" means Smith Barney Inc., Schroder Wertheim & Co. Incorporated and First Chicago Capital Markets, Inc.

     "Interest Rate Agreement" means an agreement governing any interest rate swap transaction, interest rate cap, collar or floor transaction, interest rate future, any option on any of the above or any similar transaction.

     "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and the Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, it ceases to be a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Restricted Subsidiary not sold or disposed of. The amount of any Investment shall not be adjusted for increases or decreases in value of write-ups or write-downs with respect to such Investment.

     "Issue Date" means the date of original issuance of the Notes.

     "Legal Defeasance" has the meaning set forth under "-- Legal Defeasance and Covenant Defeasance".

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Management" means, individually and collectively, any officer, director or employee of the Company, Holdings, MS Acquisition or a Subsidiary of the Company who acquires Voting Stock of the Company, Holdings or MS Acquisition on or after the Issue Date and each of their respective Permitted Transferees.

     "Michigan" means, individually and collectively, the State of Michigan, any political subdivision thereof and any pension fund for employees of the State of Michigan or any political subdivision thereof.

     "MS Acquisition" has the meaning set forth under "-- Redemption -- Optional Redemption upon Public Equity Offerings".

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of the Restricted Subsidiaries from such Asset Sale net of
(a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, underwriters or placement agent fees and commissions, brokerage, filing and registration fees and trustee's fees), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "Net Proceeds Offer" has the meaning set forth under "-- Certain Covenants
- -- Limitation on Asset Sales".

     "Net Proceeds Offer Amount" has the meaning set forth under "-- Certain Covenants -- Limitation on Asset Sales".

     "Net Proceeds Offer Payment Date" has the meaning set forth under "-- Certain Covenants -- Limitation on Asset Sales".

     "Net Proceeds Offer Trigger Date" has the meaning set forth under "-- Certain Covenants -- Limitation on Asset Sales".

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Holders" means Michigan, Berkshire, Prudential, Management and the CVC Group; provided that Michigan, Berkshire, Prudential, Management and the CVC Group (other than CVC, Citicorp or any direct or indirect Wholly Owned Subsidiary of Citicorp, in each case, individually or on behalf of the CVC Group, each of which may be a Permitted Holder irrespective of any such entitlement), shall not be a Permitted Holder if it is entitled by "beneficial ownership" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), by contract or otherwise, to designate for election directors of MS Acquisition, Holdings or the Company having a majority of the total voting power of the Board of Directors of MS Acquisition, Holdings or the Company, as the case may be.

     "Permitted Indebtedness" means, without duplication, each of the following:

          (a) Indebtedness under the Notes, the Indenture, the Guarantees and any Subsidiary Guarantee;

          (b) Indebtedness incurred pursuant to the Revolving Credit Facility in an aggregate principal amount at any time outstanding not to exceed the greater of (a) the sum of (i) 85% of the net book value of accounts receivable of the Company and the Restricted Subsidiaries and (ii) 60% of the net book value of inventory of the Company and the Restricted Subsidiaries and (b) $35.0 million, in each case reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder;

          (c) Obligations under Interest Rate Agreements of the Company or a Subsidiary Guarantor covering Indebtedness of the Company or any of the Restricted Subsidiaries and Obligations under Interest Rate Agreements of any Restricted Subsidiary (other than a Subsidiary Guarantor) covering Indebtedness of such Restricted Subsidiary; provided, however, that such Interest Rate Agreements are entered into to protect the Company and the Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture, to the extent the notional amount (or, if applicable, contract amount) of such Obligation does not exceed the principal amount of the Indebtedness to which such Obligation relates;

          (d) Indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary for so long as such Indebtedness is held by the Company or a Restricted Subsidiary, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary; provided that if as of any date any Person other than the Company or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (e) Indebtedness of the Company to a Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary, in each case subject to no Lien; provided that (i) any Indebtedness of the Company to any Restricted Subsidiary that is not a Subsidiary Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Notes and (ii) if as of any date any Person other than a Restricted Subsidiary owns or holds any such

     Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the date of an incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

          (f) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

          (g) Indebtedness of the Company or any of the Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (h) Refinancing Indebtedness; and

          (i) additional Indebtedness of the Company or any Subsidiary Guarantor in an aggregate principal amount not to exceed $5.0 million at any one time outstanding.

     "Permitted Investments" means (a) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary; (b) Investments in the Company by any Restricted Subsidiary; provided that any Indebtedness evidencing any such Investment held by a Restricted Subsidiary that is not a Subsidiary Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and the Indenture; (c) investments in cash and Cash Equivalents; (d) loans and advances to employees and officers of the Company or any of the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding; (e) Obligations under Interest Rate Agreements, provided, however, that such Interest Rate Agreements are entered into to protect the Company, or, if applicable, Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture; (f) Investments in Unrestricted Subsidiaries not to exceed $1.0 million at any one time outstanding; (g) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (h) Investments made by the Company or the Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under "-- Certain Covenants -- Limitation on Asset Sales" covenant;
(i) Investments in the Notes; and (j) Investments not to exceed $1.0 million at any one time outstanding in Persons a majority of whose revenues are derived from businesses which, in the reasonable good faith judgment of the Board of Directors of the Company, are related to the automotive industry.

     "Permitted Liens" means the following types of Liens:

          (a) Liens for taxes, assessments or governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Company or a Restricted Subsidiary, as the case may be, shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (d) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (e) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

          (f) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

          (g) Liens securing Purchase Money Indebtedness of the Company or any Restricted Subsidiary; provided, however, that (i) the Purchase Money Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired and (ii) the Lien securing such Indebtedness shall be created within 180 days of such acquisition;

          (h) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (i) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of the Restricted Subsidiaries, including rights of offset and set-off;

          (j) Liens securing Obligations under Interest Rate Agreements, which Obligations relate to Indebtedness that is otherwise permitted under the Indenture; and

          (k) Liens securing Acquired Indebtedness incurred in accordance with the covenant described under "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness;" provided that (i) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and (ii) such Liens do not extend to or cover any property or assets of the Company or of any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary.

     "Permitted Transferee" means (a) with respect to CVC, (i) Citicorp, any direct or indirect Wholly Owned Subsidiary of Citicorp and any officer, director or employee of CVC, Citicorp or any Wholly Owned Subsidiary of Citicorp, (ii) any spouse or lineal descendent (including by adoption and stepchildren) of the officers, directors and employees referred to in clause (a)(i) above, (iii) any trust, corporation or partnership 100% in interest of the beneficiaries, stockholders or partners of which consists of one or more of the Persons described in clause (a)(i) or (ii) above; (b) with respect to the Berkshire Fund, Berkshire Partners, Prudential Insurance Co. and Pruco Life Insurance Co., each of their respective direct or indirect Wholly Owned Subsidiaries; and (c) with respect to each officer, director and employee of the Company, Holdings, MS Acquisition or a Subsidiary of the Company, (i) any spouse or lineal descendent (including by adoption and stepchildren) of such officer, director or employee and (ii) any trust, corporation or partnership 100% in interest of the beneficiaries, stockholders or partners of which consists of one or more of any such officer, director or employee or any of the persons described in clause
(c)(i) above.

     "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Prudential" means, individually and collectively, Prudential Insurance Co., Pruco Life Insurance Co. and each of their respective Permitted Transferees.

     "Public Equity Offering" has the meaning set forth under "-- Redemption -- Optional Redemption upon Public Equity Offerings".

     "Purchase Money Indebtedness" means Indebtedness the net proceeds of which are used for the purchase of property or assets acquired in the normal course of business by the Person incurring such Indebtedness.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Reference Date" has the meaning set forth under "-- Certain Covenants -- Limitation on Restricted Payments".

     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, replace, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with the covenant described under "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness" covenant (other than pursuant to clause (b), (c), (d), (e), (f), (g) or (i) of the definition of Permitted Indebtedness), in each case that does not (i) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company and the Restricted Subsidiaries in connection with such Refinancing) or (ii) create Indebtedness with (x) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (y) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (1) if such Indebtedness being Refinanced is Indebtedness of the Company or a Subsidiary Guarantor, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and/or such Subsidiary Guarantor and (2) if such Indebtedness being Refinanced is subordinate or junior to the Notes or a Subsidiary Guarantee, then such Refinancing Indebtedness shall be subordinate to the Notes or such Subsidiary Guarantee, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date among the Company, MS Acquisition, Holdings, the Subsidiary Guarantor and the Initial Purchasers.

     "Replacement Assets" has the meaning set forth under "-- Certain Covenants
- -- Limitation on Asset Sales".

     "Restricted Payment" has the meaning set forth under "-- Certain Covenants
- -- Limitation on Restricted Payments".

     "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under "-- Certain Covenants -- Limitation on Designations of Unrestricted Subsidiaries." Any such Designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

     "Revocation" has the meaning set forth under "-- Certain Covenants -- Limitation on Designations of Unrestricted Subsidiaries".

     "Revolving Credit Facility" means the Credit Agreement dated as of May 2, 1996, as amended by the First Amendment thereto dated as of August 13, 1996, among the Company, MS Acquisition, Holdings, the Subsidiary Guarantor and NBD, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended or further amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the covenant described under "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness") or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

     "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(v) of Regulation S-X under the Securities Act.

     "Subsidiary", with respect to any Person, means (a) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (b) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Subsidiary Guarantee" means the unconditional guarantee by a Subsidiary Guarantor, on a senior basis, to each Holder and the Trustee of the full and prompt performance of the Company's obligations under the Indenture and the Notes, including the payment of principal of and interest on the Notes.

     "Subsidiary Guarantor" means (a) the Company's Subsidiary as of the Issue Date and (b) each of the Company's Subsidiaries that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of the Indenture as a Subsidiary Guarantor; provided that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its Subsidiary Guarantee is released in accordance with the terms of the Indenture.

     "Surviving Entity" has the meaning set forth under "-- Certain Covenants -- Merger, Consolidation and Sale of Assets".

     "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with the covenant described under "-- Certain Covenants -- Limitation on Designations of Unrestricted Subsidiaries." Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

     "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of the directors of such corporation.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by the Company or another Wholly Owned Restricted Subsidiary.

     "Wholly Owned Subsidiary" of any Person means a corporation of which all the outstanding voting securities (other than in the case of a foreign corporation, director's qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable laws) are owned by such Person or a Wholly Owned Subsidiary of such Person.

                         BOOK ENTRY; DELIVERY AND FORM

     Except as described in the next paragraph, the New Notes initially will be represented by a single, permanent global certificate in definitive, fully registered form (the "Global Note"). The Global Note will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. The Global Note will be subject to certain restrictions on transfer set forth therein and will bear the legend regarding such restrictions set forth under the heading "Transfer Restrictions" herein.

THE GLOBAL NOTE

     The Company expects that pursuant to procedures established by DTC (i) upon the issuance of the Global Note, DTC or its custodian will credit, on its internal system, the principal amount of New Notes of the individual beneficial interest represented by such Global Note to the respective accounts for persons who have accounts with DTC and (ii) ownership of beneficial interest in the Global Note will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of persons who have accounts with DTC ("Participants")) and the records of Participants (with respect to interests of persons other than Participants). Such accounts initially will be designated by or on behalf of the Initial Purchasers and ownership of beneficial interests in the Global Note will be limited to Participants or persons who hold interest through Participants.

     So long as DTC or its nominee is the registered owner or holder of the Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the New Notes represented by such Global Note for all purposes under the Indenture. No beneficial owner of an interest in the Global Note will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture.

     Payments of the principal of, premium, if any, and interest (including Additional Interest) on, the Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any paying agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest (including Additional Interest) in respect of the Global Note, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of DTC or its nominee. The Company also expects that payments by Participants to owners of beneficial interest in the Global Note held through such Participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such Participants.

     Transfers between Participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. If a holder requires physical delivery of a New Note issued in registered certificated form (a "Certificated Note") for any reason, including to sell New Notes to persons in states which required physical delivery of the Certificated Notes, or to pledge such securities, such holder must transfer its interest in the Global Note in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of New Notes (including the presentation of New Notes for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of New Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Note for Certificated Notes, which it will distribute to its Participants.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among Participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Initial Purchasers or the Trustee will have any responsibility for the performance by DTC or its Participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

     If DTC is at any time unwilling or unable to continue as a depositary for the Global Note and a successor depositary is not appointed by the Company within 90 days, Certificated Notes will be issued in exchange for the Global Note.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     In the opinion of Morgan, Lewis & Bockius LLP, counsel to the Company, the following discussion summarizes the material United States federal income tax consequences of the Exchange Offer to a holder of Old Notes that is an individual citizen or resident of the United States or a United States corporation that purchased the Old Notes pursuant to their original issue (a "U.S. Holder"). It is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), existing and proposed Treasury regulations, and judicial and administrative determinations, all of which are subject to change at any time, possibly on a retroactive basis. Moreover, U.S. Holders should note that there are no Treasury Regulations, judicial decisions or other authority that have considered a transaction closely comparable to the Exchange Offer and there can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary position to the positions taken herein. The following relates only to the Old Notes, and the New Notes received therefor, that are held as "capital assets" within the meaning of Section 1221 of the Code by U.S. Holders. It does not discuss state, local, or foreign tax consequences, nor does it discuss tax consequences to categories of holders that are subject to special rules, such as foreign persons, tax-exempt organizations, insurance companies, banks, and dealers in stocks and securities. Tax consequences may vary depending on the particular status of an investor. No rulings will be sought from the IRS with respect to the federal income tax consequences of the Exchange Offer.

     THIS SECTION DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO AN INVESTOR'S DECISION TO EXCHANGE OLD NOTES FOR NEW NOTES. EACH INVESTOR SHOULD CONSULT WITH ITS OWN TAX ADVISOR CONCERNING THE APPLICATION OF THE FEDERAL INCOME TAX LAWS AND OTHER TAX LAWS TO ITS PARTICULAR SITUATION BEFORE DETERMINING WHETHER TO EXCHANGE OLD NOTES FOR NEW NOTES.

THE EXCHANGE OFFER

     The exchange of Old Notes pursuant to the Exchange Offer should be treated as a continuation of the corresponding Old Notes because the terms of the New Notes are not materially different from the terms of the Old Notes. Accordingly, such exchange should not constitute a taxable event to U.S. Holders and, therefore, (i) no gain or loss should be realized by a U.S. Holder upon receipt of a New Note, (ii) the holding period of the New Note should include the holding period of the Old Note exchange therefor and (iii) the adjusted tax basis of the New Note should be the same as the adjusted tax basis of the Old Note exchanged therefor immediately before the exchange.

STATED INTEREST

     Stated interest on a Note will be taxable to a U.S. Holder as ordinary interest income at the time that such interest accrues or is received, in accordance with the U.S. Holder's regular method of accounting for federal income tax purposes. The Notes are not considered to have been issued with original issue discount ("OID") for federal income tax purposes.

SALE, EXCHANGE OR RETIREMENT OF THE NOTES

     A U.S. Holder's tax basis in a Note generally will be its cost. A U.S. Holder generally will recognize gain or loss on the sale, exchange or retirement of a Note in an amount equal to the difference between the amount realized on the sale, exchange or retirement and the tax basis of the Note. Gain or loss recognized on the sale, exchange or retirement of a Note (excluding amounts received in respect of accrued interest, which will be taxable as ordinary interest income) generally will be capital gain or loss and will be long-term capital gain or loss if the Note was held for more than one year.

BACKUP WITHHOLDING

     Under certain circumstances, a U.S. Holder of a Note may be subject to "backup withholding" at a 31% rate with respect to payments of interest thereon or the gross proceeds from the disposition thereof. This withholding generally applies if the U.S. Holder fails to furnish his or her social security number or other taxpayer identification number ("TIN") in the specified manner and in certain other circumstances. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit against such U.S. Holder's federal income tax liability, provided that the required information is furnished to the IRS. Corporations and certain other entities described in the Code and Treasury regulations are exempt from backup withholding if their exempt status is properly established.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. Each of the Company and the Guarantors has agreed that, for a period of 180 days after the Effective Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection
with any such resale. In addition, until             , 1996 (90 days after the
date of this Prospectus), all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

     Neither the Company nor any of the Guarantors will receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company and each of the Guarantors has jointly and severally agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Old Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the New Notes offered hereby will be passed upon for the Company by Morgan, Lewis & Bockius LLP, New York, New York.

                                    EXPERTS

     The financial statements of the Company and MS Acquisition as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
AETNA INDUSTRIES, INC.
Report of Independent Accountants....................................................    F-2
Consolidated Balance Sheets as of December 31, 1994 and 1995
  and June 30, 1996 (unaudited)......................................................    F-3
Consolidated Statements of Operations for the three years ended December 31, 1995
  and the six months ended June 30, 1995 and 1996 (unaudited)........................    F-4
Consolidated Statements of Cash Flows for the three years ended December 31, 1995
  and six months ended June 30, 1995 and 1996 (unaudited)............................    F-5
Notes to Consolidated Financial Statements for the three years ended December 31,
  1995
  and the six months ended June 30, 1995 and 1996....................................    F-6
MS ACQUISITION CORP.
Report of Independent Accountants....................................................   F-15
Consolidated Balance Sheets as of December 31, 1994 and 1995
  and June 30, 1996 (unaudited)......................................................   F-16
Consolidated Statements of Operations for the three years ended December 31, 1995
  and the six months ended June 30, 1995 and 1996 (unaudited)........................   F-17
Consolidated Statements of Cash Flows for the three years ended December 31, 1995
  and six months ended June 30, 1995 and 1996 (unaudited)............................   F-18
Notes to Consolidated Financial Statements for the three years ended December 31,
  1995
  and the six months ended June 30, 1995 and 1996....................................   F-19
PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL DATA
AETNA INDUSTRIES, INC.
Pro Forma Unaudited Condensed Consolidated Statement of Operations Data..............   F-28
Notes to the Pro Forma Unaudited Condensed Consolidated Statement of Operations
  Data...............................................................................   F-29
Pro Forma Unaudited Consolidated Balance Sheet at June 30, 1996......................   F-30
Notes to the Pro Forma Unaudited Consolidated Balance Sheet..........................   F-31
MS ACQUISITION CORP.
Pro Forma Unaudited Condensed Consolidated Statement of Operations Data..............   F-32
Notes to the Pro Forma Unaudited Condensed Consolidated Statement of Operations......   F-33
Pro Forma Unaudited Consolidated Balance Sheet at June 30, 1996......................   F-34
Notes to the Pro Forma Unaudited Consolidated Balance Sheet..........................   F-35

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Stockholder of
Aetna Industries, Inc.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and of cash flows present fairly, in all material respects, the financial position of Aetna Industries, Inc. and its subsidiary at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Note 9 to the consolidated financial statements, the Company changed its method of accounting for income taxes in the year ended December 31, 1993.

Price Waterhouse LLP
Detroit, Michigan
February 12, 1996, except for
Notes 11 and 12 which are as of May 2, 1996 and August 13, 1996, respectively

                             AETNA INDUSTRIES, INC.
              (A WHOLLY OWNED SUBSIDIARY OF MS ACQUISITION CORP.)

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                    DECEMBER 31,
                                                                --------------------     JUNE 30,
                                                                  1994        1995         1996
                                                                --------    --------    -----------
                                                                                        (UNAUDITED)
ASSETS
Current assets
  Cash........................................................  $    163    $    291     $     311
  Accounts receivable (less allowance for doubtful accounts of
     $158, $240 and $265, respectively).......................    28,638      28,522        33,960
  Inventories.................................................     9,410       8,659         9,795
  Tooling.....................................................       869       2,658         1,579
  Prepaid income taxes........................................       359         360
  Prepaid expenses............................................       196         142           373
  Deferred income taxes.......................................       277         518           759
                                                                --------    --------      --------
       Total current assets...................................    39,912      41,150        46,777
                                                                --------    --------      --------
Property, plant and equipment
  Land........................................................     1,652       1,652         1,588
  Buildings and improvements..................................    11,386      11,082        10,831
  Machinery and equipment.....................................    50,417      54,480        61,690
  Construction-in-progress....................................     3,090       9,434         4,832
                                                                --------    --------      --------
       Total property, plant and equipment....................    66,545      76,648        78,941
  Less -- accumulated depreciation............................   (22,862)    (27,775)      (30,383)
                                                                --------    --------      --------
       Net property, plant and equipment......................    43,683      48,873        48,558
                                                                --------    --------      --------
Other assets
  Deferred costs and other assets.............................     2,359       1,644         1,375
  Cost in excess of net assets acquired.......................    27,377      26,575        26,175
                                                                --------    --------      --------
       Total other assets.....................................    29,736      28,219        27,550
                                                                --------    --------      --------
                                                                $113,331    $118,242     $ 122,885
                                                                ========    ========      ========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
  Accounts payable............................................  $ 28,612    $ 31,566     $  31,095
  Accrued expenses............................................     9,205      10,109        10,876
  Current portion of long-term debt...........................     5,400       2,500
                                                                --------    --------      --------
       Total current liabilities..............................    43,217      44,175        41,971
                                                                --------    --------      --------
Long-term debt, less current portion..........................    17,083      15,799        18,976
                                                                --------    --------      --------
Subordinated debt.............................................    40,661      41,942        42,743
                                                                --------    --------      --------
Deferred income taxes.........................................     9,543       8,924         8,987
                                                                --------    --------      --------
Commitments and contingencies (Note 10)
Stockholder's equity
  Common stock -- $.01 par value; 1,000 issued and
     outstanding, respectively
  Contributed capital.........................................     9,024       9,024         9,024
  Retained earnings (accumulated deficit).....................    (6,197)     (1,622)        1,184
                                                                --------    --------      --------
                                                                   2,827       7,402        10,208
                                                                --------    --------      --------
                                                                $113,331    $118,242     $ 122,885
                                                                ========    ========      ========

          See accompanying notes to consolidated financial statements.

                             AETNA INDUSTRIES, INC.
              (A WHOLLY OWNED SUBSIDIARY OF MS ACQUISITION CORP.)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (AMOUNTS IN THOUSANDS)

                                                                                   SIX MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,               JUNE 30,
                                             --------------------------------    --------------------
                                               1993        1994        1995        1995        1996
                                             --------    --------    --------    --------    --------
                                                                                     (UNAUDITED)
Net sales.................................   $162,908    $204,850    $211,905    $119,111    $114,944
Cost of sales.............................    139,499     172,428     183,542     100,321      98,472
Selling, general and administrative
  expenses................................     12,544      12,898      13,331       6,835       7,371
                                             ---------   ---------   ---------   ---------   ---------
Operating income..........................     10,865      19,524      15,032      11,955       9,101
                                             ---------   ---------   ---------   ---------   ---------
Interest expense, net.....................      9,020       8,929       8,579       4,246       4,132
                                             ---------   ---------   ---------   ---------   ---------
  Income before cumulative effect of
     change in method of accounting and
     income taxes.........................      1,845      10,595       6,453       7,709       4,969
Income tax provision......................        930       4,000       1,877       2,243       2,163
                                             ---------   ---------   ---------   ---------   ---------
  Income before cumulative effect of
     change in method of accounting.......        915       6,595       4,576       5,466       2,806
Cumulative effect of change in method of
  accounting for income taxes.............     (4,771)
                                             ---------   ---------   ---------   ---------   ---------
  Net income (loss).......................   $ (3,856)   $  6,595    $  4,576    $  5,466    $  2,806
                                             =========   =========   =========   =========   =========

          See accompanying notes to consolidated financial statements.

                             AETNA INDUSTRIES, INC.
              (A WHOLLY OWNED SUBSIDIARY OF MS ACQUISITION CORP.)

                      CONSOLIDATED STATEMENTS OF CASH FLOW
                             (AMOUNTS IN THOUSANDS)

                                                                                    SIX MONTHS ENDED
                                                    YEAR ENDED DECEMBER 31,             JUNE 30,
                                                 ------------------------------    ------------------
                                                  1993       1994        1995       1995       1996
                                                 -------    -------    --------    -------    -------
                                                                                      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss).............................   $(3,856)   $ 6,595    $  4,576    $ 5,466    $ 2,806
Adjustments to reconcile net income (loss) to
  net cash provided by operating activities --
  Depreciation and amortization...............     6,009      6,150       6,579      3,426      3,558
  Deferred interest...........................     3,249      2,995       1,281        (65)       801
  Deferred income taxes.......................     7,129        748        (860)                  178
  Other.......................................    (2,116)
  Changes in assets and liabilities
     Accounts receivable......................    (1,148)    (6,159)        116     (4,967)    (5,438)
     Inventories..............................    (3,538)      (503)        750        881     (1,136)
     Tooling..................................                3,830      (1,790)      (470)     1,079
     Income taxes refundable..................                 (360)
     Prepaid expenses.........................      (119)        38          54         29       (231)
     Income taxes payable.....................       305       (761)                  (530)
     Accounts payable.........................     5,118      9,073       2,954      2,214       (471)
     Accrued expenses.........................     2,483        394         904       (172)       767
                                                 -------    -------    --------    -------    -------
       NET CASH PROVIDED BY OPERATING
          ACTIVITIES..........................    13,516     22,040      14,564      5,812      1,913
                                                 -------    -------    --------    -------    -------
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment,
  net.........................................    (3,474)    (6,125)    (10,103)    (4,966)    (2,732)
Other, net....................................      (863)      (329)       (149)                  162
                                                 -------    -------    --------    -------    -------
       NET CASH USED FOR INVESTING
          ACTIVITIES..........................    (4,337)    (6,454)    (10,252)    (4,966)    (2,570)
                                                 -------    -------    --------    -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on long-term debt, net.....    (9,401)   (15,433)     (4,184)    (2,900)    (7,250)
Net increase in line of credit................                                       2,396      7,927
                                                 -------    -------    --------    -------    -------
       NET CASH PROVIDED BY (USED FOR)
          FINANCING ACTIVITIES................    (9,401)   (15,433)     (4,184)      (504)       677
                                                 -------    -------    --------    -------    -------
Net increase (decrease) in cash...............      (222)       153         128        342         20
Cash -- beginning of year.....................       232         10         163        163        291
                                                 -------    -------    --------    -------    -------
Cash -- end of period.........................   $    10    $   163    $    291    $   505    $   311
                                                 =======    =======    ========    =======    =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION
Cash paid during the period for interest......   $ 5,850    $12,027    $  4,480
                                                 =======    =======    ========
Cash paid during the period for income
  taxes.......................................   $   788    $ 4,350    $  2,750
                                                 =======    =======    ========

          See accompanying notes to consolidated financial statements.

                             AETNA INDUSTRIES, INC.
              (A WHOLLY OWNED SUBSIDIARY OF MS ACQUISITION CORP.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                         (DOLLAR AMOUNTS IN THOUSANDS)

1. ORGANIZATION AND BASIS OF PRESENTATION

     Aetna Industries, Inc. (Aetna or the Company) is a wholly owned subsidiary of MS Acquisition Corp. (MS Acquisition). MS Acquisition was formed for the sole purpose of purchasing Aetna and does not have any significant assets or liabilities, other than all of the outstanding common stock of Aetna and two series of mandatorily redeemable preferred stock discussed below.

     The preferred stock referred to in Note 7 of the consolidated financial statements of MS Acquisition has not been included in the accompanying Aetna balance sheet. The carrying value of the Company's assets and liabilities other than the redeemable preferred stock is that of its parent, MS Acquisition.

2. SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

     Description of operations and major customers

     The Company's primary business operations are the manufacture of automotive stampings and assemblies used as original equipment components by North American automotive manufacturers in the production of sport utility vehicles, mini-vans, other light trucks and passenger cars.

     The Company's financial condition and results of operations depend significantly on two major automotive manufacturers, Chrysler Corporation (Chrysler) and General Motors Corporation (GM). Following is a summary of net production sales to such key customers, as a percentage of net production sales:

                                                                YEAR ENDED               SIX MONTHS
                                                               DECEMBER 31,            ENDED JUNE 30,
                                                         ------------------------      --------------
                                                         1993      1994      1995      1995      1996
                                                         ----      ----      ----      ----      ----
                                                                                        (UNAUDITED)
Chrysler..............................................    59 %      62 %      60 %      63 %      59 %
GM....................................................    39        35        36        33        36
Other.................................................     2         3         4         4         5
                                                         ---       ---       ---       ---       ---
                                                         100 %     100 %     100 %     100 %     100 %
                                                         ===       ===       ===       ===       ===

     Principles of consolidation

     The consolidated financial statements include the accounts of the Company and a foreign sales corporation which is a wholly owned subsidiary of Aetna. All significant intercompany transactions and account balances have been eliminated in consolidation.

     Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and cash equivalents

     The Company considers cash on hand, deposits in banks and short-term marketable securities with maturities of 90 days or less as cash and cash equivalents for the purpose of the statement of cash flows.

                             AETNA INDUSTRIES, INC.
              (A WHOLLY OWNED SUBSIDIARY OF MS ACQUISITION CORP.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

2. SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Financial instruments

     With the exception of long-term debt and stockholder's equity, the Company records all financial instruments, including accounts receivable and accounts payable, at cost, which approximates market value.

  Revenue recognition

     Revenue from sales and the corresponding receivables are recorded upon shipment of product to the customer.

  Inventories

     Inventories of stampings and assemblies are valued at the lower of cost, determined by the last-in, first-out (LIFO) method, or market. Inventories of purchased parts and purchased labor are valued at the lower of cost, as determined by the first-in, first-out (FIFO) method, or market.

  Property, plant and equipment

     Property, plant and equipment are stated at cost. The Company provides for depreciation principally using the straight-line method over the following estimated useful lives:

                                                                                 YEARS
                                                                                 -----
        Buildings and improvements............................................   20-30
        Machinery and equipment...............................................    5-15

     Upon retirement or disposal, the asset cost and related accumulated depreciation is removed from the accounts and the net amount, less proceeds, is charged or credited to income. Expenditures for renewals and betterments are capitalized. Expenditures for maintenance and repairs are charged against income as incurred.

  Cost in excess of net assets acquired

     Cost in excess of net assets acquired is being amortized over forty years using the straight-line method. Accumulated amortization aggregated $4,674, $5,475 and $5,875 at December 31, 1994 and 1995 and June 30, 1996, respectively. The Company periodically evaluates the eventual recoverability of the cost in excess of net assets acquired based on estimated future operating results and cash flows.

  Start-up and preoperating expenses

     Incremental costs incurred relating to the start-up of a new production facility have been capitalized as deferred costs and are being amortized over a five-year period commencing January 1992. Accumulated amortization aggregated $1,271, $1,694 and $1,906 at December 31, 1994 and 1995 and June 30, 1996,
respectively.

  Income taxes

     Income tax provisions are based upon Statement of Financial Accounting Standards No. 109, (FAS 109), "Accounting for Income Taxes". Deferred tax assets and liabilities are provided for the expected future tax consequence of temporary differences between the carrying amounts and the tax basis of the Company's assets and liabilities. Prior to January 1, 1993, the Company utilized the provisions of Accounting

                             AETNA INDUSTRIES, INC.
              (A WHOLLY OWNED SUBSIDIARY OF MS ACQUISITION CORP.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

2. SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Principles Bulletin No. 11, "Accounting for Income Taxes" and provided deferred taxes on nonpermanent differences between financial statement and taxable income.

  Interim financial information

     The accompanying unaudited interim consolidated financial statements do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company, all adjustments, consisting of only normal, recurring adjustments, necessary to present the financial position of the Company at June 30, 1996 and the results of its operations and its cash flows for the six months ended June 30, 1995 and 1996 have been included. Operating results for the interim periods are not necessarily indicative of results that may be expected for the year ending December 31, 1996.

3. INVENTORIES

     Inventories are comprised of the following:

                                                                      DECEMBER 31,
                                                                    ----------------     JUNE 30,
                                                                     1994      1995        1996
                                                                    ------    ------    -----------
                                                                                        (UNAUDITED)
Inventories valued at LIFO
  Raw materials..................................................   $3,516    $2,034      $2,355
  Work-in-process................................................    2,624     2,989       3,607
  Finished goods.................................................    1,818     2,273       2,151
                                                                    ------    ------      ------
                                                                     7,958     7,296       8,113
  LIFO reserve...................................................     (240)     (240)       (240)
                                                                    ------    ------      ------
                                                                     7,718     7,056       7,873
                                                                    ------    ------      ------
Inventories valued at FIFO
  Purchased parts and purchased labor............................    1,692     1,603       1,922
                                                                    ------    ------      ------
Total inventories................................................   $9,410    $8,659      $9,795
                                                                    ======    ======      ======

4. ACCRUED EXPENSES

     Accrued expenses are comprised of the following:

                                                                                         JUNE 30,
                                                                     DECEMBER 31,          1996
                                                                   -----------------    -----------
                                                                    1994      1995
                                                                   ------    -------    (UNAUDITED)
Accrued workers' compensation expense...........................   $2,666    $ 2,618      $ 3,024
Other...........................................................    6,539      7,491        7,852
                                                                   ------    -------      -------
                                                                   $9,205    $10,109      $10,876
                                                                   ======    =======      =======

5. SUBORDINATED DEBT

     Subordinated debt at December 31, 1994 and 1995 and June 30, 1996 consists of $30,500 of principal and $10,161, $11,442 and $12,243 of deferred interest, respectively. The principal of $30,500 consists of two 14.0% notes payable by the Company in two annual aggregate principal payments of $6,100 commencing March 1,

                             AETNA INDUSTRIES, INC.
              (A WHOLLY OWNED SUBSIDIARY OF MS ACQUISITION CORP.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

5. SUBORDINATED DEBT (CONTINUED)
1997 with a final payment of $18,300 on March 1, 1999. Payments of interest accrued from 1990 to 1995 were deferred until the Company has available cash flows as defined in the agreements. As a result, $2,995 and $1,281 of interest expense on subordinated debt incurred during 1994 and 1995, respectively, have been included with subordinated debt as a noncurrent liability. The deferred interest bears interest at a rate of 14.0%. Based upon quoted market prices for similar debt, the fair value of the subordinated debt approximated $45,000 at December 31, 1995.

     The subordinated debt agreements contain, among other provisions, covenants relating to the levels of operating income and net worth and the ratio of operating income to interest expense.

     Unamortized commitment and legal fees of $267 and $203 at December 31, 1994 and 1995, respectively, relating to the subordinated debt have been deferred and are being amortized over the term of the debt agreements using the interest method.

6. RELATED PARTY TRANSACTIONS

     The Company leases certain real property from a stockholder at less than fair market value rates under lease agreements expiring in 2006. Approximately $2,425, which represents the present value at the date of acquisition of the favorable lease terms using a 13.0% interest rate, has been recorded as property, plant and equipment and is being amortized on a straight-line basis over the lease terms. Rent expense under these lease agreements aggregated $879, $919 and $965 during 1993, 1994 and 1995, respectively. Future minimum rental payments due under these lease agreements are as follows:

                                     YEAR ENDED
                                    DECEMBER 31
        --------------------------------------------------------------------
          1996..............................................................   $ 1,018
          1997..............................................................       892
          1998..............................................................       937
          1999..............................................................       984
          2000..............................................................     1,033
          Thereafter........................................................     7,378
                                                                               --------
                                                                               $12,242
                                                                               ========

     The Company has a management agreement with a related party whereby it is charged an annual fee of $250 for management services. The management fees for the years ended December 31, 1994 and 1995 were recorded and paid during the year. Due to reaching selected thresholds and other measurements, the Company recorded management fees aggregating $750, including $500 for 1991 and 1992, during the year ended December 31, 1993.

                             AETNA INDUSTRIES, INC.
              (A WHOLLY OWNED SUBSIDIARY OF MS ACQUISITION CORP.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

7. STOCKHOLDER'S EQUITY

     The changes in stockholder's equity were as follows:

                                                                             RETAINED
                                                                             EARNINGS          TOTAL
                                                            CONTRIBUTED    (ACCUMULATED    STOCKHOLDER'S
                                                              CAPITAL        DEFICIT)          EQUITY
                                                            -----------    ------------    --------------
Balance at January 1, 1993...............................     $9,024        $ (8,936)        $     88
  Net loss...............................................                     (3,856)          (3,856)
                                                              ------        --------         --------
Balance at December 31, 1993.............................      9,024         (12,792)          (3,768)
                                                              ------        --------         --------
  Net income.............................................                      6,595            6,595
                                                              ------        --------         --------
Balance at December 31, 1994.............................      9,024          (6,197)           2,827
                                                              ------        --------         --------
  Net income.............................................                      4,576            4,576
                                                              ------        --------         --------
Balance at December 31, 1995.............................      9,024          (1,622)           7,402
                                                              ------        --------         --------
(unaudited)
  Net income.............................................                      2,806            2,806
                                                              ------        --------         --------
Balance at June 30, 1996.................................     $9,024        $  1,184         $ 10,208
                                                              ======        ========         ========

     Certain stockholders of the MS Acquisition were also stockholders of the predecessor company prior to the acquisition by MS Acquisition. Due to this partial continuation of control, the acquisition was recorded by the Company using a combination of (1) the historical basis to the extent of continuing ownership and (2) the purchase method of accounting for the remaining portion of assets and liabilities. The purchase method requires that assets and the liabilities be recorded at their estimated fair market value. The amount by which the fair market value exceeded this historical cost of the net assets acquired attributable to the stockholders with continuing interests of $7,276 is recorded as a reduction of contributed capital in the accompanying consolidated balance sheets.

8. EMPLOYEE BENEFIT PLANS

     The Company has four defined benefit pension plans covering the majority of its hourly employees. The Company's funding policy is to fund costs as required under the Employee Retirement Income Security Act of 1974, as amended. The plans' assets are invested in a master trust.

                             AETNA INDUSTRIES, INC.
              (A WHOLLY OWNED SUBSIDIARY OF MS ACQUISITION CORP.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

8. EMPLOYEE BENEFIT PLANS (CONTINUED)

     The following table sets forth the plans' funded status and amounts recognized in the Company's consolidated balance sheets at December 31, 1994 and 1995:

                                                            DECEMBER 31,           DECEMBER 31,
                                                                1994                   1995
                                                            ------------    --------------------------
                                                               ASSETS         ASSETS       ACCUMULATED
                                                               EXCEED         EXCEED        BENEFITS
                                                            ACCUMULATED     ACCUMULATED      EXCEED
                                                              BENEFITS       BENEFITS        ASSETS
                                                            ------------    -----------    -----------
Actuarial present value of benefit obligations
Accumulated benefit obligation, including vested benefits
  of $1,068, $278 and $1,063, respectively...............      $1,138         $ 1,145         $ 287
                                                               ======         =======        ======
Plan assets at fair value................................      $1,171         $ 1,157         $ 277
Projected benefit obligation for service rendered to
  date...................................................       1,138           1,145           287
                                                               ------         -------        ------
Plan assets in excess of (less than) projected benefit
  obligation.............................................          33              12           (10)
Unrecognized loss from prior experience..................         521             426           142
                                                               ------         -------        ------
Prepaid pension cost included in deferred costs and other
  assets.................................................      $  554         $   438         $ 132
                                                               ======         =======        ======
  Weighted average discount rate.........................        8.75%           7.00%         7.00%
                                                               ======         =======        ======
  Estimated long-term rate of return on assets...........        9.50%           9.50%         9.50%
                                                               ======         =======        ======

                                                                       YEAR ENDED DECEMBER 31,
                                                                       ------------------------
                                                                       1993     1994      1995
                                                                       ----     -----     -----
Pension costs include:
  Service cost.....................................................    $ 97     $ 116     $ 102
  Interest cost....................................................      80        92        88
  Actual return on assets..........................................      (3)      126       262
  Net amortization.................................................     (94)     (233)     (360)
                                                                       ----     -----     -----
                                                                       $ 80     $ 101     $  92
                                                                       ====     =====     =====

     The Company also maintains a 401(k) plan for all eligible nonunion employees, and a 401(k) plan for certain union employees not covered by the defined benefit plans above. During the years ended December 31, 1993, 1994 and 1995, the Company incurred $37, $101 and $130, respectively, of expense related to 401(k) plans.

9. INCOME TAXES

     The Company is included in the consolidated United States federal income tax return filed by MS Acquisition. Accordingly, the provision for federal income taxes and the related payments or refunds of tax are determined on a consolidated basis. The Company's income tax provisions compiled on a separate return basis would have been consistent with those recorded in its financial statements.

                             AETNA INDUSTRIES, INC.
              (A WHOLLY OWNED SUBSIDIARY OF MS ACQUISITION CORP.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

9. INCOME TAXES (CONTINUED)
     The income tax provision (benefit) comprises the following:

                                                                YEAR ENDED DECEMBER 31,
                                                              ----------------------------
                                                               1993       1994       1995
                                                              ------     ------     ------
        Current income taxes payable......................    $1,201     $3,252     $2,782
        Deferred income taxes.............................      (271)       748       (905)
                                                              ------     ------     ------
                                                              $  930     $4,000     $1,877
                                                              ======     ======     ======

     Deferred tax assets and liabilities are comprised of the following:

                                                                          DECEMBER 31,
                                                                        ----------------
                                                                         1994      1995
                                                                        ------    ------
        DEFERRED TAX ASSETS
        Workers' compensation........................................   $1,145    $1,105
        Other........................................................      699       727
                                                                        ------    ------
          Gross deferred tax assets..................................    1,844     1,832
                                                                        ------    ------
        DEFERRED TAX LIABILITIES
        Depreciation.................................................    9,135     8,494
        Inventory....................................................    1,243     1,225
        Deferred costs and other.....................................      732       519
                                                                        ------    ------
          Gross deferred tax liabilities.............................   11,110    10,238
                                                                        ------    ------
        Net deferred tax liability...................................   $9,266    $8,406
                                                                        ======    ======

     Effective January 1, 1993, the Company prospectively adopted the provisions of FAS 109. The impact of adoption of this standard was to reduce retained earnings by $4,771.

     A reconciliation of the U.S. federal statutory rate to the Company's effective rate is as follows:

                                                                     YEAR ENDED DECEMBER
                                                                             31,
                                                                    ----------------------
                                                                    1993     1994     1995
                                                                    ----     ----     ----
        U.S. federal statutory rate..............................   35.0%    35.0%    35.0%
        Effect of graduated rates................................   (1.0)             (1.0)
        Non-deductible goodwill..................................   14.8      2.7      4.2
        Reversal of tax reserves no longer required..............            (2.9)    (2.7)
        Effect of 1% increase (decrease) in federal rate on
          deferred tax balances..................................             2.5     (3.9)
        Other....................................................    1.6      0.5     (2.6)
                                                                    ----     ----     ----
                                                                    50.4%    37.8%    29.0%
                                                                    ====     ====     ====

10. CONTINGENCIES AND LEASE COMMITMENT

     The Company leases a production facility under a lease agreement accounted for as an operating lease. The lease agreement calls for annual rent of approximately $594 through December 1997 and provides for three five-year renewal options. Additionally, the Company leases certain machinery and equipment under

                             AETNA INDUSTRIES, INC.
              (A WHOLLY OWNED SUBSIDIARY OF MS ACQUISITION CORP.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

10. CONTINGENCIES AND LEASE COMMITMENT (CONTINUED) operating leases. Future minimum rental payments on the machinery and equipment are as follows: 1996 -- $151; 1997 -- $134; 1998 -- $73; 1999 -- $12.

11. LONG-TERM DEBT

     A summary of long-term debt is as follows:

                                                                         DECEMBER 31,
                                                                      ------------------
                                                                       1994       1995
                                                                      -------    -------
        Note payable to bank in quarterly principal installments of
          $1,250 and a final payment of $3,500 originally due
          October 31, 1996, refinanced on May 2, 1996. The note
          bears interest at the prime rate (8.5% at December 31,
          1995) plus 2.0%..........................................   $12,250    $ 7,250
        Note payable to bank under an equipment loan facility
          payable in quarterly principal installments of $336 and a
          final payment of $64 due on June 30, 1995................       400
        Note payable to bank under a revolving line of credit
          facility. The note bears interest at the prime rate (8.5%
          at December 31, 1995) plus 1.5%..........................     9,833     11,049
                                                                      -------    -------
                                                                       22,483     18,299
        Less -- current portion....................................    (5,400)    (2,500)
                                                                      -------    -------
                                                                      $17,083    $15,799
                                                                      =======    =======

     At December 31, 1995 and 1994, the Company had $9,799 and $9,833, respectively, outstanding under a revolving line of credit facility whereby it may borrow, based upon available collateral, up to $25,000. The Company is charged a monthly fee equal to 0.5% per annum of the average daily unused credit facility. All assets of the Company are pledged as collateral for the debt agreements. As part of this credit facility, the Company had available a $1,500 letter of credit facility from the same bank. At December 31, 1995, $1,370 of letters of credit were outstanding which, if exercised, bear interest at 1.5% over the bank's prime rate.

     On May 2, 1996, the Company executed a new credit agreement relating to a working capital facility. Under this new credit agreement, the Company may borrow, based upon available collateral as defined in the agreement (principally inventory, tooling and accounts receivable), up to $35,000 at either (i) a Floating Rate, defined as the greater of the Prime Rate or the sum of 1.0% plus the Federal Funds Rate, or (ii) a Eurodollar Rate plus a margin agreed to by the banks. The Company is also charged a monthly fee equal to 0.5% per annum of the daily average unused amount of the credit agreement.

     As part of the new credit agreement discussed above, the Company has available at May 2, 1996, a $3,000 letter of credit facility under which the bank will issue irrevocable standby letters of credit. Such irrevocable standby letters of credit, if exercised, bear interest at either the Floating Rate or the Eurodollar Rate, as defined above. The credit facility is due to expire on May 2, 1997, but may be extended by the consent of both parties.

     In connection with the execution of this credit agreement, the Company repaid the remaining note payable to bank due October 31, 1996 and the note payable to bank under a revolving line of credit facility which aggregated $29,054 on May 2, 1996, with the borrowings under its new credit agreement. As a result of

                             AETNA INDUSTRIES, INC.
              (A WHOLLY OWNED SUBSIDIARY OF MS ACQUISITION CORP.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

11. LONG-TERM DEBT (CONTINUED)
the new credit agreement, amounts outstanding at December 31, 1995 under the prior credit agreement and revolving line of credit have been classified as long-term.

     The new credit agreement contains, among other provisions, covenants relating to the ratios of (i) debt to earnings before income taxes, interest and depreciation and amortization (EBITDA) and (ii) interest expense to EBITDA.

     Unamortized commitment and legal fees of $315 and $692 at December 31, 1995 and 1994, respectively, relating to the long-term debt have been deferred and are being amortized over the term of the debt agreements using the interest method. As a result of the execution of the new credit agreement, the remaining unamortized commitment and legal fees were charged to expense in 1996.

12. THE TRANSACTIONS

     On August 13, 1996, the Company's parent, MS Acquisition completed a recapitalization. MS Acquisition amended its charter to provide for the reclassification of its capital stock into two new classes of common stock (voting and non-voting) (together, New Common) and a new class of preferred stock (New Preferred). Existing MS Acquisition stockholders exchanged their existing MS Acquisition shares, pro rata, for New Common and New Preferred. Citibank Venture Capital, Ltd. purchased shares of New Preferred and New Common for $10,000 in cash from the existing MS Acquisition stockholders. MS Acquisition formed Aetna Holdings, Inc. (Holdings) and contributed to Holdings all of the capital stock to the Company. Holdings then purchased from existing stockholders approximately 61% of their existing MS Acquisition stock in exchange for (i) $11,064 in cash and (ii) $8,731 in principal amount of 11.0% junior subordinated debentures of Holdings due in 2007. In addition, MS Acquisition paid approximately (i) $651 in cash to terminate certain employee options. The former stockholders retained (i) $2.36 million in stated value of New Preferred and (ii) shares of New Common representing 20.6% of the New Common on a fully diluted basis.

     In connection with this recapitalization, the MS Acquisition, the Company and NBD Bank amended and restated the Company's existing working capital facility with NBD Bank. The covenants described in Note 11 remained substantially unchanged.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Stockholders of
MS Acquisition Corp.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and of cash flows present fairly, in all material respects, the financial position of MS Acquisition Corp. and its subsidiaries at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Note 9 to the consolidated financial statements, the Company changed its method of accounting for income taxes in the year ended December 31, 1993.

Price Waterhouse LLP
Detroit, Michigan
February 12, 1996, except for
Notes 12 and 13 which are as of May 2, 1996 and August 13, 1996, respectively

                              MS ACQUISITION CORP.

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                              DECEMBER 31,
                                                                          --------------------     JUNE 30,
                                                                            1994        1995         1996
                                                                          --------    --------    -----------
                                                                                                  (UNAUDITED)
ASSETS
Current assets
  Cash..................................................................  $    163    $    291     $     311
  Accounts receivable (less allowance for doubtful accounts of $158,
    $240 and $265, respectively)........................................    28,638      28,522        33,960
  Inventories...........................................................     9,410       8,659         9,795
  Tooling...............................................................       869       2,658         1,579
  Prepaid income taxes..................................................       359         360
  Prepaid expenses......................................................       196         142           373
  Deferred income taxes.................................................       277         518           759
                                                                          --------    --------      --------
      Total current assets..............................................    39,912      41,150        46,777
                                                                          --------    --------      --------
Property, plant and equipment
  Land..................................................................     1,652       1,652         1,588
  Buildings and improvements............................................    11,386      11,082        10,831
  Machinery and equipment...............................................    50,417      54,480        61,690
  Construction-in-progress..............................................     3,090       9,434         4,832
                                                                          --------    --------      --------
      Total property, plant and equipment...............................    66,545      76,648        78,941
  Less -- accumulated depreciation......................................   (22,862)    (27,775)      (30,383)
                                                                          --------    --------      --------
      Net property, plant and equipment.................................    43,683      48,873        48,558
                                                                          --------    --------      --------
Other assets
  Deferred costs and other assets.......................................     2,359       1,644         1,375
  Cost in excess of net assets acquired.................................    27,377      26,575        26,175
                                                                          --------    --------      --------
      Total other assets................................................    29,736      28,219        27,550
                                                                          --------    --------      --------
                                                                          $113,331    $118,242     $ 122,885
                                                                          ========    ========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable......................................................  $ 28,612    $ 31,566     $  31,095
  Accrued expenses......................................................     9,205      10,109        10,876
  Current portion of long-term debt.....................................     5,400       2,500
                                                                          --------    --------      --------
      Total current liabilities.........................................    43,217      44,175        41,971
                                                                          --------    --------      --------
Long-term debt, less current portion....................................    17,083      15,799        18,976
                                                                          --------    --------      --------
Subordinated debt.......................................................    40,661      41,942        42,743
                                                                          --------    --------      --------
Deferred income taxes...................................................     9,543       8,924         8,987
                                                                          --------    --------      --------
Commitments and contingencies (Note 10)
Redeemable preferred stock
  Series A, -- $.01 par value; 80,168 shares authorized, issued and
    outstanding.........................................................         1           1             1
  Series B, -- $.01 par value; 250,000 shares authorized; 49,251,
    68,341, and 78,917 shares issued and outstanding, respectively......         1                         1
  Additional paid-in capital............................................     2,097       2,407         2,578
Stockholders' equity
  Class A, common stock -- $.01 par value; 1,040,000 shares authorized;
    525,000 shares issued and outstanding...............................         5           5             5
  Class B, common stock -- $.01 par value; 1,040,000 shares authorized,
    400,000 shares issued and outstanding...............................         4           4             4
  Additional paid-in capital............................................    14,991      14,991        14,991
  Accumulated deficit...................................................    (6,996)     (2,730)          (96)
  Fair market value in excess of historical cost of net assets acquired
    from entities partially under common control........................    (7,276)     (7,276)       (7,276)
                                                                          --------    --------      --------
                                                                               728       4,994         7,628
                                                                          --------    --------      --------
                                                                          $113,331    $118,242     $ 122,885
                                                                          ========    ========      ========

          See accompanying notes to consolidated financial statements.

                              MS ACQUISITION CORP.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (AMOUNTS IN THOUSANDS)

                                                                                   SIX MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,               JUNE 30,
                                             --------------------------------    --------------------
                                               1993        1994        1995        1995        1996
                                             --------    --------    --------    --------    --------
                                                                                     (UNAUDITED)
Net sales.................................   $162,908    $204,850    $211,905    $119,111    $114,944
Cost of sales.............................    139,499     172,428     183,542     100,321      98,472
Selling, general and administrative
  expenses................................     12,544      12,898      13,331       6,835       7,371
                                             --------    --------    --------    --------    --------
Operating income..........................     10,865      19,524      15,032      11,955       9,101
                                             --------    --------    --------    --------    --------
Interest expense, net.....................      9,020       8,929       8,579       4,246       4,132
                                             --------    --------    --------    --------    --------
  Income before cumulative effect of
     change in method of accounting and
     income taxes.........................      1,845      10,595       6,453       7,709       4,969
Income tax provision......................        930       4,000       1,877       2,243       2,163
                                             --------    --------    --------    --------    --------
  Income before cumulative effect of
     change in method of accounting.......        915       6,595       4,576       5,466       2,806
Cumulative effect of change in method of
  accounting for income taxes.............     (4,771)
                                             --------    --------    --------    --------    --------
  Net income (loss).......................   $ (3,856)   $  6,595    $  4,576    $  5,466    $  2,806
                                             ========    ========    ========    ========    ========

          See accompanying notes to consolidated financial statements.

                              MS ACQUISITION CORP.

                      CONSOLIDATED STATEMENTS OF CASH FLOW
                             (AMOUNTS IN THOUSANDS)

                                                                                    SIX MONTHS ENDED
                                                    YEAR ENDED DECEMBER 31,             JUNE 30,
                                                -------------------------------    ------------------
                                                 1993        1994        1995       1995       1996
                                                -------    --------    --------    -------    -------
                                                                                      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)............................   $(3,856)   $  6,595    $  4,576    $ 5,466    $ 2,806
Adjustments to reconcile net income (loss) to
  net cash provided by operating activities
  --
  Depreciation and amortization..............     6,009       6,150       6,579      3,426      3,558
  Deferred interest..........................     3,249       2,995       1,281        (65)       801
  Deferred income taxes......................     7,129         748        (860)                  178
  Other......................................    (2,116)
  Changes in assets and liabilities
     Accounts receivable.....................    (1,148)     (6,159)        116     (4,967)    (5,438)
     Inventories.............................    (3,538)       (503)        750        881     (1,136)
     Tooling.................................                 3,830      (1,790)      (470)     1,079
     Income taxes refundable.................                  (360)
     Prepaid expenses........................      (119)         38          54         29       (231)
     Income taxes payable....................       305        (761)                  (530)
     Accounts payable........................     5,118       9,073       2,954      2,214       (471)
     Accrued expenses........................     2,483         394         904       (172)       767
                                                -------    --------    --------    -------    -------
       NET CASH PROVIDED BY OPERATING
          ACTIVITIES.........................    13,516      22,040      14,564      5,812      1,913
                                                -------    --------    --------    -------    -------
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment,
  net........................................    (3,474)     (6,125)    (10,103)    (4,966)    (2,732)
Other, net...................................      (863)       (329)       (149)                  162
                                                -------    --------    --------    -------    -------
       NET CASH USED FOR INVESTING
          ACTIVITIES.........................    (4,337)     (6,454)    (10,252)    (4,966)    (2,570)
                                                -------    --------    --------    -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on long-term debt, net....    (9,401)    (15,433)     (4,184)    (2,900)    (7,250)
Net increase in line of credit...............                                        2,396      7,927
                                                -------    --------    --------    -------    -------
       NET CASH PROVIDED BY (USED FOR)
          FINANCING ACTIVITIES...............    (9,401)    (15,433)     (4,184)      (504)       677
                                                -------    --------    --------    -------    -------
Net increase (decrease) in cash..............      (222)        153         128        342         20
Cash -- beginning of year....................       232          10         163        163        291
                                                -------    --------    --------    -------    -------
Cash -- end of period........................   $    10    $    163    $    291    $   505    $   311
                                                =======    ========    ========    =======    =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION
Cash paid during the year for interest.......   $ 5,850    $ 12,027    $  4,480
                                                =======    ========    ========
Cash paid during the year for income taxes...   $   788    $  4,350    $  2,750
                                                =======    ========    ========

          See accompanying notes to consolidated financial statements.

                              MS ACQUISITION CORP.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                         (DOLLAR AMOUNTS IN THOUSANDS)

1. SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

     Description of operations and major customers

     MS Acquisition Corp. (MS Acquisition or the Company) was formed for the sole purpose of purchasing Aetna Industries, Inc. (Aetna) and does not have any significant assets or liabilities, other than all of the outstanding common stock of Aetna and two series of mandatorily redeemable preferred stock described in Note 7 below.

     The Company's primary business operations are, through its wholly owned subsidiary Aetna, the manufacture of automotive stampings and assemblies used as original equipment components by North American automotive manufacturers in the production of sport utility vehicles, mini-vans, other light trucks and passenger cars.

     The Company's financial condition and results of operations depend significantly on two major automotive manufacturers, Chrysler Corporation (Chrysler) and General Motors Corporation (GM). Following is a summary of net production sales to such key customers, as a percentage of net production sales:

                                                                YEAR ENDED               SIX MONTHS
                                                               DECEMBER 31,            ENDED JUNE 30,
                                                         ------------------------      --------------
                                                         1993      1994      1995      1995      1996
                                                         ----      ----      ----      ----      ----
                                                                                        (UNAUDITED)
Chrysler..............................................    59%        62%      60%       63%       59%
GM....................................................    39         35       36        33        36
Other.................................................     2          3        4         4         5
                                                         ---        ---      ---       ---       ---
                                                         100%       100%     100%      100%      100%
                                                         ===        ===      ===       ===       ===

     Principles of consolidation

     The consolidated financial statements include the accounts of the Company, Aetna and a foreign sales corporation which is a wholly owned subsidiary of Aetna. All significant intercompany transactions and account balances have been eliminated in consolidation.

     Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and cash equivalents

     The Company considers cash on hand, deposits in banks and short-term marketable securities with maturities of 90 days or less as cash and cash equivalents for the purpose of the statement of cash flows.

     Financial instruments

     With the exception of long-term debt and stockholders' equity, the Company records all financial instruments, including accounts receivable and accounts payable, at cost, which approximates market value.

                              MS ACQUISITION CORP.

                         (DOLLAR AMOUNTS IN THOUSANDS)

1. SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Revenue recognition

     Revenue from sales and the corresponding receivables are recorded upon shipment of product to the customer.

     Inventories

     Inventories of stampings and assemblies are valued at the lower of cost, determined by the last-in, first-out (LIFO) method, or market. Inventories of purchased parts and purchased labor are valued at the lower of cost, as determined by the first-in, first-out (FIFO) method, or market.

     Property, plant and equipment

     Property, plant and equipment are stated at cost. The Company provides for depreciation principally using the straight-line method over the following estimated useful lives:

                                                                                 YEARS
                                                                                -------
        Buildings and improvements...........................................   20 - 30
        Machinery and equipment..............................................    5 - 15

     Upon retirement or disposal, the asset cost and related accumulated depreciation is removed from the accounts and the net amount, less proceeds, is charged or credited to income. Expenditures for renewals and betterments are capitalized. Expenditures for maintenance and repairs are charged against income as incurred.

     Cost in excess of net assets acquired

     Cost in excess of net assets acquired is being amortized over forty years using the straight-line method. Accumulated amortization aggregated $4,674, $5,475 and $5,875 at December 31, 1994 and 1995 and June 30, 1996, respectively. The Company periodically evaluates the eventual recoverability of the cost in excess of net assets acquired based on estimated future operating results and cash flows.

     Start-up and preoperating expenses

     Incremental costs incurred relating to the start-up of a new production facility have been capitalized as deferred costs and are being amortized over a five-year period commencing January 1992. Accumulated amortization aggregated $1,271, $1,694 and $1,906 at December 31, 1994 and 1995 and June 30, 1996,
respectively.

     Income taxes

     Income tax provisions are based upon Statement of Financial Accounting Standards No. 109, (FAS 109), "Accounting for Income Taxes". Deferred tax assets and liabilities are provided for the expected future tax consequence of temporary differences between the carrying amounts and the tax basis of the Company's assets and liabilities. Prior to January 1, 1993, the Company utilized the provisions of Accounting Principles Bulletin No. 11, "Accounting for Income Taxes" and provided deferred taxes on nonpermanent differences between financial statement and taxable income.

     Interim financial information

     The accompanying unaudited interim consolidated financial statements do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the

                              MS ACQUISITION CORP.

                         (DOLLAR AMOUNTS IN THOUSANDS)

1. SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

opinion of the Company, all adjustments, consisting of only normal, recurring adjustments, necessary to present the financial position of the Company at June 30, 1996 and the results of its operations and its cash flows for the six months ended June 30, 1995 and 1996 have been included. Operating results for the interim periods are not necessarily indicative of results that may be expected for the year ending December 31, 1996.

2. INVENTORIES

     Inventories are comprised of the following:

                                                               DECEMBER 31,
                                                             -----------------     JUNE 30,
                                                              1994      1995         1996
                                                             ------    -------    -----------
                                                                                  (UNAUDITED)
        Inventories valued at LIFO
          Raw materials...................................   $3,516     $2,034       $2,355
          Work-in-process.................................    2,624      2,989        3,607
          Finished goods..................................    1,818      2,273        2,151
                                                             ------     ------       ------
                                                              7,958      7,296        8,113
          LIFO reserve....................................     (240)      (240)        (240)
                                                             ------     ------       ------
                                                              7,718      7,056        7,873
                                                             ------     ------       ------
        Inventories valued at FIFO
          Purchased parts and purchased labor.............    1,692      1,603        1,922
                                                             ------     ------       ------
        Total inventories.................................   $9,410     $8,659       $9,795
                                                             ======     ======       ======

3. ACCRUED EXPENSES

     Accrued expenses are comprised of the following:

                                                               DECEMBER 31,
                                                             -----------------     JUNE 30,
                                                              1994      1995         1996
                                                             ------    -------    -----------
                                                                                  (UNAUDITED)
        Accrued workers' compensation expense.............   $2,666    $ 2,618      $ 3,024
        Other.............................................    6,539      7,491        7,852
                                                             ------    -------      -------
                                                             $9,205    $10,109      $10,876
                                                             ======    =======      =======

4. SUBORDINATED DEBT

     Subordinated debt at December 31, 1994 and 1995 and June 30, 1996 consists of $30,500 of principal and $10,161, $11,442 and $12,243 of deferred interest, respectively. The principal of $30,500 consists of two 14.0% notes payable by the Company in two annual aggregate principal payments of $6,100 commencing March 1, 1997 with a final payment of $18,300 on March 1, 1999. Payments of interest accrued from 1990 to 1995 were deferred until the Company has available cash flows as defined in the agreements. As a result, $2,995 and $1,281 of interest expense on subordinated debt incurred during 1994 and 1995, respectively, have been included with subordinated debt as a noncurrent liability. The deferred interest bears interest at a rate of 14.0%. Based upon quoted market prices for similar debt, the fair value of the subordinated debt approximated $45,000 at December 31, 1995.

                              MS ACQUISITION CORP.

                         (DOLLAR AMOUNTS IN THOUSANDS)

SUBORDINATED DEBT (CONTINUED)
     The subordinated debt agreements contain, among other provisions, covenants relating to the levels of operating income and net worth and the ratio of operating income to interest expense.

     Unamortized commitment and legal fees of $267 and $203 at December 31, 1994 and 1995, respectively, relating to the subordinated debt have been deferred and are being amortized over the term of the debt agreements using the interest method.

5. RELATED PARTY TRANSACTIONS

     The Company leases certain real property from a stockholder at less than fair market value rates under lease agreements expiring in 2006. Approximately $2,425, which represents the present value at the date of acquisition of the favorable lease terms using a 13.0% interest rate, has been recorded as property, plant and equipment and is being amortized on a straight-line basis over the lease terms. Rent expense under these lease agreements aggregated $879, $919 and $965 during 1993, 1994 and 1995, respectively. Future minimum rental payments due under these lease agreements are as follows:

            YEAR ENDING
            DECEMBER 31,
            ------------
            1996.......................................................   $ 1,018
            1997.......................................................       892
            1998.......................................................       937
            1999.......................................................       984
            2000.......................................................     1,033
            Thereafter.................................................     7,378
                                                                          -------
                                                                          $12,242
                                                                          =======

     The Company has a management agreement with a related party whereby it is charged an annual fee of $250 for management services. The management fees for the years ended December 31, 1994 and 1995 were recorded and paid during the year. Due to reaching selected thresholds and other measurements, the Company recorded management fees aggregating $750 including $500 for 1991 and 1992, during the year ended December 31, 1993.

6. REDEEMABLE PREFERRED STOCK

     During 1991, the Company issued shares of Series A preferred stock for $1,300. Series A shares of preferred stock have full voting rights with cumulative dividends payable at 14.0% in the form of cash or shares of Series B preferred stock. Series B shares of preferred stock are nonvoting with cumulative dividends payable at 14.0%. Stock dividends of Series B preferred stock, valued at $235, $270, $310 and $172, were declared and issued to the Series A and Series B preferred stockholders during 1993, 1994, 1995 and the six months ended June 30, 1996, respectively. In addition, preferred stockholders would receive additional dividends per share equal to any common stock dividends declared.

     Shares of Series A and Series B preferred stock are redeemable, at the option of the preferred stockholders, at $16.2162 per share plus accrued dividends provided that such redemption is permitted under the Company's long-term debt and subordinated debt agreements. All shares of Series B preferred stock must be redeemed before any shares of Series A preferred stock can be redeemed. Shares of Series A and Series B preferred stock have liquidation preferences on $16.2162 per share plus accrued dividends.

     The Company's ability to pay dividends is solely dependent upon the results of operations and financial condition of Aetna.

                              MS ACQUISITION CORP.

                         (DOLLAR AMOUNTS IN THOUSANDS)

7. STOCKHOLDERS' EQUITY

     The changes in stockholders' equity were as follows:

                                                                                     FAIR MARKET
                                                                                      VALUE IN
                                     CLASS     CLASS                   RETAINED       EXCESS OF
                                       A         B        CAPITAL      EARNINGS      HISTORICAL        TOTAL
                                     COMMON    COMMON    IN EXCESS    (ACCUMULATED     COST OF      STOCKHOLDERS'
                                     STOCK     STOCK      OF PAR       DEFICIT)      NET ASSETS        EQUITY
                                     ------    ------    ---------    ----------     ----------     -----------
Balance at January 1, 1993........     $5        $4      $ 14,991     $  (9,230)      $(7,276)       $ (1,506)

                                     ----      ----      --------      --------       -------        --------
     Net loss.....................                                       (3,856)                       (3,856)
     Preferred dividends..........                                         (235)                         (235)

                                     ----      ----      --------      --------       -------        --------
Balance at December 31, 1993......      5         4        14,991       (13,321)       (7,276)         (5,597)

                                     ----      ----      --------      --------       -------        --------
     Net income...................                                        6,595                         6,595
     Preferred dividends..........                                         (270)                         (270)

                                     ----      ----      --------      --------       -------        --------
Balance at December 31, 1994......      5         4        14,991        (6,996)       (7,276)            728

                                     ----      ----      --------      --------       -------        --------
     Net income...................                                        4,576                         4,576
     Preferred dividends..........                                         (310)                         (310)

                                     ----      ----      --------      --------       -------        --------
Balance at December 31, 1995......      5         4        14,991        (2,730)       (7,276)          4,994

                                     ----      ----      --------      --------       -------        --------
(Unaudited)
     Net income...................                                        2,806                         2,806
     Preferred dividends..........                                         (172)                         (172)

                                     ----      ----       --------     --------       -------        --------
     Balance at June 30, 1996.....     $5        $4       $ 14,991     $    (96)      $(7,276)       $  7,628
                                     ====      ====       ========     ========       =======        ========

     The shares of Class A common stock have full voting rights. The shares of Class B common stock are nonvoting and are convertible into shares of Class A common stock at the option of the holder on a one-for-one basis. Dividends cannot be declared on shares of Class A or Class B common stock until all accrued dividends on preferred stock have been paid.

     The Company has a stock option plan under which options for a maximum of 115,000 shares of Class A common stock may be issued. As of December 31, 1995, 96,000 options have been granted at a per share price of $16.2162 of which 70,450 options are exercisable and none have been exercised.

     The Company has agreements with each of its management stockholders whereby the Company has an option to purchase the shares of common stock owned by the management stockholder upon the management stockholder's death, disability or other termination of employment at a specified purchase price, as defined in the agreements. In addition, the management stockholders have the right, commencing April 1994, to put their shares to the Company whereby the purchase price is the greater of a formula based on the Company's earnings or stockholders' equity book value, as defined in the agreements.

     Certain stockholders of the Company were also stockholders of the predecessor company prior to the acquisition by MS Acquisition Corp. Due to this partial continuation of control, the acquisition was recorded by the Company using a combination of (1) the historical basis to the extent of continuing ownership and

                              MS ACQUISITION CORP.

                         (DOLLAR AMOUNTS IN THOUSANDS)

8. EMPLOYEE BENEFIT PLANS

     The Company has four defined benefit pension plans covering the majority of its hourly employees. The Company's funding policy is to fund costs as required under the Employee Retirement Income Security Act of 1974, as amended. The plans' assets are invested in a master trust.

     The following table sets forth the plans' funded status and amounts recognized in the Company's consolidated balance sheets at December 31, 1994 and 1995:

                                                            DECEMBER 31,           DECEMBER 31,
                                                                1994                   1995
                                                            ------------    --------------------------
                                                               ASSETS         ASSETS       ACCUMULATED
                                                               EXCEED         EXCEED        BENEFITS
                                                            ACCUMULATED     ACCUMULATED      EXCEED
                                                              BENEFITS       BENEFITS        ASSETS
                                                            ------------    -----------    -----------
Actuarial present value of benefit obligations
Accumulated benefit obligation, including vested benefits
  of $1,068, $278 and $1,063, respectively...............      $1,138         $ 1,145         $ 287
                                                               ======         =======        ======
Plan assets at fair value................................      $1,171         $ 1,157         $ 277
Projected benefit obligation for service rendered to
  date...................................................       1,138           1,145           287
                                                               ------         -------        ------
Plan assets in excess of (less than) projected benefit
  obligation.............................................          33              12           (10)
Unrecognized loss from prior experience..................         521             426           142
                                                               ------         -------        ------
Prepaid pension cost included in deferred costs and other
  assets.................................................      $  554         $   438         $ 132
                                                               ======         =======        ======
     Weighted average discount rate......................        8.75%           7.00%         7.00%
                                                               ======         =======        ======
     Estimated long-term rate of return on assets........        9.50%           9.50%         9.50%
                                                               ======         =======        ======

                                                                          YEAR ENDED DECEMBER
                                                                                  31,
                                                                         ----------------------
                                                                         1993    1994     1995
                                                                         ----    -----    -----
Pension costs include:
  Service cost........................................................   $ 97    $ 116    $ 102
  Interest cost.......................................................     80       92       88
  Actual return on assets.............................................     (3)     126      262
  Net amortization....................................................    (94)    (233)    (360)
                                                                         -----   ------   ------
                                                                         $ 80    $ 101    $  92
                                                                         =====   ======   ======

     The Company also maintains a 401(k) plan for all eligible nonunion employees, and a 401(k) plan for certain union employees not covered by the defined benefit plans above. During the years ended December 31, 1993, 1994 and 1995, the Company incurred $37, $101 and $130, respectively, of expense related to 401(k) plans.

                              MS ACQUISITION CORP.

                         (DOLLAR AMOUNTS IN THOUSANDS)

9. INCOME TAXES

     The income tax provision (benefit) comprises the following:

                                                                        YEAR ENDED DECEMBER 31,
                                                                       --------------------------
                                                                        1993      1995      1994
                                                                       ------    ------    ------
Current income taxes payable........................................   $1,201    $3,252    $2,782
Deferred income taxes...............................................     (271)      748      (905)
                                                                       -------   -------   -------
                                                                       $  930    $4,000    $1,877
                                                                       =======   =======   =======

     Deferred tax assets and liabilities are comprised of the following:

                                                                               DECEMBER 31,
                                                                            -------------------
                                                                             1994        1995
                                                                            -------     -------
    DEFERRED TAX ASSETS
    Workers' compensation................................................   $ 1,145     $ 1,105
    Other................................................................       699         727
                                                                            -------     -------
      Gross deferred tax assets..........................................     1,844       1,832
                                                                            -------     -------
    DEFERRED TAX LIABILITIES
    Depreciation.........................................................     9,135       8,494
    Inventory............................................................     1,243       1,225
    Deferred costs and other.............................................       732         519
                                                                            -------     -------
      Gross deferred tax liabilities.....................................    11,110      10,238
                                                                            -------     -------
    Net deferred tax liability...........................................   $ 9,266     $ 8,406
                                                                            =======     =======

     Effective January 1, 1993, the Company prospectively adopted the provisions of FAS 109. The impact of adoption of this standard was to reduce retained earnings by $4,771.

     A reconciliation of the U.S. federal statutory rate to the Company's effective rate is as follows:

                                                                            YEAR ENDED DECEMBER
                                                                                    31,
                                                                           ----------------------
                                                                           1993     1994     1995
                                                                           ----     ----     ----
    U.S. federal statutory rate.........................................   35.0%    35.0%    35.0%
    Effect of graduated rates...........................................   (1.0)             (1.0)
    Non-deductible goodwill.............................................   14.8      2.7      4.2
    Reversal of tax reserves no longer required.........................            (2.9)    (2.7)
    Effect of 1% increase (decrease) in federal rate on deferred tax
      balances..........................................................             2.5     (3.9)
    Other...............................................................    1.6      0.5     (2.6)
                                                                           ----     ----     ----
                                                                           50.4%    37.8%    29.0%
                                                                           ====     ====     ====

10. CONTINGENCIES AND LEASE COMMITMENT

     The Company leases a production facility under a lease agreement accounted for as an operating lease. The lease agreement calls for annual rent of approximately $594 through December 1997 and provides for three five-year renewal options. Additionally, the Company leases certain machinery and equipment under operating leases. Future minimum rental payments on the machinery and equipment are as follows: 1996 -- $151; 1997 -- $134; 1998 -- $73; 1999 -- $12.

                              MS ACQUISITION CORP.

                         (DOLLAR AMOUNTS IN THOUSANDS)

11. SUMMARIZED FINANCIAL INFORMATION OF AETNA

                                                                     DECEMBER 31,
                                                                  ------------------      JUNE 30,
                                                                   1994       1995          1996
                                                                  -------    -------    ------------
                                                                                        (UNAUDITED)
Balance Sheet
  Current assets...............................................   $39,912    $41,150      $ 46,777
  Noncurrent assets............................................    73,419     77,092        76,108
  Current liabilities..........................................    43,217     44,175        41,971
  Noncurrent liabilities.......................................    67,287     66,665        70,706

                                                                                   SIX MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,               JUNE 30,
                                             --------------------------------    --------------------
                                               1993        1994        1995        1995        1996
                                             --------    --------    --------    --------    --------
                                                                                     (UNAUDITED)
Net sales.................................   $162,908    $204,850    $211,905    $119,111    $114,944
Gross profit..............................     23,409      32,422      28,363      18,790      16,472
Income before cumulative effect of change
  in accounting principle.................        915       6,595       4,576       5,466       2,806

12. LONG-TERM DEBT

     A summary of long-term debt is as follows:

                                                                                DECEMBER 31,
                                                                             ------------------
                                                                              1994       1995
                                                                             -------    -------
Note payable to bank in quarterly principal installments of $1,250 and a final payment of $3,500 originally due October 31, 1996, refinanced on
  May 2, 1996. The note bears interest at the prime rate (8.5% at December
  31, 1995) plus 2.0%.....................................................   $12,250    $ 7,250
Note payable to bank under an equipment loan facility payable in quarterly principal installments of $336 and a final payment of $64 due on June
  30, 1995................................................................       400
Note payable to bank under a revolving line of credit facility. The note bears interest at the prime rate (8.5% at December 31, 1995) plus
  1.5%....................................................................     9,833     11,049
                                                                             --------   --------
                                                                              22,483     18,299
Less -- current portion...................................................    (5,400)    (2,500)
                                                                             --------   --------
                                                                             $17,083    $15,799
                                                                             ========   ========

     At December 31, 1995 and 1994, the Company had $9,799 and $9,833, respectively, outstanding under a revolving line of credit facility whereby it may borrow, based upon available collateral up to $25,000. The Company is charged a monthly fee equal to 0.5% per annum of the average daily unused credit facility. All assets of the Company are pledged as collateral for the debt agreements. As part of this credit facility, the Company had available a $1,500 letter of credit facility from the same bank. At December 31, 1995, $1,370 of letters of credit were outstanding which, if exercised, bear interest at 1.5% over the bank's prime rate.

     On May 2, 1996, the Company executed a new credit agreement relating to a working capital facility. Under this new credit agreement, the Company may borrow, based upon available collateral as defined in the agreement (principally inventory, tooling and accounts receivable), up to $35,000 at either (i) a Floating Rate, defined as the greater of the Prime Rate or the sum of 1.0% plus the Federal Funds Rate, or (ii) a

                              MS ACQUISITION CORP.

                         (DOLLAR AMOUNTS IN THOUSANDS)

12. LONG-TERM DEBT (CONTINUED)
Eurodollar Rate plus a margin agreed to by the banks. The Company is also charged a monthly fee equal to 0.5% per annum of the daily average unused amount of the credit agreement.

     As part of the new credit agreement discussed above, the Company has available at May 2, 1996, a $3,000 letter of credit facility under which the bank will issue irrevocable standby letters of credit. Such irrevocable standby letters of credit, if exercised, bear interest at either the Floating Rate or the Eurodollar Rate, as defined above. The credit facility is due to expire on May 2, 1997, but may be extended by the consent of both parties.

     In connection with the execution of this credit agreement, the Company repaid the remaining note payable to bank due October 31, 1996 and the note payable to bank under a revolving line of credit facility which aggregated $29,054 on May 2, 1996, with the borrowings under its new credit agreement. As a result of the new credit agreement, amounts outstanding at December 31, 1995 under the prior credit agreement and revolving line of credit have been classified as long-term.

     The new credit agreement contains, among other provisions, covenants relating to the ratios of (i) debt to earnings before income taxes, interest and depreciation and amortization (EBITDA) and (ii) interest expense to EBITDA.

     Unamortized commitment and legal fees of $315 and $692 at December 31, 1995 and 1994, respectively, relating to the long-term debt have been deferred and are being amortized over the term of the debt agreements using the interest method. As a result of the execution of the new credit agreement, the remaining unamortized commitment and legal fees will be charged to expense in 1996.

13. THE TRANSACTIONS

     On August 13, 1996, the Company completed a recapitalization. The Company amended its charter to provide for the reclassification of its capital stock into two classes of common stock (voting and non-voting) (together, New Common) and a new class of preferred stock (New Preferred). Existing stockholders exchanged their existing MS Acquisition shares, pro rata, for New Common and New Preferred. Citibank Venture Capital, Ltd. purchased shares of New Preferred and New Common for $10,000 in cash from the existing stockholders. MS Acquisition formed Aetna Holdings, Inc. (Holdings) and contributed to Holdings all of the capital stock of Aetna. Holdings then purchased from existing stockholders approximately 61% of their existing capital stock of the Company in exchange for
(i) $11,064 in cash and (ii) $8,731 in principal amount of 11.0% junior subordinated debentures of Newco due in 2007. In addition, the Company paid approximately $651 in cash to terminate certain employee options. The former stockholders retained (i) $2.36 million in stated value of New Preferred and
(ii) shares of New Common representing 20.6% of the New Common on a fully diluted basis.

     In connection with this recapitalization, the Company and NBD Bank will amend and restate the Company's existing working capital facility with NBD Bank. The covenants described in Note 12 above remained substantially unchanged.

                             AETNA INDUSTRIES, INC.
                             (AMOUNTS IN THOUSANDS)

           PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL DATA

The following unaudited pro forma condensed consolidated financial information (the "Pro Forma Statements") is based upon the historical financial statements of the Company for the year ended December 31, 1995 and the six months ended June 30, 1996 included elsewhere in this Prospectus adjusted to give effect to the Transactions, including (i) the Offering and (ii) the Recapitalization. The Pro Forma Unaudited Condensed Consolidated Statement of Operations Data give effect to the Transactions as if they had occurred as of January 1, 1995 and the Pro Forma Unaudited Consolidated Balance Sheet Data give effect to the Transactions as if they had occurred as of June 30, 1996. The Transactions and the related adjustments are described in the accompanying notes. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The Pro Forma Statements do not purport to represent what the Company's results of operations or financial condition would actually have been had the Transactions in fact occurred on such dates or to project the Company's results of operations or financial condition for any future period or date. The Pro Forma Statements should be read in conjunction with the historical consolidated financial statements of the Company included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

                                                                   YEAR ENDED DECEMBER 31, 1995
                                                              --------------------------------------
                                                               ACTUAL     ADJUSTMENTS      PRO FORMA
                                                              --------    -----------      ---------
PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
Net sales..................................................   $211,905      $    --        $ 211,905
Cost of sales..............................................    183,542                       183,542
Selling, general and administrative expenses...............     13,331         (128)(a)       13,203
                                                              --------        -----         --------
Operating profit...........................................     15,032         (128)          15,160
                                                              --------        -----         --------
Interest expense, net......................................      8,579        1,515 (b)       10,094
                                                              --------        -----         --------
Income (loss) before income taxes..........................      6,453        1,387            5,066
                                                              --------        -----         --------
  Income tax provision (benefit)...........................      1,877          485 (c)        1,392
                                                              --------        -----         --------
     Net income............................................   $  4,576      $   902        $   3,674
                                                              --------        -----         --------
     Dividends paid to Holdings............................                   1,015 (d)        1,015
                                                              --------        -----         --------
     Net increase in retained earnings.....................   $  4,576      $ 1,917        $   2,659
                                                              ========        =====         ========

                                                                  SIX MONTHS ENDED JUNE 30, 1996
                                                              --------------------------------------
                                                               ACTUAL     ADJUSTMENTS      PRO FORMA
                                                              --------    -----------      ---------
Net sales..................................................   $114,944      $    --        $ 114,944
Cost of sales..............................................     98,472                        98,472
Selling, general and administrative expenses...............      7,371          (64)(a)        7,307
                                                              --------        -----         --------
Operating profit...........................................      9,101          (64)           9,165
                                                              --------        -----         --------
Interest expense, net......................................      4,132          915 (b)        5,047
                                                              --------        -----         --------
Income (loss) before income taxes..........................      4,969          851            4,118
                                                              --------        -----         --------
  Income tax provision (benefit)...........................      2,163          298 (c)        1,865
                                                              --------        -----         --------
     Net income............................................   $  2,806      $   553        $   2,253
                                                              --------        -----         --------
     Dividends paid to Holdings............................                     508 (d)          508
                                                              --------        -----         --------
     Net increase in retained earnings.....................   $  2,806      $11,061        $   1,745
                                                              ========        =====         ========

    See notes to the pro forma unaudited condensed consolidated statement of operations.

NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA

     (a) The pro forma adjustments to selling, general and administrative expenses reflect the following:

                                                             YEAR ENDED        SIX MONTHS ENDED
                                                          DECEMBER 31, 1995     JUNE 30, 1996
                                                          -----------------    ----------------
        Elimination of the management fees............          $(250)             $   (125)
        Elimination of amortization on prior debt
          issuance costs..............................           (378)                 (189)
        Amortization associated with the estimated
          debt issuance costs related to the Offering
          (estimated).................................            500                   250
                                                              -------                ------
                                                                $(128)             $    (64)
                                                              =======                ======

     (b) The pro forma adjustments to interest expense reflect the following:

                                                             YEAR ENDED        SIX MONTHS ENDED
                                                          DECEMBER 31, 1995     JUNE 30, 1996
                                                          -----------------    ----------------
        Elimination of historical interest expense on
          existing borrowings..........................        $(8,579)            $ (4,132)
        Interest on the Notes at an interest rate of
          11 7/8%......................................         10,094                5,047
                                                               -------               ------
                                                               $ 1,515             $    915
                                                               =======               ======

     (c) The pro forma adjustments to income taxes reflect the effect of the transactions discussed above using a 35% income tax rate.

     (d) The pro forma adjustments to dividends reflects the following:

                                                             YEAR ENDED        SIX MONTHS ENDED
                                                          DECEMBER 31, 1995     JUNE 30, 1996
                                                          -----------------    ----------------
        Dividend to Holdings to fund cash interest on
          the Junior Subordinated Debentures and
          unfunded contractual obligations (i).........        $ 1,015             $    508
                                                               =======               ======

          (i) To the extent dividends by the Company to Holdings to fund cash interest payments on the Junior Subordinated Debentures and cash payments on the unfunded contractual obligations to former option holders are permitted under the Indenture and the Senior Revolving Credit Facility, interest on the Junior Subordinated Debentures and the contractual obligations will be funded by cash dividends by the Company to Holdings.

              PRO FORMA UNAUDITED CONSOLIDATED BALANCE SHEET DATA

                                                                 AT JUNE 30, 1996
                                            -----------------------------------------------------------
                                                                                                 PRO
                                             ACTUAL     OFFERING      RECAPITALIZATION          FORMA
                                            --------    --------      ----------------         --------
ASSETS
Current assets
  Cash....................................  $    311    $ 80,000 (a)      $(11,715)(g)
                                                         (63,142)(c)
                                                          (1,747)(d)
                                                            (816)(e)                           $  2,891
  Accounts receivable, net................    33,960                                             33,960
  Inventories.............................     9,795                                              9,795
  Tooling.................................     1,579                                              1,579
  Prepaid expenses........................       373                                                373
  Deferred income taxes...................       759                                                759
                                            --------    --------        ----------             --------
  Total current assets....................    46,777      14,295           (11,715)              49,357
                                            --------    --------        ----------             --------
  Property, plant and equipment, net......    48,558                                             48,558
  Other assets............................    27,550       5,000 (a)
                                                            (335)(b)                             32,215
                                            --------    --------        ----------             --------
  Total assets............................  $122,885    $ 18,960          $(11,715)            $130,130
                                            ========    ========        ==========             ========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
  Accounts payable and accrued expenses...  $ 41,971    $   (118)(b)      $     --             $ 39,068
                                                          (1,423)(c)
                                                            (611)(d)
                                                            (588)(e)
                                                            (163)(f)
                                            --------    --------        ----------             --------
  Total current liabilities...............    41,971      (2,903)                                39,068
                                            --------    --------        ----------             --------
Long-term debt:
  Notes...................................                85,000 (a)                             85,000
  Senior Revolving Credit Facility........    18,976     (18,976)(c)
  Subordinated debt.......................    42,743     (42,743)(c)
  Deferred income taxes...................     8,987                                              8,987
                                            --------    --------        ----------             --------
  Total liabilities.......................   112,677      20,378                                133,055
                                            --------    --------        ----------             --------
Stockholder's equity
  Contributed capital.....................     9,024                                              9,024
  Retained earnings (accumulated
     deficit).............................     1,184        (217)(b)       (11,715)(g)(h)       (11,949)
                                                          (1,136)(d)
                                                            (228)(e)
                                                             163 (f)
                                            --------    --------        ----------             --------
                                              10,208      (1,418)          (11,715)              (2,925)
                                            --------    --------        ----------             --------
                                            $122,885    $ 18,960          $(11,715)            $130,130
                                            ========    ========        ==========             ========

        See notes to the pro forma unaudited consolidated balance sheet.

                             AETNA INDUSTRIES, INC.

          NOTES TO THE PRO FORMA UNAUDITED CONSOLIDATED BALANCE SHEET
                             (AMOUNTS IN THOUSANDS)

OFFERING

     (a) To reflect the issuance of the Notes as follows:

        Estimated net proceeds.............................................   $ 80,000
        Estimated debt issuance costs......................................      5,000
                                                                               -------
        Notes..............................................................   $ 85,000
                                                                               =======

     (b) To writeoff the unamortized debt issuance costs relating to prior debt issuances, net of applicable income taxes at 35%:

        Debt issuance costs (other assets).................................   $    335
        Accounts payable and accrued expenses..............................       (118)
        Retained earnings (accumulated deficit)............................       (217)

     (c) To reflect the repayments on existing debt from the proceeds of the
         Offering:

        Subordinated debt..................................................   $ 42,743
        Interest on subordinated debt......................................      1,423
        Senior Revolving Credit Facility...................................     18,976
                                                                              --------
                                                                              $ 63,142
                                                                              ========

     (d) To reflect the prepayment penalty associated with early retirement of the subordinated debt, net of applicable income taxes at 35%.

        Cash................................................................   $ 1,747
        Accounts payable and accrued expenses...............................   $  (611)
        Retained earnings (accumulated deficit).............................   $(1,136)

     (e) To reflect the payment of certain one time costs associated with the
         Offering:

        Cash.................................................................   $(816)
        Accounts payable and accrued expenses................................     588
        Retained earnings (accumulated deficit)..............................     228

     (f) To reflect the reversal of management fees previously accrued which will be forgiven, net of applicable income taxes at 35%.

        Accounts payable and accrued expenses................................   $(163)
        Retained earnings (accumulated deficit)..............................     163

       The pro forma statement of operations data above excludes the effect of non-recurring charges of $1,744, net of applicable taxes, relating to the transactions discussed in (b), (d), (e) and (f).

RECAPITALIZATION

     (g) To reflect the dividend paid to Holdings to fund the cash portion of the Holdings Consideration:

        Dividend to Newco..................................................   $ 11,715
        Retained earnings (accumulated deficit)............................   $(11,715)

     (h) Up to $2.5 million in aggregate principal amount of the Junior Subordinated Debentures will be required to be redeemed by Holdings from time to time, to the extent that cash dividends from the Company to fund such redemptions are permitted to be paid by the Indenture and Senior Revolving Credit Facility. The pro forma unaudited consolidated balance sheet data does not include the potential dividends payable of $2.5 million.

                              MS ACQUISITION CORP.
                             (AMOUNTS IN THOUSANDS)

           PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL DATA

The following unaudited pro forma condensed consolidated financial information (the "Pro Forma Statements") is based upon the historical financial statements of MS Acquisition for the year ended December 31, 1995 and the six months ended June 30, 1996 included elsewhere in this Prospectus adjusted to give effect to the Transactions, including (i) the Offering and (ii) the Recapitalization. The Pro Forma Unaudited Condensed Consolidated Statement of Operations Data give effect to the Transactions as if they had occurred as of January 1, 1995 and the Pro Forma Unaudited Consolidated Balance Sheet Data give effect to the Transactions as if they had occurred as of June 30, 1996. The Transactions and the related adjustments are described in the accompanying notes. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The Pro Forma Statements do not purport to represent what MS Acquisition's results of operations or financial condition would actually have been had the Transactions in fact occurred on such dates or to project MS Acquisition's results of operations or financial condition for any future period or date. The Pro Forma Statements should be read in conjunction with the historical consolidated financial statements of MS Acquisition included elsewhere in this Prospectus.

                                                                   YEAR ENDED DECEMBER 31, 1995
                                                              --------------------------------------
                                                               ACTUAL     ADJUSTMENTS      PRO FORMA
                                                              --------    -----------      ---------
PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
Net sales..................................................   $211,905      $    --        $ 211,905
Cost of sales..............................................    183,542                       183,542
Selling, general and administrative expenses...............     13,331         (128)(a)       13,203
                                                              --------      -------        ---------
Operating profit...........................................     15,032         (128)          15,160
                                                              --------      -------        ---------
Interest expense, net......................................      8,579        2,530(b)        11,109
                                                              --------      -------        ---------
Income (loss) before income taxes..........................      6,453        2,402            4,051
                                                              --------      -------        ---------
  Income tax provision (benefit)...........................      1,877          841(c)         1,036
                                                              --------      -------        ---------
     Net income............................................   $  4,576      $ 1,561        $   3,015
                                                              --------      -------        ---------
     Preferred dividends...................................        310          955(d)         1,265
                                                              --------      -------        ---------
     Net income attributable to common stockholders........   $  4,266      $ 2,516        $   1,750
                                                              ========      =======        =========

                                                                  SIX MONTHS ENDED JUNE 30, 1996
                                                              --------------------------------------
                                                               ACTUAL     ADJUSTMENTS      PRO FORMA
                                                              --------    -----------      ---------
Net sales..................................................   $114,944      $    --        $ 114,944
Cost of sales..............................................     98,472                        98,472
Selling, general and administrative expenses...............      7,371          (64)(a)        7,307
                                                              --------      -------        ---------
Operating profit...........................................      9,101          (64)           9,165
                                                              --------      -------        ---------
Interest expense, net......................................      4,132        1,423(b)         5,555
                                                              --------      -------        ---------
Income (loss) before income taxes..........................      4,969        1,359            3,610
                                                              --------      -------        ---------
  Income tax provision (benefit)...........................      2,163          476(c)         1,687
                                                              --------      -------        ---------
     Net income............................................   $  2,806      $   883        $   1,923
                                                              --------      -------        ---------
     Preferred dividends...................................        172          461(d)           633
                                                              --------      -------        ---------
     Net income attributable to common stockholders........   $  2,634      $ 1,344        $   1,290
                                                              ========      =======        =========

    See notes to the pro forma unaudited condensed consolidated statement of operations.

NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA

     (a) The pro forma adjustments to selling, general and administrative expenses reflect the following:

                                                             YEAR ENDED        SIX MONTHS ENDED
                                                          DECEMBER 31, 1995     JUNE 30, 1996
                                                          -----------------    ----------------
        Elimination of the management fees............          $(250)             $   (125)
        Elimination of amortization on prior debt
          issuance costs..............................           (378)                 (189)
        Amortization associated with the estimated
          debt issuance costs related to the Offering
          (estimated).................................            500                   250
                                                               ------              --------
                                                                $(128)             $    (64)
                                                               ======              ========

     (b) The pro forma adjustments to interest expense reflect the following:

                                                             YEAR ENDED        SIX MONTHS ENDED
                                                          DECEMBER 31, 1995     JUNE 30, 1996
                                                          -----------------    ----------------
        Elimination of historical interest expense on
          existing borrowings..........................        $(8,579)            $ (4,132)
        Interest on the Notes at an interest rate of
          11 7/8%......................................         10,094                5,047
        Interest on Junior Subordinated Debentures and
          unfunded contractual obligations.............          1,015                  508
                                                               -------             --------
                                                               $ 2,530             $  1,423
                                                               =======             ========

     (c) The pro forma adjustments to income taxes reflect the effect of the transactions discussed above using a 35% income tax rate.

     (d) The pro forma adjustments to preferred dividends reflect the following:

                                                             YEAR ENDED        SIX MONTHS ENDED
                                                          DECEMBER 31, 1995     JUNE 30, 1996
                                                          -----------------    ----------------
        Elimination of historical preferred dividends
          to Series A and Series B preferred
          stockholders.................................        $  (310)             $ (172)
        Preferred dividends associated with New
          Preferred Stock..............................          1,265                 633
                                                               -------              ------
                                                               $   955              $  461
                                                               =======              ======

                              MS ACQUISITION CORP.

              PRO FORMA UNAUDITED CONSOLIDATED BALANCE SHEET DATA

                                                                 AT JUNE 30, 1996
                                            -----------------------------------------------------------
                                                                                                 PRO
                                             ACTUAL     OFFERING      RECAPITALIZATION          FORMA
                                            --------    --------      ----------------         --------
ASSETS
Current assets
  Cash....................................  $    311    $ 80,000(a)       $(11,715)(g)
                                                         (63,142)(c)        10,000(h)
                                                          (1,747)(d)       (10,000)(i)
                                                            (816)(e)                           $  2,891
  Accounts receivable, net................    33,960                                             33,960
  Inventories.............................     9,795                                              9,795
  Tooling.................................     1,579                                              1,579
  Prepaid expenses........................       373                                                373
  Deferred income taxes...................       759                                                759
                                            ----------  --------        ----------             ----------
  Total current assets....................    46,777      14,295           (11,715)              49,357
                                            ----------  --------        ----------             ----------
  Property, plant and equipment, net......    48,558                                             48,558
  Other assets............................    27,550       5,000(a)
                                                            (335)(b)                             32,215
                                            ----------  --------        ----------             ----------
  Total assets............................  $122,885    $ 18,960          $(11,715)            $130,130
                                            ==========  ========        ==========             ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable and accrued expenses...  $ 41,971    $   (118)(b)      $    498(i)          $ 39,566
                                                          (1,423)(c)
                                                            (611)(d)
                                                            (588)(e)
                                                            (163)(f)
                                            ----------  --------        ----------             ----------
  Total current liabilities...............    41,971      (2,903)              498               39,566
                                            ----------  --------        ----------             ----------
Long-term debt:
  Notes...................................                85,000(a)                              85,000
  Senior Revolving Credit Facility........    18,976     (18,976)(c)
  Subordinated debt.......................    42,743     (42,743)(c)
  Junior Subordinated Debentures..........                                   8,731(i)             8,731
  Deferred income taxes...................     8,987                                              8,987
                                            ----------  --------        ----------             ----------
  Total liabilities.......................   112,677      20,378             9,229              142,284
                                            ----------  --------        ----------             ----------
Redeemable preferred stock................     2,580
                                                                             9,000(h)            11,496
                                                                             2,496(i)
                                                                            (2,580)(j)
Stockholders' equity
  Common stock............................        10                         1,000(h)
                                                                               268(i)             1,278
                                                                                                 14,990
  Additional paid in capital..............    14,990
  Fair market value in excess of
     historical cost......................    (7,276)                                            (7,276)
  Accumulated deficit.....................       (96)       (217)(b)       (11,715)(g)          (32,642)
                                                          (1,136)(d)       (21,993)(i)
                                                            (228)(e)         2,580(j)
                                                             163(f)
                                            ----------  --------        ----------             ----------
                                               7,628      (1,418)          (29,860)             (23,650)
                                            ----------  --------        ----------             ----------
                                            $122,885    $ 18,960          $(11,715)            $130,130
                                            ==========  ========        ==========             ==========

        See notes to the pro forma unaudited consolidated balance sheet.

                              MS ACQUISITION CORP.

          NOTES TO THE PRO FORMA UNAUDITED CONSOLIDATED BALANCE SHEET
                             (AMOUNTS IN THOUSANDS)

OFFERING

     (a) To reflect the issuance of the Notes as follows:

        Estimated net proceeds.............................................   $ 80,000
        Estimated debt issuance costs......................................      5,000
                                                                               -------
        Notes..............................................................   $ 85,000
                                                                               =======

     (b) To writeoff the unamortized debt issuance costs relating to prior debt issuances, net of applicable income taxes at 35%:

        Debt issuance costs (other assets).................................   $    335
        Accounts payable and accrued expenses..............................       (118)
        Retained earnings (accumulated deficit)............................       (217)

     (c) To reflect the repayments on existing debt from the proceeds of the
         Offering:

        Subordinated debt..................................................   $ 42,743
        Interest on subordinated debt......................................      1,423
        Senior Revolving Credit Facility...................................     18,976
                                                                              --------
                                                                              $ 63,142
                                                                              ========

     (d) To reflect the prepayment penalty associated with early retirement of the subordinated debt, net of applicable income taxes at 35%.

        Cash...............................................................   $  1,747
        Accounts payable and accrued expenses..............................   $   (611)
        Retained earnings (accumulated deficit)............................   $ (1,136)

     (e) To reflect the payment of certain one time costs associated with the
         Offering:

        Cash...............................................................   $   (816)
        Accounts payable and accrued expenses..............................        588
        Retained earnings (accumulated deficit)............................        228

     (f) To reflect the reversal of management fees previously accrued which will be forgiven, net of applicable income taxes at 35%.

        Accounts payable and accrued expenses..............................   $   (163)
        Retained earnings (accumulated deficit)............................        163

       The pro forma statement of operations data above excludes the effect of non-recurring charges of $1,744, net of applicable taxes, relating to the transactions discussed in (b), (d), (e) and (f).

RECAPITALIZATION

     (g) To reflect the dividend paid to Holdings to fund the cash portion of the Holdings Consideration:

        Dividend to Newco..................................................   $ 11,715
        Retained earnings (accumulated deficit)............................   $(11,715)

     (h) To reflect the capital contribution by CVC:

        Redeemable preferred stock.........................................   $ (9,000)
        Common stock.......................................................     (1,000)
                                                                              --------
        Cash...............................................................   $(10,000)
                                                                              ========

                              MS ACQUISITION CORP.

                             (amounts in thousands)

     (i) To reflect the merger consideration provided to existing stockholders:

        Cash................................................................   $10,000
        Junior Subordinated Notes due 2007..................................     8,731
        Unfunded promise to pay.............................................       498
        New Preferred Stock to existing stockholders........................     2,496
        New Common Stock to existing stockholders, net......................       268
                                                                               -------
        Paid-in capital.....................................................   $21,993
                                                                               =======

     (j) To reflect the retirement of the existing MS Acquisition preferred stock:

        Preferred stock.....................................................   $(2,578)
                                                                               =======
        Additional paid-in capital..........................................   $ 2,578
                                                                               =======

================================================================================
     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAINED HEREIN OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY INITIAL PURCHASER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Available Information.................     i
Summary...............................     1
Risk Factors..........................     9
Use of Proceeds.......................    13
Capitalization........................    13
Selected Financial Data...............    14
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................    16
The Exchange Offer....................    20
Business..............................    26
Management............................    34
Beneficial Ownership of Capital
  Stock...............................    39
Capitalization........................    40
Certain Relationships and
  Transactions........................    45
Description of Senior Revolving Credit
  Facility............................    46
Description of Notes..................    48
Book Entry; Delivery and Form.........    73
Certain Federal Income Tax
  Consequences........................    74
Plan of Distribution..................    75
Legal Matters.........................    76
Experts...............................    76
Index to Financial Statements.........   F-1

================================================================================


================================================================================

                                  $85,000,000

                                   AETNA LOGO

                         11 7/8% SENIOR NOTES DUE 2006

                                  ------------

                                   PROSPECTUS

                                  ------------

                           OFFER TO EXCHANGE 11 7/8%
                             SENIOR NOTES DUE 2006
                            FOR 11 7/8% SENIOR NOTES
                                    DUE 2006
                               SEPTEMBER   , 1996

================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify any person under such section in connection with an action or suit by or in the right of the corporation to procure judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect thereof of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. A Delaware corporation must indemnify any person against expenses (including attorneys' fees) actually and reasonably incurred by such person who was successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. A Delaware corporation may pay for the expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it ultimately shall be determined that he or she is not entitled to be indemnified by the corporation.

     The By-laws of Aetna Industries, Inc. (the "Company"), MS Acquisition Corp., a co-registrant ("MS Acquisition"), and Aetna Holdings, Inc., a co-registrant ("Holdings"), each of which is a Delaware corporation, provide for indemnification of directors and officers consistent with that permitted by
Section 145 of the DGCL. The By-laws of Aetna Export Sales Corp., a co-registrant and a U.S. Virgin Islands corporation, provides for indemnification of directors and officers, substantially to the same extent and under the same conditions that such indemnification is permitted under Section 145 of the DGCL.

     Section 102(b)(7) of the DGCL provides that a Delaware corporation may in its certificate of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: for any breach of the director's duty of loyalty to the corporation or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation and the Certificate of the Incorporation of Holdings eliminate the liability of a director for monetary damages for breach of fiduciary duty as a director unless such director is liable (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Similarly, the Restated Certificate of Incorporation of MS Acquisition provides that to the fullest extent permitted by the DGCL, as may be amended, the liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director will be eliminated.

     The DGCL permits a Delaware corporation to purchase insurance on behalf of directors and officers against any liability asserted against directors and officers and incurred by such persons in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify directors and officers against such liability. None of the co-registrants has purchased such insurance.

     The foregoing summaries of the DGCL and the charters and the by-laws of the co-registrants are qualified in their entirety by reference to the relevant provisions of the DGCL and by reference to the relevant provisions of the charters (filed as Exhibits 3.1 to 3.4) and by-laws (filed as Exhibits 3.5 to 3.8) of the co-registrants.

     See Item 22 for a statement of the co-registrants' undertaking as to the Securities and Exchange Commission's position respecting indemnification for liabilities arising under the Securities Act of 1933, as amended.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:

EXHIBIT                                                                                SEQUENTIAL
NUMBER                             DESCRIPTION OF EXHIBITS                              PAGE NO.
- ------    --------------------------------------------------------------------------   ----------
  3.1     Certificate of Incorporation of Aetna Industries, Inc. (the "Company")
  3.2     Amended and Restated Certificate of Incorporation of MS Acquisition Corp.
          ("MS Acquisition")
  3.3     Certificate of Incorporation of Aetna Holdings, Inc. ("Holdings")
  3.4     Certificate of Incorporation of Aetna Export Sales Corp. ("Export")
  3.5     By-laws of the Company
  3.6     By-laws of MS Acquisition
  3.7     By-laws of Holdings
  3.8     By-laws of Export
  4       Indenture dated as of August 1, 1996 by and among the Company, Holdings,
          MS Acquisition, Export and Norwest Bank Minnesota, National Association,
          as Trustee
  5       Opinion of Morgan, Lewis & Bockius LLP*
  8       Opinion of Morgan, Lewis & Bockius LLP regarding tax matters*
 10.1     Recapitalization and Stock Purchase Agreement dated as of August 13, 1996 among Citicorp Venture Capital, Ltd., MS Acquisition and the stockholders listed therein*
 10.2     Stock Purchase Agreement dated as of August 13, 1996 among MS Acquisition,
          Holdings and the stockholders and optionees listed therein*
 10.3     Credit Agreement dated as of May 2, 1996 among MS Acquisition, the
          Company, and NBD Bank, as Lender and Agent (the "Credit Agreement")
 10.4     First Amendment to Credit Agreement dated as of August 13, 1996
 10.5     Security Agreement dated as of May 2, 1996 by the Company in favor of NBD
          Bank, as Lender and Agent
 10.6     Security Agreement dated as of May 2, 1996 by Export in favor of NBD Bank, as Lender and Agent
 10.7     Pledge Agreement and Irrevocable Proxy dated as of May 2, 1996 by the
          Company in favor of NBD Bank, as Lender and Agent

EXHIBIT                                                                                SEQUENTIAL
NUMBER                             DESCRIPTION OF EXHIBITS                              PAGE NO.
- ------    --------------------------------------------------------------------------   ----------
 10.8     Registration Rights Agreement dated as of August 13, 1996 by and among the
          Company, MS Acquisition, Holdings, Export and the Initial Purchasers
 10.9     Stockholders Agreement dated as of August 13, 1996 among MS Acquisition and its stockholders
 10.10    Registration Rights Agreement dated as of August 13, 1996 among MS
          Acquisition and its stockholders
 10.11    Management Agreement dated as of August 13, 1996 by and between MS
          Acquisition and the Company
 10.12    Form of 11% Junior Subordinated Promissory Notes Due 2007 of Holdings
          dated August 13, 1996
 10.13    Agreement to Indemnify dated as of August 13, 1996 between the Company and each of R. Epker, R. Small, J. Bakken, D. Thal and J. Singer*
 10.14    Amended and Restated Executive Stock Option Plan of MS Acquisition
 10.15    Form of Stock Option Agreement
 10.16    Form of Employment Agreement dated as of August 13, 1996 among the
          Company, MS Acquisition and Ueli Spring*
 10.17    Employment Agreement dated as of August 13, 1996 among the Company, MS
          Acquisition and Harold Brown
 10.18    Employment Agreement dated as of August 13, 1996 among the Company, MS
          Acquisition and Gary Easterly
 10.19    Form of Purchase Order with General Motors Corporation
 10.20    Form of Purchase Order with Chrysler Corporation
 12       Statement of Ratio of Earnings to Fixed Charges
 21       Subsidiary of the Company
 23.1     Consent of Morgan, Lewis & Bockius LLP (included in Exhibits 5 and 8)
 23.2     Consent of Price Waterhouse LLP for the Company
 23.3     Consent of Price Waterhouse LLP for MS Acquisition
 24       Power of Attorney (included on signature page)
 25       Statement of Eligibility and Qualification, Form T-1, of Norwest Bank
          Minnesota, National Association
 27       Financial Data Schedules
 99.1     Form of Letter of Transmittal
 99.2     Form of Notice of Guaranteed Delivery

- ------------------------------

* To be filed by amendment.

     (b) Financial Statement Schedules

     None.

     All financial statement schedules are omitted as they are not applicable or the required information is included in the consolidated financial statements of the registrants.

ITEM 22. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the co-registrants pursuant to the provisions described under Item 20 or otherwise, the co-registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a co-registrant of expenses incurred or paid by a director, officer or controlling person of such co-registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such co-registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned co-registrants hereby undertake:

     To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York,
State of New York, on the      day of September, 1996.

                                          AETNA INDUSTRIES, INC.

                                          By: /s/ UELI SPRING

                                            ------------------------------------
                                            Ueli Spring
                                            President and
                                            Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below appoints Ueli Spring and Harold Brown, any of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities at the above-named registrant and on the date indicated.

              SIGNATURE                               TITLE                         DATE
- -------------------------------------   ----------------------------------   -------------------
           /s/ UELI SPRING              Director, President and Chief         September   , 1996
- -------------------------------------   Executive Officer
             Ueli Spring                (principal executive officer)
          /s/ HAROLD BROWN              Director, Chief Financial Officer,    September   , 1996
- -------------------------------------   Vice President, Finance and
            Harold Brown                Secretary
                                        (principal financial and
                                        accounting officer)
         /s/ MICHAEL DELANEY            Director                              September   , 1996
- -------------------------------------
           Michael Delaney
           /s/ DAVID HOWE               Director                              September   , 1996
- -------------------------------------
             David Howe
          /s/ JOHN WURSTER              Director                              September   , 1996
- -------------------------------------
            John Wurster

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York,
State of New York, on the      day of September, 1996.

                                          MS ACQUISITION CORP.

                                          By: /s/ UELI SPRING

                                            ------------------------------------
                                            Ueli Spring
                                            President and
                                            Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below appoints Ueli Spring and Harold Brown, any of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities at the above-named registrant and on the date indicated.

              SIGNATURE                               TITLE                         DATE
- -------------------------------------   ----------------------------------   -------------------
           /s/ UELI SPRING              Director, President and Chief         September   , 1996
- -------------------------------------   Executive Officer
             Ueli Spring                (principal executive officer)
          /s/ HAROLD BROWN              Director, Chief Financial Officer,    September   , 1996
- -------------------------------------   Vice President, Finance and
            Harold Brown                Secretary
                                        (principal financial and
                                        accounting officer)
         /s/ MICHAEL DELANEY            Director                              September   , 1996
- -------------------------------------
           Michael Delaney
           /s/ DAVID HOWE               Director                              September   , 1996
- -------------------------------------
             David Howe
          /s/ JOHN WURSTER              Director                              September   , 1996
- -------------------------------------
            John Wurster

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York,
State of New York, on the      day of September, 1996.

                                          AETNA HOLDINGS, INC.

                                          By: /s/ UELI SPRING

                                            ------------------------------------
                                            Ueli Spring
                                            President and
                                            Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below appoints Ueli Spring and Harold Brown, any of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities at the above-named registrant and on the date indicated.

              SIGNATURE                               TITLE                         DATE
- -------------------------------------   ----------------------------------   -------------------
           /s/ UELI SPRING              Director, President and Chief         September   , 1996
- -------------------------------------   Executive Officer
             Ueli Spring                (principal executive officer)
          /s/ HAROLD BROWN              Director, Chief Financial Officer,    September   , 1996
- -------------------------------------   Vice President, Finance and
            Harold Brown                Secretary
                                        (principal financial and
                                        accounting officer)
         /s/ MICHAEL DELANEY            Director                              September   , 1996
- -------------------------------------
           Michael Delaney
           /s/ DAVID HOWE               Director                              September   , 1996
- -------------------------------------
             David Howe
          /s/ JOHN WURSTER              Director                              September   , 1996
- -------------------------------------
            John Wurster

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York,
State of New York, on the      day of September, 1996.

                                          AETNA EXPORT SALES CORP.

                                          By: /s/ UELI SPRING

                                            ------------------------------------
                                            Ueli Spring
                                            President

                               POWER OF ATTORNEY

     Each person whose signature appears below appoints Ueli Spring and Harold Brown, any of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities at the above-named registrant and on the date indicated.

              SIGNATURE                               TITLE                         DATE
- -------------------------------------   ----------------------------------   -------------------
           /s/ UELI SPRING              Director and President                September   , 1996
- -------------------------------------   (principal executive officer)
             Ueli Spring
          /s/ HAROLD BROWN              Director, Treasurer and Secretary     September   , 1996
- -------------------------------------   (principal financial and
            Harold Brown                accounting officer)
        /s/ EDWARD J. ROGERS            Director                              September   , 1996
- -------------------------------------
          Edward J. Rogers
         /s/ GRAHAM J. DUNN             Director                              September   , 1996
- -------------------------------------
           Graham J. Dunn

                                 EXHIBIT INDEX

EXHIBIT                                                                                SEQUENTIAL
NUMBER                             DESCRIPTION OF EXHIBITS                              PAGE NO.
- ------    --------------------------------------------------------------------------   ----------
  3.1     Certificate of Incorporation of Aetna Industries, Inc. (the "Company")
  3.2     Amended and Restated Certificate of Incorporation of MS Acquisition Corp.
          ("MS Acquisition")
  3.3     Certificate of Incorporation of Aetna Holdings, Inc. ("Holdings")
  3.4     Certificate of Incorporation of Aetna Export Sales Corp. ("Export")
  3.5     By-laws of the Company
  3.6     By-laws of MS Acquisition
  3.7     By-laws of Holdings
  3.8     By-laws of Export
  4       Indenture dated as of August 1, 1996 by and among the Company, Holdings,
          MS Acquisition, Export and Norwest Bank Minnesota, National Association,
          as Trustee
  5       Opinion of Morgan, Lewis & Bockius LLP*
  8       Opinion of Morgan, Lewis & Bockius LLP regarding tax matters*
 10.1     Recapitalization and Stock Purchase Agreement dated as of August 13, 1996 among Citicorp Venture Capital, Ltd., MS Acquisition and the stockholders listed therein*
 10.2     Stock Purchase Agreement dated as of August 13, 1996 among MS Acquisition,
          Holdings and the stockholders and optionees listed therein*
 10.3     Credit Agreement dated as of May 2, 1996 among MS Acquisition, the
          Company, and NBD Bank, as Lender and Agent (the "Credit Agreement")
 10.4     First Amendment to Credit Agreement dated as of August 13, 1996
 10.5     Security Agreement dated as of May 2, 1996 by the Company in favor of NBD
          Bank, as Lender and Agent
 10.6     Security Agreement dated as of May 2, 1996 by Export in favor of NBD Bank, as Lender and Agent
 10.7     Pledge Agreement and Irrevocable Proxy dated as of May 2, 1996 by the
          Company in favor of NBD Bank, as Lender and Agent
 10.8     Registration Rights Agreement dated as of August 13, 1996 by and among the
          Company, MS Acquisition, Holdings, Export and the Initial Purchasers
 10.9     Stockholders Agreement dated as of August 13, 1996 among MS Acquisition and its stockholders
 10.10    Registration Rights Agreement dated as of August 13, 1996 among MS
          Acquisition and its stockholders
 10.11    Management Agreement dated as of August 13, 1996 by and between MS
          Acquisition and the Company
 10.12    Form of 11% Junior Subordinated Promissory Notes Due 2007 of Holdings
          dated August 13, 1996
 10.13    Agreement to Indemnify dated as of August 13, 1996 between the Company and each of R. Epker, R. Small, J. Bakken, D. Thal and J. Singer*
 10.14    Amended and Restated Executive Stock Option Plan of MS Acquisition
 10.15    Form of Stock Option Agreement
 10.16    Employment Agreement dated as of August 13, 1996 among the Company, MS
          Acquisition and Ueli Spring

EXHIBIT                                                                                SEQUENTIAL
NUMBER                             DESCRIPTION OF EXHIBITS                              PAGE NO.
- ------    --------------------------------------------------------------------------   ----------
 10.17    Employment Agreement dated as of August 13, 1996 among the Company, MS
          Acquisition and Harold Brown
 10.18    Employment Agreement dated as of August 13, 1996 among the Company, MS
          Acquisition and Gary Easterly
 10.19    Form of Purchase Order with General Motors Corporation
 10.20    Form of Purchase Order with Chrysler Corporation
 12       Statement of Ratio of Earnings to Fixed Charges
 21       Subsidiary of the Company
 23.1     Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5)
 23.2     Consent of Price Waterhouse LLP for the Company
 23.3     Consent of Price Waterhouse LLP for MS Acquisition
 24       Power of Attorney (included on signature page)
 25       Statement of Eligibility and Qualification on Form T-1 of Norwest Bank
          Minnesota, National Association
 27       Financial Data Schedules
 99.1     Form of Letter of Transmittal
 99.2     Form of Notice of Guaranteed Delivery

- ------------------------------
* To be filed by amendment.

     (b) Financial Statement Schedules

     None.

     All financial statement schedules are omitted as they are not applicable or the required information is included in the consolidated financial statements of the registrants.